   As filed with the Securities and Exchange Commission on December 17, 1999.
                                                    Registration No. 333-88629

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                 AMENDMENT No. 1
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NET VALUE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7319
            (Primary Standard Industrial Classification Code Number)

                                   65-0867684
                     (I.R.S. Employer Identification Number)


                               1085 Mission Street
                             San Francisco, CA 94103
                                 (415) 575-4755
               (Address, Including Zip Code, and Telephone Number,

        Including Area Code, of Registrant's Principal Executive Offices)


                                 Andrew P. Panzo
                             Chief Executive Officer

                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102
                                 (215) 564-9190
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                           Michael C. Forman, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                            Proposed                Proposed
                                                             Maximum                 Maximum          Amount of
Title of Each Class of Securities      Amount To Be      Offering Price             Aggregate       Registration
        to be Registered                Registered          Per Share            Offering Price          Fee
====================================================================================================================
Common Stock, $.001 par value            3,722,560           $4.375                $16,286,200        $4,527.56
====================================================================================================================


         The registration fee calculated above was previously paid at the time of the initial filing of this registration statement. This registration statement registers the resale of 3,722,560 shares of common stock offered by selling stockholders, as follows:


         o 2,358,160 shares issuable upon conversion of 4,824 shares of our Series B Convertible Preferred Stock;

         o 295,040 shares issuable upon exercise of the warrants held by the holders of shares of our Series B Convertible Preferred Stock; and

         o 1,069,360 shares of common stock presently held by three other selling stockholders.


         In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.


         The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. These estimates were calculated based on the average of the bid and ask prices for our common stock on the NASDAQ Over-the-Counter Bulletin Board Trading System on October 6, 1999.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Dated December 17, 1999


                              SUBJECT TO COMPLETION

                                   PROSPECTUS
                                3,722,560 SHARES

                            NET VALUE HOLDINGS, INC.

                                  COMMON STOCK


         The following stockholders are offering and selling up to 3,722,560 shares of our common stock:


                                    Sven Behrendt
                                    Juergen Jaekel
                                    Gary E. Markman
                                    Tonga Partners, LP
                                    Yeoman Ventures, Ltd.
                                    Lightline Limited
                                    Little Wing LP
                                    Little Wing Too LP
                                    Tradewinds Fund, LLC
                                    JDN Partners, LP
                                    Bayhill Fund, Ltd.
                                    RS Orphan Fund, LP
                                    RS Orphan Offshore Fund, LP

         The selling stockholders may offer the shares of common stock through public or private transactions, on the NASDAQ Over-the-Counter Bulletin Board Trading System, at prevailing market prices, or at privately negotiated prices. We will not receive any proceeds from this offering. However, 295,040 of the shares of common stock which we are registering are issuable upon exercise of warrants. If all of the warrants are exercised, we will receive gross proceeds of $1,507,470.

         Our common stock is listed on the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETV." On December 14, 1999, the closing sale price for our common stock, as quoted on the NASDAQ Over-the-Counter Bulletin Board Trading System was $8.6875 per share.

         Investing in our common stock involves risks. See "Risk Factors" beginning on page 7.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.










                The date of this Prospectus is December 17, 1999
                                               -----------

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS............................................................................................4

SUMMARY  ........................................................................................................4

FORWARD-LOOKING STATEMENTS......................................................................................10

RISK FACTORS....................................................................................................10

MARKET PRICE AND DIVIDEND INFORMATION...........................................................................30

CAPITALIZATION..................................................................................................32


MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................................................34


BUSINESS .......................................................................................................43

MANAGEMENT .....................................................................................................64

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
         AND BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK...........................................70

SELLING STOCKHOLDERS............................................................................................72

PLAN OF DISTRIBUTION............................................................................................76


TRANSACTIONS WITH OFFICERS AND DIRECTORS
         AND OTHER BUSINESS RELATIONSHIPS.......................................................................77


DESCRIPTION OF CAPITAL STOCK....................................................................................81

SHARES ELIGIBLE FOR FUTURE SALE.................................................................................85

PRINCIPAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS....................................................86

EXPERTS  .......................................................................................................89

LEGAL MATTERS...................................................................................................90

WHERE YOU CAN FIND MORE INFORMATION.............................................................................90


INFORMATION NOT REQUIRED IN PROSPECTUS......................................................................II - 1

SIGNATURES..................................................................................................II - 8


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.....................................................................F-1


                              ABOUT THIS PROSPECTUS


         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

         We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.


                                     SUMMARY

         This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, before making an investment decision. Unless otherwise specifically stated, the information in this prospectus assumes that holders of our securities have not exercised any options or warrants which are currently outstanding.


Description of Selling Stockholders

         In this registration statement we are registering the resale of up to 3,722,560 shares of our common stock by thirteen of our stockholders. These stockholders acquired their shares of our common stock which they are offering for resale as follows:

         On February 4, 1999, Sven Behrendt purchased a convertible promissory note in the principal amount of $2,000,000 from us. We received $2,000,000 as consideration for the issuance of the convertible promissory note. On March 19, 1999, pursuant to the terms of the convertible promissory note, Mr. Behrendt converted the principal amount of the convertible promissory note plus all accrued interest thereon into 807,644 shares of the Company's common stock.

         On February 20, 1999, Juergen Jaekel purchased a convertible promissory note in the principal amount of $500,000 from us. We received $500,000 as consideration for the issuance of the convertible promissory note. On April 18, 1999, pursuant to the terms of the convertible promissory note, Mr. Jaekel converted the principal amount of the convertible promissory note plus all accrued interest thereon into 202,533 shares of the Company's common stock.

         On January 1, 1999, Gary Markman purchased a convertible promissory note in the principal amount of $113,125 from us. As consideration for the issuance of the convertible promissory note, Mr. Markman agreed to cancel a Net Value, Inc. promissory note in the principal amount of $100,000 which he owned and to release us, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to this Net Value, Inc. promissory note. On June 16, 1999, pursuant to the terms of the convertible promissory note, Mr. Markman converted the principal amount of the convertible promissory note plus all accrued interest thereon into 59,183 shares of the Company's common stock.

         In two transactions which closed on September 17, 1999 and October 1, 1999, respectively, we sold the following number of shares of our Series B Preferred Stock, which are convertible into the following number of shares of our common stock at the lowest possible conversion price of $2.50 per share, and issued common stock purchase warrants to the following entities:

       Selling Stockholder              Series B Preferred              Common Stock      Warrants         Consideration
       -------------------              ------------------              ------------      --------         -------------
Tonga Partners, L.P.                                 1,500                   600,000        91,744            $1,500,000
Yeoman Ventures, Ltd.                                  250                   100,000        15,288              $250,000
Lightline Limited                                      250                   100,000        15,288              $250,000
Little Wing LP                                         450                   180,000        27,520              $450,000
Little Wing Too, LP                                    150                    60,000         9,176              $150,000
Tradewinds Fund LLC                                    150                    60,000         9,176              $150,000
JDN Partners, L.P.                                     675                   270,000        41,288              $675,000
Bayhill Fund, Ltd.                                      75                    30,000         4,584               $75,000
RS Orphan Fund, LP                                     927                   370,800        56,696              $927,000
RS Orphan Offshore Fund, LP                            397                   158,800        24,280              $397,000
TOTAL                                                4,824                 1,929,600       295,040            $4,824,000

         We are registering 2,653,200 shares of our common stock with respect to the Series B Preferred Stock and the warrants as required in the registration rights agreement which we entered into with the holders of the Series B Preferred Stock. The difference between the number of shares issuable upon conversion of the Series B Preferred Stock and the warrants and the total number of shares which we are registering is being allocated among the holders of the Series B Preferred Stock on a pro rata basis based on the ownership of shares of Series B Preferred Stock.

                            Net Value Holdings, Inc.

History of Net Value Holdings, Inc.

         We were formed as a Florida Corporation on December 20, 1991. In 1992, we failed to file our annual report with the State of Florida and were administratively dissolved on October 9, 1992. On June 15, 1998, we filed all required reports and paid all deficient annual fees and penalties and were reinstated as a corporation in the State of Florida. Accordingly, from October 9, 1992 through June 15, 1998, we had no operations and generated no revenues or expenses. In October 1998, our stockholders approved our redomestication in the State of Delaware and we are presently a Delaware corporation.

         Pursuant to share exchange transactions completed during October 1998 through December 1998 with 20 Net Value, Inc. stockholders, we acquired approximately 66% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock.

         On July 30, 1999, we merged with Strategicus Partners, Inc., an Oregon corporation. As a result of our merger with Strategicus, we acquired ownership interests in metacat.com, Inc., AsiaCD, Inc. and College 411.com, Inc., each of which was owned by Strategicus at the time of the merger. In addition, members of Strategicus' management team became officers and directors of our corporation.

         In September 1999, we acquired our ownership interest in AssetExchange, Inc.

         In October 1999, we acquired our ownership interest in Webmodal, Inc.

         In November 1999, we acquired our ownership interest in Swapit.com, Inc.

         In December 1999, Net Value, Inc. sold substantially all of its assets, including the name BrightStreet.com, Inc., to Promotions Acquisition, Inc., a Delaware corporation, in connection with a $17,000,000 investment in Promotions Acquisition, Inc. by outside investors. Pursuant to this transaction, we received $2,000,000 in cash, Promotions Acquisition, Inc.'s agreement to assume approximately $1,600,000 in liabilities of Net Value, Inc., and 2,958,819 shares of common stock, representing a 12% ownership interest in Promotions Acquisition, Inc. calculated on a fully diluted basis.

         Subsequent to this transaction, Promotions Acquisition, Inc. changed its name to BrightStreet.com, Inc. As a result of this transaction, Net Value, Inc. has no operations. Net Value, Inc. plans to use the $2,000,000 which it received pursuant to this transaction to satisfy its remaining liabilities. We then intend to complete a merger with Net Value, Inc. pursuant to which the remaining stockholders of Net Value, Inc. will receive .4 shares of our common stock for every share of Net Value, Inc. common stock which they tender to us in the merger.

         Our principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of our principal executive office is (415) 575-4755. We also maintain an office at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania 19102 and our telephone number is (215) 564-9190. We maintain an Internet website at www.netvalueholdings.com. The information on our Internet website is not part of this prospectus.

Recent Financial Results

         In 1998, we experienced net losses of $2,889,386. For the nine months ended September 30, 1999, we experienced net losses of $14,510,127 (unaudited). Through September 30, 1999, we have experienced an accumulated deficit of $17,404,513 (unaudited). Since our affiliate companies are development stage companies with limited revenues, we expect that we will continue to experience net losses in the future until our majority-owned affiliate companies begin to generate profits and our minority-owned affiliate companies develop their businesses sufficiently to pay dividends. Due to the fact that we face substantial competition from other providers of capital and management services including publicly-traded Internet companies, venture capital firms and large corporations, many of whom have greater financial resources than we do, we expect to continue experiencing substantial net losses in the future. We plan to generate revenues from the operations of our majority-owned affiliate companies, as we consolidate the operations of these affiliate companies with our operating results for financial reporting purposes and from dividends which we receive from our minority-owned affiliate companies.

Affiliate Companies

         We are an Internet holding company actively engaged in e-commerce through our affiliate companies. We primarily engage in acquiring a controlling interest in and providing financial, management and technical support to development stage Internet businesses which we either participate in founding or identify as meeting our criteria. All of our affiliate companies are currently in the development stage. We currently have ownership interests in seven affiliate companies. Our approximate ownership interest in each of our current affiliate companies is as follows:

                  metacat.com, Inc.          (www.metacat.com)         100%
                  College 411.com, Inc.      (www.college411.com)       29%
                  AssetExchange.com, Inc.    (www.AssetExchange.com)    20%
                  Net Value, Inc.             N/A                       66%
                  AsiaCD, Inc.               (www.asiacd.com)           11%
                  Webmodal, Inc.             (www.Webmodal.com)         12%
                  Swapit.com Inc.            (www.swapit.com)           12%
         metacat.com, Inc. is an Internet-based e-commerce superstore that will aggregate and search the product offerings of catalog and mail order businesses and will allow consumers to purchase these products through its Internet website. metacat anticipates that its Internet website will be fully operational in December 1999. As of September 30, 1999, metacat had not recognized any revenues, had minimal assets and had an accumulated deficit of approximately $120,000 (unaudited). metacat's net losses for the nine months ended September 30, 1999 were approximately $120,000 (unaudited).

         College 411.com, Inc. is an online community for college students featuring functional academic resources, comparison shopping for student items, as well as social features such as chat rooms, message centers and customized news and information sites. College 411 anticipates that its Internet website will be fully functional in January 2000. As of September 30, 1999, College 411 had not generated any revenues, had assets of $92,278, net losses of $100,017 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of $100,017 (unaudited).

         AssetExchange, Inc. provides banks and other financial institutions with an Internet-based listing service which allows them to more efficiently trade loan portfolio assets. AssetExchange launched its Internet website in August 1999. As of September 30, 1999, AssetExchange had not generated any revenues, had assets of $439,233, net losses of $48,529 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of $48,529 (unaudited).

         Net Value, Inc. was the historical owner of the technology and assets which are presently used in BrightStreet.com, Inc.'s operations. In December 1999, Net Value, Inc. sold substantially all of its assets to BrightStreet.com, Inc. Net Value, Inc. no longer has any operations and holds a 12% ownership interest in BrightStreet.com, Inc. We plan to complete a merger with Net Value, Inc. in the next three to six months. BrightStreet.com, Inc. has developed technology that enables retailers, manufacturers and operators of Internet websites that publish non-product related information for consumers to deliver Internet-based promotions to consumers. BrightStreet licenses its technology directly to customers' Internet websites, providing them with the capability to distribute branded promotions with consumer targeting, lower cost, and real-time monitoring of the effectiveness of such promotions. BrightStreet has created a network of affiliated Internet websites. This network offers customers who want a wider distribution of their promotions the ability to place their promotions on the Internet websites of companies with whom BrightStreet has a relationship. As of September 30, 1999, BrightStreet had assets of approximately $34,000 (unaudited), had not generated any revenues, had no net losses or income (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of $0 (unaudited).

         AsiaCD, Inc. is a 24-hour online music and video store targeted to individuals of Asian descent living throughout the world and individuals who enjoy Asian popular culture. AsiaCD provides these individuals with easy access to a broad range of media titles at competitive prices which include local rather than international shipping costs. AsiaCD's Internet website is fully functional and through September 30, 1999 it has generated approximately $1,473,845 (unaudited) in revenues. AsiaCD's net losses for the nine months ended September 30, 1999 were approximately $271,478 (unaudited). As of September 30, 1999, AsiaCD's accumulated deficit was approximately $380,789 (unaudited).

         Webmodal, Inc. is developing an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. This application will allow shippers to input their specific transportation needs and receive all of the information necessary for them to schedule and execute intermodal shipments in a cost-effective manner. Webmodal plans to launch its Internet website in 2000. As of September 30, 1999, Webmodal had not recognized any revenues, had assets of approximately $220,000 (unaudited), net losses of approximately $70,000 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of approximately $70,000 (unaudited).

         Swapit.com, Inc. is designing a consumer-driven electronic barter exchange on the Internet. Swapit.com, Inc. believes that this service will allow the swap and sale of consumer goods between individuals. Swapit.com, Inc. plans to launch its Internet website in April 2000. As of November 30, 1999, Swapit.com had not generated any revenues, had assets of $479,048 and had an accumulated deficit of approximately $40,000 (unaudited).

                     Summary of Consolidated Financial Data

         The following summary of historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus. We have presented this pro forma information for comparative purposes only. The summary pro forma data does not purport to represent what our results would have been if the events described below had occurred at the dates indicated. The Pro Forma Consolidated Balance Sheet Data reflect the following as if they had occurred as of September 30, 1999:

                  o We received net proceeds of 2,582,000 in October 1999 from the sale of 2,824 shares of our Series B Preferred Stock.

                  o In the fourth quarter, holders of our convertible debentures converted principal and accrued interest of $504,582 into 207,273 shares of our common stock.

                  o In the fourth quarter, holders of our convertible promissory notes converted principal and accrued interest of $620,317 into 310,612 shares of our common stock.

                  o We completed our investment in Webmodal in October 1999, whereby we acquired 12% of the issued and outstanding shares of common stock of Webmodal for $350,000 in cash. Our equity interest in this company will be accounted for under the cost method of accounting.

                  o We completed our investment in Swapit.com in November 1999, whereby we acquired shares of Series A Preferred Stock convertible into 12% of the issued and outstanding shares of common stock of Swapit.com for $500,000. Our equity interest in this company will be accounted for under the cost method of accounting.

                  o We exercised warrants to purchase 1,125,000 shares of college 411.com, Inc.'s common stock for $75,000 in October 1999. This increased our total ownership of the common stock of College 411.com, Inc. to 29%. Our equity interest in this company will continue to be accounted for under the equity method of accounting.

                  o On October 1, 1999 we paid $250,000 in satisfaction of the stock subscription payable to AssetExchange, Inc. Our equity interest in this company will be accounted for under the equity method of accounting.

                  o We issued 676,374 shares of our common stock in a private placement with the RS Orphan Fund, LP and the RS Orphan Offshore Fund, LP in October 1999 pursuant to which we received gross proceeds of $676,374.

                 Summary of Selected Consolidated Financial Data



                                                             Nine Months Ended            January 1,
                                                                September 30,               1998
                                     Year Ended         ---------------------------        through
                                     December 31,                (Unaudited)             September 30,
                                         1998              1998              1999            1999
                                     ------------       ---------        ----------     -------------
                                                                                         (Unaudited)

Statement of Operations Data
Revenues                             $        0        $        0       $         0      $          0

Operating expenses                    2,758,868         1,351,120        10,577,686        13,336,554
Loss from operations                 (2,758,868)       (1,351,120)      (10,577,686)      (13,336,554)
Other income (expense)                 (130,518)           (4,685)       (3,932,441)       (4,062,959)
Net loss                             (2,889,386)       (1,355,805)      (14,510,127)      (17,399,513)
                                     ----------------------------------------------------------------
Net loss per common share
outstanding, Basic and Diluted            (0.58)            (0.59)            (1.68)
                                     ================================================================
Weighted average shares
outstanding, Basic and Diluted        4,993,868         2,292,555         8,647,063
                                     ----------------------------------------------------------------



                                                    September 30, 1999 (Unaudited)
                                                    ------------------------------
                                                              Pro Forma
                                                Actual       Transactions     As Adjusted
                                                ------       ------------     -----------
Balance Sheet Data
     Cash and cash equivalents              $ 1,051,931      $ 3,135,305     $ 3,135,305
     Working capital (deficit)                 (304,732)       1,858,769       1,858,769
     Total assets                             8,177,755       11,436,129      11,436,129
     Total liabilities                        8,479,891        7,354,992       7,354,992
     Notes payable and accrued interest       8,095,261        6,970,362       6,970,362
     Stockholders' equity (deficit)            (402,136)       3,981,137       3,981,137

         As of December 3, 1999, we will no longer fund the operations of Net Value, Inc., nor will we assume additional obligations of Net Value, Inc. For the year ended December 31, 1998, we incurred losses of $2,618,384 in connection with advances made during the year. For the nine months ended September 30, 1999, we incurred losses of $3,920,964 for advances made to Net Value, Inc. during the period and $4,468,675 for obligations assumed from Net Value, Inc. through September 30, 1999.

                           FORWARD-LOOKING STATEMENTS


        This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us and about our affiliate companies, including, among other things:

                  o        development of an e-commerce market;

                  o our ability to identify trends in our markets and the markets of our partners companies and to offer new solutions that address the changing needs of these markets;

                  o our ability to successfully execute our business model;

                  o the ability of each of our affiliate companies to compete successfully against direct and indirect competitors;

                  o our ability to acquire interests in additional companies;

                  o        growth in demand for Internet products and services;
                           and

                  o        adoption of the Internet as an advertising medium.

        In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                  RISK FACTORS

        The shares of common stock which are the subject of this registration statement involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares of common stock if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our corporation, our business prospects and an investment in the shares of common stock.

RISKS PARTICULAR TO NET VALUE HOLDINGS, INC.

We have a very limited operating history and no earnings history upon which you may evaluate an investment in Net Value Holdings.

We have a very limited operating history and have not generated any earnings or revenues since our inception. Accordingly, the financial statements included in this prospectus only provide you with limited operating results upon which you may evaluate our corporation and its business prospects. We will continue to sustain operating expenses without corresponding revenues until one of the following events occurs:

                  o we acquire or start-up development stage Internet companies whose products and services are ready for distribution to the market;

                  o our majority-owned affiliate companies become profitable; or

                  o        our minority-owned affiliate companies pay dividends.

        Although we may also derive revenues from the sale of interests in one or more affiliate companies, we do not intend to acquire interests in affiliate companies with a view to disposing of the interests and, therefore, do not regard such sales as a source of revenues. All of our current affiliate companies are development stage companies that have limited operating histories and have generated very limited, if any, revenues or earnings from operations since inception. We are not certain that any of our current affiliate companies will ever generate substantial earnings or that we will generate corresponding revenues from our equity holdings in these affiliate companies.

Our auditors have raised substantial doubt about our ability to continue as a going concern and we will not receive any proceeds from this offering.

        Due to our dependence on outside financing and the losses we have incurred since inception, our auditors have raised substantial doubt about our ability to continue as a going concern. Notwithstanding that doubt, this offering relates solely to the resale of shares of our common stock by existing shareholders and we will not receive any proceeds from sales of these shares of common stock by these shareholders.

We no longer own our primary source of historical revenues and may not be able to create or obtain additional sources of revenues.

        Our primary source of revenues to date has been our operation of Net Value, Inc. Specifically, Net Value, Inc. derived revenues from an agreement between Net Value, Inc. and IQ Value LLC pursuant to which IQ licensed Net Value's technology for commercial use. During the period from inception through June 30, 1999, this agreement provided approximately $1,250,000 or 90% of our consolidated revenues. This agreement lapsed pursuant to its terms on June 30, 1999. During the quarter ended September 30, 1999, we did not generate any revenues. On December 3, 1999, Net Value, Inc. sold substantially all of its assets. Although we own 100% of metacat.com, Inc., it is in the development stage and will only generate minimal revenues during 1999. Accordingly, we no longer own a majority interest in an operating company that is presently generating revenues. Although we intend to devote our resources to expanding metacat.com's operations, to developing additional majority-owned affiliate companies whose operations will generate revenues and to developing our minority-owned affiliate companies, if we are unable to do so, then we may be forced to go out of business.

We have had a history of losses and expect continued losses in the foreseeable future.

        For the nine months ended September 30, 1999, we realized a net loss of $14,510,127 (unaudited). For the year ended December 31, 1998, we realized a net loss of $2,889,386. From our inception through September 30, 1999, we have realized a cumulative net loss of $17,404,513 (unaudited). We expect to continue to incur losses for the foreseeable future and, if we ever have profits, we may not be able to sustain them.

        Our expenses will increase as we continue in the development stage of our business model and as we continue to build an infrastructure for our network of affiliate companies. For example, we expect to hire up to ten additional employees by December 31, 2000. We will hire these employees to manage both our operations and the operations of our majority-owned affiliate companies. If any of these and other expenses are not accompanied by increased revenues, then our losses will be greater than we anticipate.

There is substantial doubt regarding our ability to continue as a going concern and we may go out of business.

        Since our inception, we have generated our operating funds primarily through the sale of our equity and debt securities. Our dependence on outside financing and the losses which we have incurred since our inception raise substantial doubt about our ability to continue as a going concern. This offering relates to the resale of shares of our common stock owned by or issuable to our existing stockholders upon conversion of shares of our Series B Preferred Stock and exercise of warrants. Accordingly, although we will receive proceeds from the exercise of the warrants, we will not receive any of the proceeds of this offering and it will not have any effect on our financial condition. Our financial condition may have a negative effect on our ability to enter into relationships with or to start-up and develop additional affiliate companies. We are not certain that we will be able to, and we currently have no specific plans to, sell additional debt or equity securities to generate the necessary proceeds to continue to finance our operations. In the second quarter of 2000, we may attempt to sell additional securities to raise funds for working capital purposes. If we fail to raise sufficient proceeds to finance our operations through the sale of additional securities, then we will not have sufficient cash to meet the basic requirements of our business plan and will cease to continue as a going concern. If we cease to continue as a going concern, then we may go out of business and investors in our common stock will lose all or a substantial portion of their investment in our common stock.

Our Officers and Directors have acquired personal interests in our affiliate companies which may create conflicts of interest that may adversely affect our stockholders' best interests.

        Some of our Officers and Directors personally own interests or rights to purchase interests in some of our affiliate companies as follows:

Officer/Director                        Affiliate Company

Darr Aley                               AsiaCD, Inc., College 411.com, Inc.
Thomas Aley                             Swapit.com, Inc.
Stephen George                          AsiaCD, Inc., College 411.com, Inc.
Andrew P. Panzo                         AsiaCD, Inc.
Douglas Spink                           Webmodal, Inc.
Barry Uphoff                            AsiaCD, Inc.

        This may cause the interests of these individuals to conflict with our stockholders' best interests. For example, if the operations of one of these affiliate companies is unsuccessful, it may be in our stockholders' best interests for us to either divest our ownership interest in this affiliate company or devote a smaller percentage of our management resources to assisting in the development of this affiliate company. In addition, in order to avoid registration under the Investment Company Act of 1940, we may have to divest our ownership interest in a particular affiliate company. However, the officer(s) or director(s) who own a personal interest in this affiliate company may vote not to take this action or may seek to continue to devote management resources to this affiliate company due to his personal interest. Our Board of Directors has implemented a policy prohibiting our officers and directors from acquiring personal interests in our affiliate companies in the future.

Our proposed operations are speculative in nature and may not ever result in any operating revenues or profits.

        We are not certain that our business model, even if successful, will result in operating revenues or profits. Our success depends upon our ability to develop or select affiliate companies that are ultimately successful. As of the date of this prospectus, none of our affiliate companies which we have identified have generated material revenues. Although we intend to internally develop business concepts into operating affiliate companies, as of the date of this prospectus, our only internally-developed affiliate companies, metacat.com, Inc. and BrightStreet.com, Inc., have not generated material revenues. Accordingly, we do not have an established history of selecting and developing successful affiliate companies. Economic, governmental, regulatory and industry factors outside our control affect each of our affiliate companies. If our affiliate companies do not successfully implement their business plans with the assistance of our experiences and methodologies, then we will not be able to achieve our business plan. Accordingly, if these events occur, then we will not generate any revenues and the value of our assets and the market price of our common stock will decline. There are also material risks relating to the businesses of our affiliate companies. Accordingly, the success of our operations will be dependent upon the management and operations of our affiliate companies, the timing of the marketing of our affiliate companies' products and numerous other factors beyond our control.

We are a holding company and we rely on our affiliate companies to fund our operations.

        We operate as an Internet holding company. As an Internet holding company without significant income from operations, we expect to ultimately derive the cash flow necessary to fund our operations from our affiliate companies. In order to have sufficient cash flow to pay dividends, our affiliate companies must generate earnings.

        If our affiliate companies do not generate sufficient earnings to pay dividends or otherwise distribute amounts to us which are sufficient to cover our operating expenses, then we may not be able to pay our expenses, even if, on a consolidated basis, our operating subsidiaries are profitable.

There is a scarcity of and competition for acquisition opportunities and business combinations.

        Although we expect a substantial number of our affiliate companies to be entities founded by us, there are a limited number of Internet-based businesses seeking investment capital which we deem to be desirable candidates to become affiliate companies and there is a very high level of competition among companies seeking to acquire interests in these entities. We are and will continue to be a very minor participant in the business of seeking mergers or business relationships with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions with and acquiring interests in companies which we may find to be desirable candidates to become affiliate companies. Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial capabilities than us. Consequently, we will be at a competitive disadvantage in negotiating and executing possible business combinations with regard to these entities as they generally have easier access to capital, which entrepreneurs of development stage companies generally place greater emphasis on than obtaining the management skills and networking services that we provide to our affiliate companies. Even if we are able to successfully compete with these venture capital entities, this competition may affect the terms of completed transactions and, as a result, we may pay more than we expected for interests in affiliate companies. We may not be able to identify companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to acquire an interest in the company for many reasons, including:

                  o a failure to agree on the terms necessary for a transaction, such as the amount or price of our equity interest;
                  o incompatibility between our operational strategies and management philosophies and those of the affiliate company;
                  o competition from other acquirers of Internet companies;
                  o a lack of sufficient capital to acquire an interest in a potential affiliate company; and
                  o the unwillingness of a potential affiliate company to affiliate with our corporation or one of our affiliate companies.

        If we are unable to successfully compete with other entities in identifying and executing possible business opportunities, then we will not be able to successfully implement our business plan.

We are not required to follow any specific criteria for identifying affiliate companies, and therefore may acquire interests in affiliate companies that do not meet the criteria we have described.

        To date, we have focused our acquisition and affiliating efforts on businesses whose operations are focused in the Internet industry and meet the following criteria:

                  o        development stage entity;
                  o        seeking $250,000 to $1,000,000 in capital;
                  o management that is experienced in the Internet industry and in the substantive industry in which the affiliate company will operate; and
                  o        established branded products.

However, we are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential business combinations. In addition, we are not required to acquire interests in any number of affiliate companies, complete any number of business combinations, or internally develop any number of affiliate companies in any calendar year. We will determine which target companies provide the best potential financial return for our stockholders and we will determine the amount of equity and other terms and conditions of investments. Once you purchase our securities, you will not have the opportunity to evaluate the relevant economic, financial and other information that our management team will use and consider in deciding whether or not to enter into a particular business combination or factors or strategies which they will implement in developing such relationships. We are not certain that we will be successful in identifying and evaluating suitable business opportunities and consummating business combinations with or acquiring interests in additional affiliate companies. We do not anticipate that our affiliate companies' operations will have a short-term positive impact on our operations. Thus, we continue to seek additional target companies and are continuing to develop companies based on our internally conceived business ideas. These companies may operate in industries in which members of our management team have little or no prior experience.

We may be required to dispose of our interests in our affiliate companies or take other actions which we would not otherwise take in order to avoid classification as an investment company under the Investment Company Act of 1940.

Although we are primarily engaged in the business of e-commerce through our affiliate companies, we may be required to sell interests in affiliate companies which we would otherwise continue to hold in order to avoid classification as an investment company under the Investment Company Act of 1940. A company is presumed to be an investment company under the Investment Company Act of 1940 if more than 45% of its total assets consists of, and more than 45% of its income/loss and revenue attributable to it over the last four quarters is derived from, ownership interests in companies it does not control. Under the Investment Company Act of 1940, we are considered to control a company if we own more than 25% of that company's voting securities. Prior to the sale by Net Value, Inc. of its assets to BrightStreet, Net Value, Inc. alone constituted greater than 55% of our total assets and substantially in excess of 55% of income/loss and revenues for the past four fiscal quarters. As a result of the sale, we may have more than 45% of our total assets comprised of and more than 45% of our income/loss over the prior four fiscal quarters derived from ownership interest in companies we do not control.

        The rules under the Investment Company Act of 1940 provide us with a grace period of one year, at the end of which we must again meet the foregoing 45% tests. We intend to meet the tests as the result of our ownership interests in companies which we will control. However, because five of our affiliate companies are not majority-owned subsidiaries and we may not retain a majority ownership interest in our other two affiliate companies, changes in the value of our ownership interests in our affiliate companies and the income/loss and revenue attributable to our affiliate companies could require us to register as an investment company under the Investment Company Act of 1940 unless we take action to avoid registration requirements. For example, we may be forced to sell our minority ownership interests in some of our affiliate companies which we do not want to sell and any sale may be at less than fair market value as we will be selling restricted securities in privately negotiated transactions. We may also have to ensure that we retain at least a 25% voting ownership interest in our majority-owned affiliate companies after their initial public offerings, if any. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire in connection with executing our business strategy. It is not feasible for us to register as an investment company because the regulations promulgated under the Investment Company Act of 1940 are inconsistent with our business strategy of actively managing, operating and promoting collaboration among our network of affiliate companies.

Our success could be impaired by valuations placed on Internet-related companies by the investment community.

        Our strategy involves creating value for our stockholders by developing our affiliate companies and helping them to access the capital markets. We are therefore dependent on the success of the market for Internet- related companies in general and for initial public offerings of those companies in particular. To date, there has been a substantial number of Internet-related initial public offerings and additional offerings are expected to be made in the future. If the market for Internet-related companies and initial public offerings were to weaken for an extended period of time, then the ability of our affiliate companies to grow and access the capital markets will be impaired and we may need to provide additional capital to our affiliate companies in order to protect our equity holdings. If we are unable to provide additional capital to our affiliate companies in these circumstances, then our affiliate companies' operations may suffer, we will not successfully implement our business plan and the value of our common stock may decrease.

We expect our affiliate companies to grow rapidly and if we are unable to assist them in sustaining and managing their growth, our affiliate companies' businesses will suffer, which will adversely affect our business.

        Our affiliate companies may experience rapid growth as they introduce new products and services and hire additional employees to manage expanded areas of development and service growing number of consumers. Since such growth may not be accompanied by immediate increases in revenues, this growth is likely to place significant strain on their resources and on the resources we allocate to assist our affiliate companies. In addition, our management may be unable to convince our affiliate companies to adopt our ideas effectively, the affiliate companies may fail in their attempt to execute our ideas or successfully manage their growth. If we are unable to effectively assist our affiliate companies in managing their growth, then they may not sustain profitable operations and the value of our common stock may decrease.

Our resources and our ability to manage newly acquired or developed affiliate companies may be strained as we acquire interests in and develop additional Internet companies.

        We have acquired or developed interests in Internet companies that complement our business strategy. We plan to acquire or develop additional affiliate companies that also complement our business strategy. In the future, we may also acquire larger percentages or larger interests in companies than we have in the past. These relationships may place a significantly greater strain on our resources, our ability to manage such companies and our ability to integrate them into our collaborative network.

If we are unable to obtain additional financing, then our business will suffer.

        We will need to raise substantial additional financing in the future to support our working capital needs or our affiliate companies' working capital needs and to provide us with sufficient funding to enter into additional business relationships and start additional development stage companies. As of December 9, 1999, we had approximately $1,845,000 of cash and cash equivalents on hand. We currently anticipate using an average of approximately $250,000 per month over the next twelve months to satisfy our operating expenses. Accordingly, we estimate that we presently have approximately $345,000 available for use in developing or purchasing interests in new affiliate companies through June 30, 2000. Our estimated average cost of developing and purchasing interests in affiliated companies is approximately $500,000. This means that with our cash on hand as of December 9, 1999, if we develop or purchase interests in at least one additional affiliate company, then we will not have sufficient cash to satisfy our operating expenses through June 30, 2000. While these funds may be sufficient to satisfy our short term financing needs, we will need significant additional funding in order to be able to continue to develop our network of companies. If we are unable to secure additional financing on acceptable terms, then we will not be able to fully implement our business plan.

Our success is dependent on our continued employment of Andrew Panzo, Lee Hansen and Thomas Aley and the continued employment by our affiliate companies of their key personnel, including, for example, Joshua Lau of AsiaCD, Inc. and Chris Kravas of Webmodal, Inc, and if we were to lose the services of these individuals, our business and the businesses of our affiliate companies would be negatively affected.

        We believe that our success will depend on continued employment by us and our affiliate companies of senior management and key technical personnel. If one or more members of our management team or the management teams of any of our affiliate companies are unable or unwilling to continue in their present positions, then our business and operations could be disrupted.

        As of December 9, 1999, our entire management team has worked for us for less than one year. Andrew P. Panzo joined our management team in January 1999. Other than Lee Hansen, our chief operating officer who joined us on October 1, 1999 and Thomas Aley, our Executive Vice President-Business Development, who joined us on November 22, 1999, the remainder of our management team, including Darr Aley, Stephen George and Barry Uphoff, joined our company in July 1999 in connection with our merger with Strategicus Partners, Inc. Our efficiency may be limited while these employees and future employees are being integrated into our operations. In addition, we may be unable to identify and hire additional qualified management and professional personnel to help lead us and our affiliate companies.

        The success of some of our affiliate companies also depends on their having highly trained technical and marketing personnel, including:

                 Neal Wozniak              metacat.com, Inc.
                 Travis Bowie              College 411.com, Inc.
                 Willie Koo                AssetExchange.com, Inc.
                 R. Scott Wills            BrightStreet.com, Inc.
                 Joshua Lau                AsiaCD, Inc.
                 Chris Kravas              Webmodal, Inc.
                 Kevin Wells               Swapit.com, Inc.

        Our affiliate companies will need to continue to hire additional qualified personnel as their businesses grow. A shortage in the number of trained technical and marketing personnel could limit the ability of our affiliate companies to increase the sales of their existing products and services and launch new product offerings.

We owe approximately $8,000,000 to third parties; if we are unable to satisfy this indebtedness, our business will be adversely affected.

        As of December 9, 1999, we had indebtedness to third parties in the aggregate amount of approximately $8,000,000 (unaudited). A significant portion of this indebtedness consists of convertible debentures which are not current liabilities. In addition, if we acquire at least 80% of Net Value, Inc.'s common stock, then we can automatically convert convertible debentures in the aggregate principal amount of $4,534,500 into shares of our common stock at conversion prices ranging from $2.00 to $2.50 per share. The holders of all of our convertible debentures may elect at any time to convert the principal amount of their convertible debentures plus all accrued interest thereon into shares of our common stock at conversion prices ranging from $2.00 to $2.50 per share. If such convertible debentures are converted into shares of our common stock, then we will no longer have a cash liability related to these convertible debentures. However, the presence of this indebtedness may have a negative effect on our ability to obtain additional financing. In addition, if we do not have adequate funds on hand at the maturity dates of these convertible debentures and are obligated to repay these convertible debentures, then we will require significant additional funding if we are unable to restructure or otherwise delay our obligation to satisfy this indebtedness. We are not certain that alternative financing will be available to us on acceptable terms or at all.

Our systems and those of our affiliate companies and third parties may not be year 2000 compliant, which could disrupt our operations and the operations of our affiliate companies

        Many computer programs have been written using two digits rather than four digits to define the applicable year. This poses a problem at the end of the century because these computer programs may recognize a date using "00" as the year 1900, rather than the year 2000. This in turn could result in major system failures or miscalculations and is generally referred to as the Year 2000 issue. We could be exposed to various risks if our systems and the systems on which our affiliate companies are dependent to conduct their operations are not Year 2000 compliant. Our potential areas of exposure include products purchased from third parties, computers, software, telephone systems and other equipment used internally. If our present efforts and the efforts of our affiliate companies to address the Year 2000 compliance issues are not successful, or if distributors, suppliers and other third parties with which we and our affiliate companies conduct business do not successfully address these issues, then our business and the businesses of our affiliate companies may not be operational for a period of time. If the Web-hosting facilities of our affiliate companies are not Year 2000 compliant, then their production websites may become unavailable in the Year 2000. This may impair our affiliate companies' ability to deliver services to their users, which would adversely affect our business.

Fluctuations in our quarterly results based on our accounting methodologies may adversely affect our stock price.

        Our quarterly financial results may fluctuate significantly due to our accounting methodologies. This may cause our operating results in any calendar quarter to not meet securities analysts' or investors' expectations, which may cause the price of our common stock to decrease. Our accounting methods for particular affiliate companies will change as a result of changes in our ownership percentages of our affiliate companies due to:

                  o our acquisition of additional ownership interests in particular affiliate companies in which we already own equity interests;

                  o a decrease in our ownership interests in particular affiliate companies due to their issuance of additional equity securities to third parties; and

                  o our acquisition or development of additional affiliate companies which become majority owned subsidiaries of our corporation.
        For example, if we own interests that represent greater than 20% of the issued and outstanding equity securities of an affiliate company, then we are required to account for this ownership interest using the equity method of accounting. The equity method of accounting requires us to reflect our share of the earnings or losses of the affiliate company in our consolidated financial statements. If this affiliate company issues additional equity securities to third parties and our ownership interest is diluted below 20% of the issued and outstanding equity securities of this affiliate company, then we will account for this ownership interest using the cost method of accounting. Under the cost method, our share of the affiliate company's earnings or losses is not included in our consolidated financial statements. Accordingly, this type change in our ownership interest of an affiliate company may cause our quarterly operating results to fluctuate. In addition, if we own greater than 50% of the issued and outstanding equity securities of an affiliate company, then we are required to consolidate the affiliate company's financial statements with our financial statements. Accordingly, as we acquire or develop additional affiliate companies in which we own greater than 50% of the issued and outstanding equity securities, our quarterly operating results will fluctuate. Based on our business plan, we believe that period-to-period comparisons of our operating results are not meaningful. However, securities analysts and investors may place significant reliance on these results which may adversely affect our stock price.

Future securities offerings will dilute the ownership interest of our current stockholders.

        We expect to sell equity securities in the future in order to raise the funds necessary to internally develop or acquire equity interests in affiliate companies and to fund our operations. Any such financing will involve the issuance of our previously authorized and unissued securities and will result in the dilution of the ownership interests of our present stockholders.

If our acquisitions and disposals of our equity interests in our affiliate companies cause negative tax consequences, then our business and results of operations will be adversely affected.

        Federal and state tax consequences will, in all likelihood, be major considerations in our decision to make any investment in an affiliate company or to undertake any business combination. Currently, pursuant to various federal and state tax provisions, such transactions may be structured so as to result in a tax-free treatment to both companies participating in the transaction. While we intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity, we cannot be certain that such a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may adversely affect us and our stockholders. In addition, if we sell equity interests in our affiliate companies, then we may recognize considerable gains which could result in the imposition of both federal and state taxes which may adversely affect us and our stockholders.

RISKS RELATED TO THE OFFERING.

Shares eligible for future sale by current holders of our securities may decrease the price of our common stock.

        If holders of our securities sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants and shares issued upon conversion of convertible debentures, then the market price of our common stock could decrease. We currently have issued and outstanding convertible debentures in the aggregate principal amount of approximately $6,911,687 which are convertible at any time into shares of common stock by the holders thereof at conversion prices ranging from $2.00 to $2.50 per share. In addition, we currently have issued and outstanding warrants to purchase approximately 1,326,432 shares of our common stock. The holders of these warrants may exercise them at any time at exercise prices ranging from $2.50 per share to $6.00 per share. Although restrictions under federal securities laws limit the ability of the shares of our common stock issuable upon conversion of these securities to be resold in the public market upon issuance, these restrictions may only apply for a period of one year from the date of the convertible promissory notes and for one year from the date on which these warrants are exercised. We have also issued and outstanding 4,824 shares of our Series B Preferred Stock which are presently convertible at a price of $4.0875 per share into 1,180,184 shares of our common stock. In addition, at any time prior to the first anniversary of the effective date of this registration statement, the holders of our Series B Preferred Stock may elect to reset their conversion price to the closing sales price of our common stock, provided that they may not reset their conversion below $2.50 per share. On December 14, 1999, the closing sales price of our common stock was $8.6875. If the holders of our Series B Preferred Stock were to reset their conversion price to the conversion floor price of $2.50 per share, then they would be entitled to receive 1,929,600 shares of our common stock upon full conversion of their shares of our Series B Preferred Stock. This registration statement registers the resale of the shares of our common stock issuable upon conversion of Series B Preferred Stock and the shares of our common stock issuable upon exercise of the related warrants. Accordingly, there are no longer any restrictions currently in place on the shares of our common stock underlying the Series B Preferred Stock and the related 295,040 warrants, and upon the conversion or exercise of these securities, there will be approximately an additional 2,225,000 shares of our common stock available for sale on the open market. This increase in the supply of shares eligible for sale on the open market may decrease the trading price of our common stock.

There is no significant trading market for our common stock.

        Our common stock is not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market in the "Pink Sheets" or on the NASDAQ Over-the-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934. This market tends to be highly illiquid, in part because there is no national quotation system by which potential investors can trace the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in that particular stock. The National Association of Securities Dealers has enacted new eligibility requirements for issuers whose securities are quoted on the Bulletin Board. Pursuant to these rules, no issuer's securities may be quoted on the Bulletin Board unless the issuer files periodic reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Although we are not subject to these new eligibility requirements until February 2000, we intend to comply with these requirements as soon as possible. If we do not comply with these eligibility requirements on a timely basis, then our common stock will be ineligible for quotation on the Bulletin Board until we are in compliance with these requirements. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the common stock. We are not certain that an active trading market in the common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade in the Pink Sheets or on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

                  o        the lack of readily available price quotations;
                  o the absence of consistent administrative supervision of "bid" and "ask" quotations;
                  o        lower trading volume; and
                  o        market conditions.


        In a volatile market, we may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold your investment in our securities for a longer period of time than you planned to hold this investment.


Our common stock may be subject to certain limitations upon trading activities.

        Trading of our common stock may be subject to material limitations as a consequence of certain provisions of the Securities Exchange Act of 1934 which limit the activities of broker-dealers effecting transactions in "penny stocks."

        "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation in the NASDAQ system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation less than three years must have net tangible assets of at least $5,000,000.

        Rules promulgated by the Securities and Exchange Commission under
Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in "penny stocks," to first provide to their customers a series of disclosures and documents, including:

                  o a standardized risk disclosure document identifying the risks inherent in investment in "penny stocks;"
                  o all compensation received by the broker-dealer in connection with the transaction;
                  o current quotation prices and other relevant market data; and
                  o monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for such determination.

        On December 14, 1999, the closing sales price of our common stock was $8.6875. Although our common stock does not presently constitute a "penny stock," we cannot predict with any certainty that our common stock will not trade below $5.00 in the future and thereby constitute "penny stock." In that event, trading activities for the common stock will be made more difficult for broker-dealers than in the case of securities not defined as "penny stock." This may have the result of depressing the market for our securities and an investor may find it difficult to dispose of such securities.

        Further, under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the units offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during the applicable "cooling off' periods prior to the commencement of such distribution.

Anti-takeover provisions under our Certificate of Incorporation and Delaware Law could make a third party acquisition of our corporation difficult.


        Our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law include provisions that could delay, defer or prevent a takeover attempt that stockholders may consider to be in their best interests. These include:

        Staggered Board of Directors. Our Board of Directors is divided into three classes serving terms currently expiring in 1999, 2000 and 2001 and directors may only be removed for cause. These provisions may limit the ability of holders of common stock to remove our Board of Directors through a proxy contest.

        Stockholder Proposals. Our stockholders must give advance notice, generally 60 days prior to the relevant meeting, for stockholder nominations of candidates for our Board of Directors and for certain other business to be conducted at any stockholders' meeting. This limitation on stockholder proposals could inhibit a change of control by delaying action on any proposed change in control until the annual meeting of stockholders.

        Preferred Stock. Our certificate of incorporation authorizes our Board of Directors to issue up to 10,000,000 shares of preferred stock having such rights as may be designated by our Board of Directors, without stockholder approval. This issuance of preferred stock could inhibit a change in control by making it more difficult to acquire the majority of our voting stock.

        Delaware Anti-takeover Statute. The Delaware General Corporation law restricts certain business combinations with interested stockholders. This statute may have the effect of inhibiting a non-negotiated merger or other business combination.


We do not anticipate paying dividends.

        We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Any dividends which we may pay in the future will be at the discretion of our Board of Directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth and that we will not pay cash dividends to our stockholders.

RISKS PARTICULAR TO OUR AFFILIATE COMPANIES.

        Each of our affiliate companies has a very limited operating history and has generated very limited, if any, revenues.

        Other than Net Value, Inc., our affiliate companies were all formed less than two years ago. Each of our affiliate companies is in the development stage and has generated very limited, if any, revenues. Accordingly, we have no historical basis on which to evaluate the future success of any of our affiliate companies.

        Most of our affiliate companies have inadequate amounts of capital and will require significant additional financing to execute their business plans.

        Other than BrightStreet, each of our affiliate companies only has sufficient capital resources to meet operating expenses for less than one year. Accordingly, most of our affiliate companies will require significant additional financing to execute their business plans. Although we intend to assist our affiliate companies in obtaining this financing, there is no assurance that these affiliate companies will be able to obtain this financing on a timely basis. If any of our affiliate companies are unable to obtain the required financing on a timely basis, then they may not be able to execute their business plans.

Our affiliate companies may be unable to protect their proprietary rights which may increase the level of competition which they face.

        Although our affiliate companies seek to protect their proprietary rights, their actions may be inadequate to protect any trademarks, copyrights and other proprietary rights. This may result in increased competition to our affiliate companies. Many of our affiliate companies are in the development stage and are either in the process of preparing their initial trademark or patent applications or are awaiting approval of these initial applications by the

United States Patent and Trademark office. For example, our affiliate companies have filed the following applications:

           College 411.com, Inc.      one trademark application
           BrightStreet.com, Inc.     one patent application and eight
                                      trademark applications
           AsiaCD, Inc.               one trademark application
           Webmodal, Inc.             two trademark applications

        If our affiliate companies are unable to protect their proprietary rights, then other businesses may provide their products and services, thus increasing the level of competition which our affiliate companies may face. For example, BrightStreet filed its initial patent application in 1995 and the United States Patent and Trademark Office has not yet issued a patent covering BrightStreet's technology. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries and the global nature of the Internet makes it impossible for some of our affiliate companies to control the dissemination of their work.

Our affiliate companies may be subject to claims that their products or services infringe on intellectual property rights of third parties.

        Our affiliate companies may be subject to claims that their products or services infringe on patents or trademarks of third parties. Any of these claims, with or without merit, could subject our affiliate companies to costly litigation and divert the attention of their technical and management personnel. If these claims are valid, then our affiliate companies may be required to cease the infringing activity and pay substantial damages. For example, BrightStreet is currently named as a defendant in a lawsuit in which the plaintiff has alleged that BrightStreet's technology infringes upon its patent. If BrightStreet loses this litigation, it may be required to cease offering its product and services. Even if BrightStreet successfully defends this claim, it will incur substantial legal fees and defense costs. If our affiliate companies incur significant expenses in connection with litigation and their management and personnel are required to divert their attention to this litigation, then the expenses, lost time to further develop their products and services and financial losses incurred by our affiliate companies will increase and their profits, if any, will decrease.

The success of our affiliate companies depends on the development of the e-commerce market, which is uncertain.

        All of our affiliate companies rely on the Internet for the success of their businesses. The development of the e-commerce market is in its early stages. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not expand as an effective medium for the sale of products and services, then our affiliate companies may not succeed. For example, AsiaCD, Swapit.com and metacat each allow consumers to purchase products over the Internet. If consumer use of the Internet to purchase goods and services does not continue to develop and expand, then these affiliate companies may not attract a sufficient customer base and their businesses may be adversely affected. In addition, if businesses do not continue to use or expand their use of the Internet for conducting business then some of our affiliate companies may not develop an adequate customer base to execute their business plans. For example, if financial institutions are unwilling to purchase and sell loan portfolios over the Internet, then AssetExchange will not sufficiently develop its service to meet its business plan. In addition, if businesses are unwilling to forgo the service provided by marketing intermediaries in order to plan and execute intermodal shipments over the Internet, then Webmodal will not develop a sufficient customer base to execute its business plan.


        Our long-term success depends on widespread market-acceptance of e-commerce. A number of factors could prevent such acceptance, including the following:

                  o the unwillingness of businesses to shift from traditional business processes to e-commerce processes;

                  o the necessary network infrastructure for substantial growth in usage of e-commerce may not be adequately developed;
                  o increased government and securities regulation or taxation may adversely affect the viability of e-commerce;
                  o insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times for the users of e-commerce; and
                  o concern and adverse publicity about the security of e-commerce transactions.

Our affiliate companies may fail if their competitors provide superior Internet-related products or continue to have greater resources than our affiliate companies.

        Competition for Internet products and services is intense and grows on a daily basis. As the market for e-commerce grows, we expect that competition will intensify. Barriers to entry are minimal and competitors can offer products and services at a relatively low cost. As no physical presence is required to commence operations, our affiliate companies' competitors may emerge without the same degree of warning that competitors who are traditional bricks-and-mortar businesses would provide to those businesses. Our affiliate companies compete for a share of a customer's:

                  o purchasing budget for services, materials and supplies with other online providers and traditional distribution channels; and
                  o advertising budget with online services and traditional off-line media, such as print and trade associations.

        Many of our affiliate companies' existing competitors have greater brand recognition and greater financial, marketing and other resources than our affiliate companies. This may place our affiliate companies at a competitive disadvantage in responding to other companies' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

        In addition, our affiliate companies compete to attract and retain a critical mass of buyers and sellers. Our affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, those offered by our affiliate companies. If our affiliate companies are unable to compete successfully against their existing and developing competitors, then our affiliate companies may fail.

Our affiliate companies' computer and communications systems may fail, which may discourage content providers and consumers from using our affiliate companies' systems.

        Our affiliate companies' businesses depend on the efficient and uninterrupted operation of their computer and communications hardware systems. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Any system interruptions that cause our affiliate companies' Internet websites to be unavailable to Internet browsers may reduce the attractiveness of our affiliate companies' Internet websites to consumers and third party content providers. If consumers and third party content providers are unwilling to use our affiliate companies' Internet websites, then our business, financial condition and operating results could be adversely affected.

Our affiliate companies' businesses may be disrupted if they are unable to upgrade their systems to meet increased demand.

        Capacity limits on our affiliate companies' technology, transaction processing systems and network hardware and software may be difficult to project and they may find it difficult to expand and upgrade their systems to meet increased use. Our affiliate companies will require significant amounts of capital to upgrade their technology systems. If our affiliate companies are unable to obtain this financing to appropriately upgrade their systems and network hardware and software, then the operations and processes of our affiliate companies may be disrupted.

        Due to the fact that its Internet website and accompanying systems have yet to be publicized or open for use by the general public, metacat's technology systems are currently being used at less than 5% capacity. metacat believes that its technology systems can accommodate several thousand transactions a day. In addition, metacat's technology systems can be expanded by purchasing additional hardware and software licenses. metacat believes that it can accomplish any required expansion of its technology systems within one to two days.

        Although College 411 owns its own web server, its operations are hosted by AboveNet Communications 24 hours a day and is currently running at approximately 20% capacity. College 411 believes that it can easily expand both its database architecture and web server through the addition of server hardware.

        AssetExchange's technology systems have the capacity to handle approximately 20,000 members. Accordingly, AssetExchange believes that its technology systems are currently operating at less than 5% of its capacity. AssetExchange believes that it can quickly increase its capacity by adding processors to the existing server, providing additional servers or replacing the server with a more powerful server.

        BrightStreet believes that its technology systems have the capacity to deliver approximately 2,000,000 promotion views per day. BrightStreet is presently experiencing an average of approximately 400 promotion views per day. BrightStreet believes that it can easily increase its capacity by purchasing additional servers, processors and hard disk arrays.

        AsiaCD's web server is hosted by Mindspring. In addition, AsiaCD's transaction processing is performed by Yahoo! Store and Wells Fargo Bank. Accordingly, AsiaCD believes that it currently has sufficient capacity to handle its transaction volume. AsiaCD can easily expand its technology systems by purchasing additional web servers.

        Since Webmodal and Swapit.com have not launched their Internet websites and operations, they do not yet face capacity limits.

Our affiliate companies that publish or distribute content over the Internet may be subject to legal liability.

        Some of our affiliate companies may be subject to legal claims relating to the content on their Internet websites, or the downloading and distribution of this content. For example, College 411, AssetExchange, AsiaCD and Webmodal all use content and information obtained from third party sources. Claims involving matters such as defamation, invasion of privacy and copyright infringement can be made against these affiliate companies if they improperly obtain or use this content. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material contained on their Internet websites. In addition, some of the content provided by our affiliate companies on their Internet websites is drawn from data compiled by other parties, including governmental and commercial sources, and our affiliate companies re-enter the data. This data may have errors. If any of our affiliate companies' Internet website content is improperly used or if any of our affiliate companies supply incorrect information, it could result in unexpected liability. Any of our affiliate companies that incur this type of unexpected liability may not have insurance to cover the claim or, if coverage is in place, it may not be adequate. If our affiliate companies incur substantial costs because of this type of unexpected liability, then the expenses incurred by our affiliate companies will increase and their profits, if any, will decrease.

Changes in federal and state tax treatment of Internet sales could result in decreased revenues for some of our affiliate companies.

        The imposition of sales taxes on Internet sales would increase the effective cost of goods to purchasers from metacat.com, College 411, AsiaCD and Swapit.com and may result in lower sales. Currently, these affiliate companies are not required to charge any customer sales and usage tax, and there is a federally imposed moratorium on taxation of Internet transactions. However, the growth of Internet commerce is likely to lead state revenue agencies to pursue taxation on Internet sales. To the extent that states are successful in imposing taxes on Internet sales, the result will be an effective increase in the cost of goods purchased through Internet websites. Consumers may respond by shifting to traditional purchasing methods such as catalog sales which often do not impose sales tax or interstate shipments or store purchases which do not involve shipping costs.

Concerns regarding security of transactions and transmitting confidential information over the Internet may have an adverse impact on our business.

        We believe that concerns regarding the security of confidential information transmitted over the Internet discourage many potential customers from engaging in online transactions. If our affiliate companies that depend on such transactions, such as metacat.com, AsiaCD, College 411 and Swapit.com do not add sufficient security features to their future product releases, then our affiliate companies' products and services may not gain market acceptance or there may be additional legal exposure to them.

        Since metacat has not yet opened its Internet website to the general public, it has not yet experienced any service interruptions.

        Since it launched its Internet website, College 411 has experienced approximately ten service interruptions, each of which lasted for a duration of five minutes or less.

        In September 1999, AssetExchange experienced several brief outages due to an incorrect database configuration setting. Each of these outages lasted for less than 30 minutes. AssetExchange has not experienced any unscheduled outages since this problem was corrected.

        In the past 45 days, BrightStreet has experienced four service interruptions. Three of these interruptions lasted for 30 minutes or less and the fourth interruption lasted for approximately two hours. All of these service interruptions were scheduled maintenance periods for BrightStreet's co-location facility and occurred between the hours of 1:00 a.m. and 4:00 a.m. PST. These service interruptions were pre-announced to BrightStreet's customer base seven days in advance of each interruption. BrightStreet believes that these scheduled maintenance interruptions are a regular activity that will continue to occur in the foreseeable future.

        During the past 18 months, AsiaCD experienced three service interruptions. Two of these interruptions were related to web servers and were resolved within two hours by installing new hardware and more servers. The third interruption involved AsiaCD's online payment gateway and lasted for one day. During this period, AsiaCD disabled its real time credit card authorization system and processed orders by manually authorizing credit card purchases.

        Since Webmodal and Swapit.com have not launched their Internet websites and operations, they have not experienced any service interruptions.

Our affiliate companies' technology systems are vulnerable to break-ins, viruses or similar problems which, if they occur, could adversely affect their reputations.

        The technology systems of our affiliate companies are potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents the security measures imposed by any one of our affiliate companies, then he or she could misappropriate proprietary information or cause interruption in operations of the affiliate company. Security breaches that result in access to confidential information could damage the reputations of our affiliate companies and expose the affected affiliate company to a risk of loss or liability. Some of our affiliate companies may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more widespread, our affiliate companies' customers will become more concerned about security. If our affiliate companies are unable to adequately address these concerns, then they may be unable to sell their products.

All of our affiliate companies anticipate rapid growth, and failure to manage that growth could adversely affect their businesses.

        Each of our affiliate companies anticipates rapid growth, which will require continual enhancement to financial and management controls, reporting systems and procedures and expansion, training and management of personnel. If any affiliate company fails to have systems, procedures and controls which are adequate to support its growth and operations, it may be unable to successfully implement its business plan. In addition, it may lose customers who become dissatisfied as the result of operational problems created by the failure to manage growth, adversely impacting revenues, expenses and earnings.

Risks particular to metacat.com.

metacat.com's business will be adversely affected if it is unable to maintain a current product database.

        metacat.com will have to develop and maintain a product database from the catalog merchants it serves. Keeping the product database updated as individual catalogs change their selections and prices will require diligence and continual dialogue with retailers. If metacat.com is unable to maintain a current and accurate database, consumers will become frustrated with its service and turn to other methods for purchasing products.

If merchants whose products metacat.com offers fail to ship orders properly, metacat.com will incur increased costs and reduced sales.

        If merchants whose products are ordered through metacat.com fail to ship their orders in a timely manner, ship incomplete or otherwise faulty orders, or fail to maintain inventory, then metacat.com will incur additional expense in customer service in order to handle problems and may have to make refunds to purchasers. In addition, consumers do not have great tolerance for such problems, and chronic problems will result in fewer repeat customers and reduced orders as frustrated customers cease using its service. Although merchant performance is not under metacat.com's direct control, metacat.com will maintain a customer service history for each cataloger and conduct a periodic performance review, as well as act to either discipline or remove catalogers with consistently poor service records in order to ensure timely information and a high level of customer service.

Competition from various sources could aversely impact metcat's operating results.

         metacat.com, Inc. competes with a wide variety of online and offline sources for mail order products. Competition includes literally thousands of sources from which consumers can make purchases, including traditional "bricks and mortar" stores, print-based mail order catalogs, individual merchants' online catalogs and online aggregators of products and catalogs. metacat directly competes with online competitors including catalogcity.com and Catalog.com, each of whom have Internet websites that are currently in operation and attracting consumers. Many of metacat's competitors have established Internet websites and greater resources and customer recognition than metacat. Metacat's ability to compete will be dependent on providing hard-to-find products and on effective marketing to inform consumers of the existence of its website.

         metacat.com has not developed a Year 2000 contingency plan and may suffer business disruptions as a result.

         Although metacat.com believes that its software is fully Year 2000 compliant, it has not developed any contingency plans should it or any of its vendors have Year 2000 problems. As a result, it may suffer business disruptions should such problems arise.

Risks particular to Webmodal.

If intermodal railroads are unwilling to establish relationships with Webmodal, Webmodal will be unable to implement its business plan.

         Webmodal's business plan is dependent on establishing relationships with intermodal railroads so that it can market intermodal products and services. Most such railroads have contract minimum and creditworthiness requirements. Although Webmodal believes that it will be able to either meet these requirements or obtain exceptions to the requirements based on the potential value to the railroads of its services, and establish relationships with the railroads, a failure to do so on a consistent basis would reduce the attractiveness of Webmodal's products and services.

If Webmodal is unable to establish relationships with trucking companies in hub cities it will be delayed in executing its business plan.

         Webmodal's business plan requires that it establish relationships for online pricing and operations interfaces with trucking companies in 40-60 intermodal hub locations around the country. If too many trucking companies are unwilling to provide the resources or attention necessary for such a relationship, or lack necessary information interfaces, Webmodal's ability to offer services in the applicable hub cities will be adversely affected until such relationships can be established.

Webmodal will not be successful unless it can convert shippers from traditional methods of arranging for shipments.

         Shippers of goods by intermodal means traditionally have relied on intermodal marketing companies to negotiate pricing, arrange for shipping and otherwise act as intermediaries in the shipping process. Although Webmodal will offer lower fees, lower ultimate shipping costs and other benefits, its success will be dependent on its ability to educate shippers and persuade them to adopt a new way of doing business. To the extent that Webmodal is unsuccessful in this educational effort, its business will suffer.

Competition from various sources could adversely impact Webmodal's operating results.

         Webmodal faces competition from various current and potential participants in the intermodal shipping market, who could respond to Webmodal by developing similar systems and apply greater marketing and management resources, thus reducing Webmodal's entry into the marketing and adversely affecting Webmodal's revenues. Existing intermodal marketing companies such as Hub Group and Mark VII Transportation, Inc. and intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National have pre-existing service relationships with intermodal carriers as well as substantially greater resources than Webmodal. Hub Group and CrossRoad have introduced limited online information systems that do not have most of the features of Webmodal's system, but could potentially develop systems similar to Webmodal's. Railroads, trucking companies and other independent entities like Webmodal also could enter this market, although railroads and trucking companies would have conflicting interests due to their direct participation in shipping that make their participation less likely. Third party logistics companies, to whom shippers sometimes outsource shipment management activities and who are a primary source of potential customers for Webmodal, could become competitors. Finally, other transportation-related e-commerce ventures, such as national Transportation Exchange, FreightQuote and RouteGuide.com are not directed at the intermodal shipping market but could develop applications for that market.

Risks particular to College 411.

College 411's target audience may not respond to its offerings in sufficient numbers.

         If College 411 does not attract sufficient college students to view content and buy products on its Internet website, then its revenues will be adversely affected. College 411's business model relies on advertising revenues which are dependent on the number of visits to its Internet website, and on revenues from sales of products offered for sale on its Internet website. Although the Internet website's content is carefully chosen to attract college students, College 411 is targeting a fast-paced consumer group with progressive, rapidly shifting tastes and preferences who may not ultimately accept its product offerings. Management has sought to mitigate this risk by ensuring that the writers of the Internet website's content are young, recent college graduates, and are thus extremely familiar with our audience's tastes and preferences. In addition, the company frequently visits and speaks with a large number of potential consumers and requests their input for the Internet website's content.

Competition from various sources could adversely impact College 411's operating results.

         College 411 faces competition from a variety of sources, including such online competitors as College Club, MyBytes and Student Advantage, each of which have Internet websites providing a variety of products and services similar to those provided by College 411. In addition to these entities, College 411 competes secondarily with many other online providers of content that appeals to college students and with print and electronic media including television and radio, newspapers and magazines that target young adults. Many of College 411's competitors have greater resources than College 411 and have been providing products and services to college students for longer periods of time. College 411's ability to compete will be dependent on its ability to provide content and services that appeal to college students.

Risks particular to AsiaCD.

A larger competitor in the Asian music market could adversely affect AsiaCD's operating results.

         If a large, well-funded United States based music Internet website launches an Internet website directed at sales of Asian music titles to the Asian population in the United States, it would compete directly with AsiaCD and could reduce AsiaCD's revenues and require that AsiaCD increase its marketing efforts in response. However, existing music Internet websites contain almost no Asian music, and therefore do not compete with AsiaCD, and AsiaCD is not aware of any proposal for this type of Internet website to materially increase its Asian music offerings or launch an Asia-specific Internet website. As AsiaCD becomes a more prominent player in the already-crowded online music space, competition is likely to arrive, either from larger entities with broad offerings that include Asian titles or from other Asia-specific Internet websites.

AsiaCD may be unable to obtain an adequate number of music titles to sell if it is unable to develop supplier relationships in Asian countries.

         AsiaCD relies on the supply of Asian music titles from local distributors in various Asian countries. It has supplier relationships in Hong Kong, Japan and Taiwan, but needs to build strong ties with suppliers in Korea, China, and other Asian countries in order to broaden its selections. If it is unable to do so, its potential business growth will be limited.

Relatively wide availability of counterfeit goods in Asia may make it difficult for AsiaCD to sell genuine products in Asia.

         Loose intellectual property laws and uneven enforcement of existing laws in many Asian countries has led to wide availability of cheap but low-quality compact discs and videos. Since AsiaCD carries only original, high-quality products on its Internet website, it must depend on local copyright enforcement efforts, or consumer perception of the higher quality of its products, in order to compete against such goods in the Asian market. If it is unsuccessful in creating consumer perception of the quality of its goods, it will not be successful in these markets.

AsiaCD's sales in Asia could be adversely affected by economic conditions in Asia.

         AsiaCD's ability to generate significant sales in Asia will depend in part on the speed with which various Asian countries recover from recent economic instability and recession. Any recurring downturn or political or economic instability could adversely affect AsiaCD's sales in that region.

Risks particular to AssetExchange, Inc.

Buyers and sellers of financial assets may not accept AssetExchange's services, resulting in lower than anticipated revenues.

         While AssetExchange believes that the scope and pricing of its services will be attractive to buyers and sellers of financial assets, it cannot be certain that its service will attract the number and quality of portfolios for sale and buyers that it has anticipated, or that particular classes of assets can be priced attractively. If sufficient sellers and buyers do not use AssetExchange's services, its revenues and income will be adversely affected.

Competitive services for brokerage of financial assets could reduce AssetExchange's business.

         If other online financial asset brokerage systems appear, or buyers and sellers of financial assets use online means for direct negotiation of transactions, the result will be a reduction in the volume of transactions through AssetExchange's service and resulting lower revenues and income. The online asset brokerage business is new and rapidly evolving. It is likely that other entities will emerge and attempt to compete in this market. As there are a limited number of active buyers of credit card portfolios, it may be feasible for buyers and sellers to make direct contact to negotiate transactions without using AssetExchange or a competing service. Other potential competitors include businesses currently conducting online mortgage portfolio auctions and loan participations who may choose to enter the market for credit card portfolios.

Risks particular to Swapit.com.

Swapit.com may overvalue goods taken in trade, resulting in accumulation of inventory and write-offs.

         Swapit.com will attempt to credit user's accounts for any used good submitted to it with an amount which reflects the market value that it can acquire from other users in trade for the same item. As the market value in trade of used goods cannot be estimated precisely, it may overvalue used goods. In addition, Swapit.com may opt to credit users with an amount that exceeds the valuation of the goods offered in trade by a current or potential user in order to build a user base and develop its brand name. This may result in the accumulation of inventory or the sale or exchange of overvalued goods at reduced margins or at a loss. Swapit.com may be forced to write-off large quantities of aging inventories, or maintain large reserves on our books, due to valuation errors.

Competition from a variety of online trading services will be intense and Swapit.com may not be able to compete successfully.

         The market for trading and sales over the Internet is new, rapidly evolving and intensely competitive, and Swapit.com expects competition to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to Swapit.com could therefore appear at any time. In addition Swapit.com expects that it will compete heavily with existing person-to-person trading services including eBay, Yahoo!, Auctions, Amazon.com, Excite, Inc., Auction Universe and a number of other small services. It will also compete indirectly with business-to-consumer online auction services such as Onsale, First Auction, Surplus Auction and uBid. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading and who could rapidly develop and launch services similar to ours prior to or after our appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than Swapit.com does. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well established and well financed companies. As a result, some of its competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than Swapit.com. Increased competition may result in reduced operating margins, loss of market share and diminished value of Swapit.com's brand. In addition, some of its competitors have offered services for free and others may do this as well.

A decline in demand for used goods would adversely impact Swapit.com's business.

         A decline in the popularity of, use of or demand for, certain items traded or sold through Swapit.com's service could reduce the overall volume of transactions on the service, resulting in reduced revenues. For instance if audio compact discs become less popular because of the emergence of MP3s or another new recording medium, trades or purchases of used compact discs from the service may decline and thus harm Swapit.com's business. Swapit.com will derive most of its revenues from fees received from sellers on trades made using the service. Swapit.com's future revenues will depend upon the level of demand for used and aged goods, as well as the demand for goods of the type that will be traded through the service. The demand for used goods may fluctuate with changes in consumer discretionary spending and other economic conditions.

Risks particular to BrightStreet.

BrightStreet may not be able to compete successfully in the consumer advertising and promotion business due to the intense competition in the industry.

         BrightStreet faces significant competition from many promotion and advertising companies as well as on-line publishers which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Many of these companies have longer operating histories, greater market presence, and substantially greater financial and other resources than BrightStreet. Many of these companies, including Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated have initiated or are planning to initiate programs and services involving the Internet. Additionally, the Internet is a relatively new format through which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase. Accordingly, there can be no assurance that competition will not increase from existing competitors, that established or new companies will not enter the market, that competitors will not offer comparable products and services at lower prices than BrightStreet, or that BrightStreet will be able to compete successfully with such existing or new competitors.

Rapid technological changes could reduce the value of BrightStreet's technology or make it non-competitive.

         The online services industry is subject to rapid and significant changes in technology. Such changes could lead to new products and services that compete with products proposed to be offered by BrightStreet or could lower the cost of current competing products and services to the point where BrightStreet's products and services could become non-competitive. In response to these changes, BrightStreet could be required to reduce the prices of its products or to increase its research and development expenses in an effort to develop technological advances in its own products so that they remain competitive in the marketplace. While BrightStreet is not aware of any technology changes that would materially affect the attractiveness or effectiveness of its proposed products and services, the effect of technological changes on its business cannot be predicted. In the event that BrightStreet is unable to continue to upgrade its products and services, it will be unable to provide the types of products and services demanded by consumers of online services.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of up to 3,722,560 shares of our common stock which are being offered for sale by 13 of our stockholders pursuant to this registration statement. However, 295,040 of these shares will only be issued upon the exercise of warrants. If all of these warrants are exercised, then we will receive gross proceeds of $1,507,470. We will use these proceeds for general corporate and working capital purposes.


                      MARKET PRICE AND DIVIDEND INFORMATION


         As of the date of this prospectus, our common stock is traded through the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETV." The market for our common stock on the NASDAQ Over-the-Counter Bulletin Board Trading System is sporadic and the quarterly average daily volume of shares traded since inception ranged from a low of 31,539 shares to a high of 55,695 shares. The following table presents the range of the high and low bid and average daily volume information for our common stock for the periods indicated, which information was provided by NASDAQ Trading and Market Services. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                                 Average Daily
                                                      High         Low          Volume (Shares)
                                                      ----         ---          ---------------
Year Ended December 31, 1999
         Fourth Quarter                              5.7500       4.0000             31,539
Year Ending December 31, 1999
         First Quarter                               6.3750       4.7500             38,393
         Second Quarter                              7.6875       4.5000             55,695
         Third Quarter                               6.3125       3.8125             49,461
         Fourth Quarter (through December 9, 1999)   8.375        3.5625             87,169

         Our common stock has only been traded on the NASDAQ Over-the-Counter Bulletin Board Trading System since November 24, 1998. Records of our stock transfer agent indicate that as of December 9, 1999, there were approximately183 record holders of our common stock. We have not paid any cash dividends to date and do not anticipate or contemplate paying cash dividends in the foreseeable future. We plan to retain any earnings for use in the operation of our business and to fund future growth.

                                 CAPITALIZATION

         The following table sets forth our total capitalization on an actual basis as of September 30, 1999 and on a pro-forma basis as if the following transactions occurred on September 30, 1999:

         o We received net proceeds of 2,582,000 in October 1999 from the sale of 2,824 shares of our Series B Preferred Stock.

         o In the fourth quarter, holders of our convertible debentures converted principal and accrued interest of $504,582 into 207,273 shares of our common stock.

         o In the fourth quarter, holders of our convertible promissory notes converted principal and accrued interest of $620,317 into 310,612 shares of our common stock.

         o We issued 676,374 shares of our common stock in a private placement with the RS Orphan Fund, LP and the RS Orphan Offshore Fund, LP in October 1999 pursuant to which we received gross proceeds of $676,374.

                                                                          September 30, 1999
                                                                  ---------------------------------
                                                                        Actual        Pro-Forma       As Adjusted
                                                                  -----------------------------------------------
Debt:
    Short-term, including current portion of long-term plus
    accrued interest                                              $  1,976,316      $ 1,896,189       $ 1,896,189
    Long-term, net of current portion                                6,118,945        5,074,173         5,074,173
Stockholders' equity (deficit):
    Preferred stock, Convertible Series B, $.001 par value
    per share. At September 30, 1999, 2,000 shares issued
    and outstanding; 4,824 shares issued and outstanding
    on a pro-forma basis                                                     2                5                 5
    Common stock, Net Value Holdings, Inc., $.001 par value
    per share. At September 30, 1999, 13,371,902 shares
    issued and outstanding; 14,566,161 shares issued and
    outstanding as adjusted                                             13,372            14,566           14,566

    Additional paid-in capital                                      32,098,486        36,480,562       36,480,562
    Deferred compensation                                          (15,109,483)      (15,109,483)     (15,109,483
    Deficit accumulated during the development stage               (17,404,513)      (17,404,513)     (17,404,513)

    Total Stockholders' Equity (Deficit)                              (402,136)        3,981,137        3,981,137
                                                                  -----------------------------------------------
Total Capitalization                                              $  7,693,125      $ 10,951,499      $10,951,499
                                                                  ===============================================

                                       30

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                           Nine Months Ended
                                                              September 30,
                                                               (unaudited)

                                                                                   August 31, 1998
                                       Year Ended                                      through
                                      December 31,                                   September 30,
                                          1998             1998           1999           1999
                                      -------------------------------------------------------------
                                                                                      (unaudited)
Statement of Operations Data:

Revenues                               $        0        $        0     $         0     $         0

Operating Expenses
  Compensation and related
    expenses                                                              1,313,470       1,313,470
  Professional fees                       129,878                           513,933         643,811
  Consulting                                                                107,849         107,849
  Selling, general and
    administrative expenses                10,606             1,120         319,867         330,473
  Assumed obligation expense            2,618,384         1,350,000       8,289,639      10,908,023
  Equity Loss                                                                32,928          32,928
                                      -------------------------------------------------------------
      Total Operating Expenses          2,758,868         1,351,120      10,577,686      13,336,554
                                      -------------------------------------------------------------
      Loss from Operations             (2,758,868)       (1,351,120)    (10,577,686)    (13,336,554)
                                      -------------------------------------------------------------
Other Income (Expense)
  Interest Income                                                            19,690          19,690
  Interest Expense                        (82,082)           (4,685)     (3,409,507)     (3,491,589)
  Financing Fees                          (48,436)                         (542,624)       (591,060)
                                      -------------------------------------------------------------
Net Loss                              ($2,889,386)      ($1,355,805)   ($14,510,127)   ($17,399,513)
                                      =============================================================
Basic and diluted net loss per
  common share                             ($0.58)           ($0.59)         ($1.68)
                                      =============================================================
Basic and diluted weighted
  average number of common
  shares outstanding                    4,993,868         2,292,535       8,647,063
                                      =============================================================

                                        December 31,    September 30,
                                            1998            1999
                                      ---------------------------------
Balance Sheet Data
  Cash and cash equivalents                 1,466         1,051,931
  Working capital (deficit)              (916,773)         (304,732)
  Total assets                          2,586,188         8,177,755
  Total liabilities                     2,156,579         8,479,891
  Notes payable and accrued
    interest, net of discounts          2,049,557         8,095,261
  Stockholders' deficit                   429,609          (402,136)


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. The following discussion should be read in conjunction with our audited Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

General

         We are an Internet holding company actively engaged in e-commerce through a network of affiliate companies. As of September 30, 1999, we owned interests in five e-commerce companies, which we refer to as our affiliate companies. The presentation and content of our financial statements is largely a function of the presentation and content of the financial statements of our affiliate companies. To the extent our affiliate companies change the presentation or content of their financial statements, the presentation and content of our financial statements may also change.

         Net Value, Inc. sold its entire business operations for cash, assumption of certain liabilities, cancellation of certain stock options, releases from employment agreements and a 12% ownership interest in a newly-formed and capitalized company which purchased its assets. We have changed the method of reporting our ownership interest in the operations of Net Value, Inc. from the consolidation method to the cost method, which constitutes a change in reporting entity under Accounting Principles Board No. 20 - Accounting Changes. Consequently, the financial statements for all prior periods have been restated to reflect the investment in Net Value, Inc. using the cost method and all other financial information related to Net Value Holdings, Inc. has been removed from this presentation. This treatment is also consistent with the treatment afforded to companies which are in the process of an initial public offering and spin off a subsidiary before becoming effective and then restate prior financial statements to remove the operations which will not be part of the registrant when it becomes effective, under SEC Staff Accounting Bulletin No. 93, Accounting and Disclosure Regarding Discontinued Operations Accounting (Topic 5, Section Z, Item No. 7 - Accounting for the Spin-Off of a Subsidiary).

Effect of Various Accounting Methods on our Results of Operations

         The various interests that we acquire in our affiliate companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on our voting interest in an affiliate company.

         Consolidation. Affiliate companies in which we directly or indirectly own more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, an affiliate company's results of operations are reflected within our Consolidated Statements of Operations. Net Value, Inc. was our only consolidated affiliate company through December 31, 1998. As of September 30, 1999, Net Value, Inc. and metacat.com, Inc. were our only consolidated partner companies.

         The effect of an affiliate company's net results of operations on our net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in our net results of operations in the Consolidated Statements of Operations.

         Equity Method. Affiliate companies whose results we do not consolidate, but over whom we exercise significant influence, are generally accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to an affiliate company depends on an evaluation of several factors including, among others, representation on the affiliate company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the affiliate company, including voting rights associated with our holdings in common, preferred and other convertible instruments in the affiliate company. Under the equity method of accounting, an affiliate company's results of operations are not reflected within our Consolidated Statements of Operations; however, our share of the earnings or losses of the company is reflected in the caption "Equity income (loss)" in the Consolidated Statements of Operations. As of December 31, 1998, we did not account for any of our affiliate companies under the equity method of accounting. As of September 30, 1999, we accounted for the following affiliate companies under this method:

         o         College 411.com, Inc.
         o         AssetExchange, Inc.
         o         Swapit.com, Inc.

         We have representation on the board of directors of all of the above affiliate companies.

         Most of our equity method affiliate companies are in a very early stage of development and have not generated significant revenues. All of our equity method affiliate companies were formed in 1999 and are expected to incur substantial losses in 1999 and 2000.

         Cost Method. Affiliate companies not accounted for under either the consolidation or the equity methods of accounting are accounted for under the cost method of accounting. Under this method, our share of the earnings or losses of these companies is not included in our Consolidated Statements of Operations. As of December 31, 1998, we did not account for any of our affiliate companies under the cost method of accounting. At September 30, 1999, we accounted for Asia CD, Inc. under the cost method of accounting. In addition, we plan to account for BrightStreet.com, Inc. and Swapit.com, Inc. under the cost method of accounting.

         Our cost method affiliate companies are in a very early stage of development and have not generated significant revenues. In addition, our cost method affiliate companies have incurred substantial losses and are expected to continue to incur substantial losses in 1999 and 2000.

Net Results of Operations

Twelve Months Ended December 31, 1998

         We did not generate any operating revenues in 1998.

         We incurred a net loss of $2,889,386 in 1998. Approximately $2,618,000 of this loss was attributed to a loss on the write off of inter-company advances to Net Value, Inc. This amount represented funds advanced to Net Value, Inc. reduced by expenses paid by Net Value, Inc. on our behalf during 1998. An additional $129,900 was paid for legal fees related to our merger with Net Value, Inc. Approximately $11,000 was used for our normal operating expenditures in our attempts to acquire interests in affiliate companies. The remaining $131,000 was primarily related to interest expense and financing fees on convertible debentures issued during 1998.

Nine Months Ended September 30, 1999 Compared to the Nine Months Ended September 30, 1999

         We started to build our infrastructure in September 1998 when our operations were established in Philadelphia. Comparisons of operating results for the nine months ended September 30, 1999 and 1998 can be misleading given our limited operating activities prior to September 1998.

         During the nine months ended September 30, 1999 and for the nine months ended September 30, 1998, we did not generate any operating revenues.

         We incurred net losses of $14,510,127 during the nine months ended September 30, 1999 and $1,355,805 during the nine months ended September 30, 1998, which was an increase of $13,154,322. This increase was primarily due to our assumption of debt from one of our affiliate companies which resulted in assumed debt obligation expense of $4,368,675, a $2,570,964 increase in bad debts to affiliated companies, a $3,404,822 increase in interest expense, a $513,933 increase in professional fees, a $542,624 increase in financing fees, a $1,313,470 increase in compensation expense and a $426,596 increase in selling, general and administrative expenses.

         Assumed debt obligation expense on assumed debt and write off of intercompany advances increased to $8,289,639 during the nine months ended September 30, 1999 from $1,350,000 during the nine months ended September 30, 1998, a total increase of $6,939,639. The increase was primarily due to the fact that we issued $4,270,125 of convertible promissory notes to the holders of Net Value, Inc.'s promissory notes in exchange for their cancellation of their Net Value, Inc. promissory notes. The remaining $2,670,000 was attributed to both cash advances to Net Value, Inc. and debts which we paid on behalf of Net Value, Inc.

         Interest expense, which was primarily a non-cash expense, increased to $3,409,507 during the nine months ended September 30, 1999 from $4,685 during the nine months ended September 30, 1998, an increase of $3,404,822. The increase was primarily attributable to additional 1999 interest and debt discount amortization on the convertible promissory notes issued in January 1999, additional interest and debt discount amortization on the convertible debentures which we issued in the fourth quarter of 1998 and the first nine months of 1999, as well as additional interest and debt discount amortization on the convertible debentures which we issued to Founders Equity Group and its affiliates in March 1999. The discount was the result of beneficial conversion features attached to the convertible promissory notes and convertible debentures that allowed those noteholders to convert their notes into shares our common stock at below market rates.

         Professional fees were $513,933 during the nine months ended September 30, 1999 and $0 during the nine months ended September 30, 1998, an increase of $513,933. We incurred additional professional fees during the nine months ended September 30, 1999 related to general corporate matters and preparation of a registration statement registering the resale of shares of our common stock.

         Financing fees increased by $542,624 during the nine months ended September 30, 1999. The increase in financing fees was primarily from the amortization of loan costs we paid in the fourth quarter of 1998 and the nine months ended September 30, 1999 related to the issuance of the convertible debentures we issued in the fourth quarter of 1998 and the first nine months of 1999, and the convertible debentures which we issued to Founders Equity Group and its affiliates in March 1999. As of September 30, 1999, there was approximately $299,000 of prepaid financing fees that will be amortized over the remaining term of the convertible debentures.

         Compensation and related expenses increased to $1,313,470 during the nine months ended September 30, 1999 from $0 during the nine months ended September 30, 1998, an increase of $1,313,470. This increase was primarily due to the amortization of stock based compensation issued in connection with the employment agreements from the addition of core management staff during our development stage, which amounted to $1,080,286 as of September 30, 1999, while salaries and related expenses amounted to $233,184. We recorded approximately $16,190,000 of compensation in connection with the stock and options issued to our management staff and consultants of which $15,109,000 has been deferred as of September 30, 1999 and will be amortized over the terms of the employment and consulting agreements.

         Other general administrative expense increased to $427,716 during the nine months ended September 30, 1999 from $1,120 during the nine months ended September 30, 1998, an increase of $426,596. The increase was primarily attributable to additional general corporate expenses incurred during our development stage.

         As of September 30, 1999, we had an accumulated deficit of $17,404,513. We believe that approximately $13,600,000 of this amount will be available to offset future taxable income, if any.

Changes in Financial Position, Liquidity and Capital Resources

         Our net losses and the need for additional financing to implement our business plan and continue our operations raise substantial doubt about our ability to continue as a going concern unless additional financing can be obtained from alternative sources. We do not expect to be able to generate significant revenues to meet our operational needs, nor do we expect our majority owned affiliate company to generate revenues to meet our combined operational needs over the next twelve months. We also do not expect to receive dividends from our affiliate companies over the next twelve months given the nature of development stage companies. We therefor intend to obtain financing for the next twelve to eighteen months through the sale of additional debt and equity securities. For a more complete description of our financial condition, see "Consolidated Audited Financial Statements."

         We are a development stage enterprise and from our inception through September 30, 1999 we have earned no revenues from our operations and have not received any dividends from our affiliate companies. Since inception through September 30, 1999, we received net proceeds of approximately $2,391,000 from the sale of our equity securities. In addition, during the period from August 31, 1998 through September 30, 1999, we received approximately $9,057,000 net of loan financing costs paid from the sale of convertible debentures. Accordingly, net proceeds from the sale of debt and equity amounted to approximately $11,648,000 during the period from August 31, 1998 through September 30, 1999.

         During the period from January 1, 1998 through December 31, 1998, we received gross proceeds of $2,346,500 from the sale of our debt securities to various related and independent third parties, including $1,402,500 in proceeds from the sale of our convertible debentures in the fourth quarter of 1998. The convertible debentures accrue interest at the simple rate of 8% per annum. The holders may convert the convertible debentures at any time. We may force the mandatory conversion of the convertible debentures into shares of our common stock at a conversion price of $2.00 per share upon the occurrence of:

         o        the completion of our merger with Net Value, Inc.;
         o our acquisition of at least 80% of the issued and outstanding capital stock of BrightStreet; or
         o the effective date of a registration statement registering the resale of all shares of common stock issuable upon conversion of the convertible debentures.

         The maturity date of the convertible debentures is the earlier of:

         o the date on which the holder elects to convert all of the outstanding unpaid principal and accrued interest on the note into shares of common stock;
         o the date upon which we elect to cause a mandatory conversion of all of the outstanding principal and accrued interest on the note into shares of common stock; or
         o two years from the date of the issuance of the convertible debentures.

         From January 1, 1999 through June 30, 1999, we issued additional convertible debentures in the aggregate principal amount of $6,455,000 having conversion prices ranging from $2.00 to $2.50 per share on the same terms and conditions. Through December 9, 1999, holders of these convertible debentures converted an aggregate of $3,323,000 of principal and approximately $59,190 of accrued interest into 1,382,940 shares of our common stock. We used the funds received from the sale of these convertible debentures to pay commercial accounts payable and to fund both our operations and the continuing operations of Net Value, Inc. Accordingly, as of December 9, 1999, the unpaid principal amount of these convertible debentures was $4,534,500. This amount will become due at various dates in the fourth quarter of 2000 through the first quarter of 2001 if the convertible debentures are not converted prior to their maturity date.

         During October, November and December 1997, Net Value, Inc. issued promissory notes in the aggregate principal amount of $4,025,000. These promissory notes matured on the one-year anniversary of their dates of issuance. Net Value, Inc. did not repay these promissory notes on their maturity dates. Accrued interest on these promissory notes at December 31, 1998 was $495,646. Effective January 1, 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 to the holders of Net Value, Inc.'s promissory notes in exchange for their agreement to cancel Net Value, Inc. promissory notes in the aggregate principal amount of $3,800,000 plus $470,125 of accrued interest thereon and to release our corporation, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to the Net Value, Inc. promissory notes. The holders of these convertible promissory notes have the right to convert the principal balance plus all accrued interest related to these convertible promissory notes into shares of our common stock at a conversion price of $2.00 per share at any time. We may convert the principal and accrued interest on these convertible promissory notes into shares of common stock at a rate of $2.00 per share, upon our common stock's achievement of certain market price targets. These convertible promissory notes accrue interest at the simple rate of 12% per annum and have a maturity date of the earlier of:

         o the date on which the convertible promissory notes are converted into shares of our common stock; or
         o the one-year anniversary of the closing of our merger with Net Value, Inc.

         We are required to issue warrants to purchase one-half of one share of our common stock for each share issued to the holders upon any conversion of the convertible promissory notes. The warrants are exercisable over a period of three years from the date of issuance at an exercise price of $6.00 per share. The holders of the remaining Net Value, Inc. promissory notes did not participate in this exchange offering. Therefore, Net Value, Inc. anticipates repaying the outstanding principal balance and accrued interest on the remaining promissory notes, which amounted to $250,521 at December 31, 1998 and will amount to $284,271 at December 31, 1999. Interest continues to accrue on these Net Value, Inc. promissory notes at the default rate of 15% per annum. Through December 9, 1999, holders converted these convertible promissory notes in the aggregate principal amount of $2,792,937 plus accrued interest of $172,301 into 1,482,617 shares of our common stock and received warrants to purchase an additional 741,315 shares of our common stock. Accordingly, as of December 9, 1999, the unpaid principal amount of these convertible promissory notes was $1,477,188. We believe that we will close our merger with Net Value, Inc. on or before March 31, 2000. Accordingly, this amount will become due on March 31, 2001 if the convertible promissory notes are not converted prior to their maturity date.

         On March 1, 1999, we issued four convertible promissory notes in the aggregate principal amount of $900,000 to Founders Equity Group, Inc. and three of its affiliates in exchange for the lender's cancellation of a promissory note which matured on March 1, 1999 and its release of our corporation and our present and future officers and directors from any claims related to payment of principal and accrued interest pursuant to the promissory note. The lenders may convert all or any part of the outstanding principal amount of the convertible promissory notes, plus all accrued interest thereon through the date of conversion, into shares of our common stock at a conversion price of $2.50 per share. We may force the lenders to convert the entire principal amount of the convertible promissory notes, plus all accrued interest thereon, upon our common stock's satisfaction of certain price and volume requirements and the registration of the resale of all shares of our common stock issuable to the lenders upon such mandatory conversion of the convertible promissory note. The lenders are also entitled to piggyback registration rights with respect to all shares issuable upon any conversion of the convertible promissory notes. As additional consideration for the lender's agreement to cancel the original promissory note and accept convertible promissory notes in full satisfaction of our obligations pursuant to the original promissory note, we issued the lender a warrant to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. The lender may exercise each of these warrants at any time prior to February 28, 2002. The lender is not entitled to any registration rights with respect to any shares of our common stock issued upon the exercise of either of these warrants. Te convertible promissory notes have a maturity date of March 1, 2000. Accordingly, we will be required to pay the lenders $900,000 on March 1, 2000 if the convertible promissory notes are not converted prior to this maturity date.

         Since inception through September 30, 1999, we used approximately $1,173,000 to fund our general corporate expenses, including salaries and wages, professional and consulting fees and interest expense and we

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advanced approximately $6,539,000 to Net Value, Inc. to fund its operations and development stage activities. We continued to advance funds to Net Value, Inc. through December 3, 1999, the date of the asset sale with Net Value, Inc.

         In June 1999, pursuant to a loan agreement, we advanced an aggregate total of $1,555,000 to Strategicus Partners, Inc. Strategicus used these funds as follows:

         o $1,000,000 to purchase an approximate 13% equity interest in AsiaCD, Inc.
         o $100,000 to purchase an approximate 10% equity interest in College 411.com, Inc.;
         o $60,000 to extend a short term loan to Cowboys and Robots, Inc.
         o        $85,000 for general corporate purposes; and
         o $310,000 to extend a loan to Douglas Spink , the president of Strategicus.

         In June 1999, we also extended a loan in the principal amount of $267,000 to Darr Aley, who was a stockholder of Strategicus at the time fo the loan. In July 1999, we completed a merger with Strategicus. For a complete description of this transaction, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER RELATIONSHIPS-Loan and Merger Agreements with Strategicus Partners, Inc." As a result of the merger, we now own Strategicus' investments in AsiaCD and College 411 and 100% of the capital stock of metacat.com, Inc. Since Strategicus as merged into us pursuant to the merger agreement, it is no longer a legal entity and its obligations under the loan agreement with us have been discharged. In connection with this merger, we entered into an employment agreement with Mr. Spink and a consulting agreement with Mr. Aley. For a more complete discussion of the terms of these agreements, see "MANAGEMENT - Employment Agreement" and "MANAGEMENT - Consulting Agreements." Pursuant to each of these agreements, we will forgive the repayment of each of Messrs. Spink and Aley's loans if they remain employed or engaged by us for certain periods of time. For a more complete description of these terms, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS - Forgiveness of Certain Loans to Members of Our Management Team."

         During the fourth quarter of 1999 we continued to actively pursue the acquisition of additional equity interest in affiliate companies as follows:

         o During July 1999, we loaned $60,000 to Cowboys and Robots, Inc. We are presently negotiating the conversion of the $60,000 loan made by Strategicus into an equity investment in Cowboys and Robots, Inc.,

         o        In October 1999 we acquired a 12% interest in Webmodal, Inc.
                  for $350,000 in cash,

         o In October 1999 we increased our ownership percentage in College 411, Inc. to 29% of the issued and outstanding common stock of College 411 through our exercise of warrants to purchase 1,125,000 shares of College 411's common stock, and

         o In November 1999, we acquired a 12% interest in Swapit.com, Inc. for $500,000 in cash.

         During the period from June 1999 through December 1999, Net Value, Inc. has failed to make required rent payments in the aggregate amount of approximately $105,000 pursuant to the lease agreement for its Fairfield, Connecticut office. The landlord is currently holding a security deposit of $79,711. In November 1999, the landlord filed a lawsuit against Net Value, Inc. seeking damages, interest, attorneys' fees and costs related to Net Value, Inc.'s alleged breach of this lease agreement. Net Value, Inc. is presently attempting to negotiate a settlement of this lawsuit. This settlement may require Net Value, Inc. to forfeit its security deposit and make additional payments. If Net Value, Inc. is unable to reach a settlement agreement with the landlord, and it is unsuccessful in its defense of this lawsuit, then it may be subject to a judgment equal to the remaining lease payments through the expiration of the lease in December 2000 plus additional damages.

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On October 6, 1998, Net Value, Inc. entered into a settlement agreement with DMR
Consulting Group, Inc. Pursuant to this agreement, DMR agreed to accept $270,000 as full payment of Net Value, Inc.'s obligation of approximately $745,000 in consulting fees incurred in connection with consulting services which DMR provided to Net Value, Inc.. Net Value, Inc. was unable to make the required payments under this settlement agreement. On December 3, 1998, the parties amended this settlement agreement to provide for a payment schedule whereby Net Value, Inc. paid $50,000 upon executing the agreement and agreed to repay the remaining balance upon the earlier of:

         o the closing of its private placement of convertible debentures; or
         o if Net Value, Inc. is unable to close its private placement in 1999, then in quarterly installments throughout 1999.

         The amended settlement agreement states that if Net Value, Inc. breaches any of its payment obligations, then the amended settlement agreement is terminated and Net Value, Inc. remains liable for the full amount of its original obligation. Accordingly, DMR may at any time assert a claim for the $170,000 due under the amended settlement agreement and the $475,000 which constitutes the difference between the original obligation and the agreed upon settlement amount. If DMR asserts this claim, then Net Value, Inc. will experience an extremely negative effect on its liquidity and financial position.

         In order to fund our current operations and to satisfy our current obligations as they come due, we consummated several equity transactions in September and October, 1999 as follows:

         o During September and October 1999, we sold 4,824 shares of our Series B Preferred Stock for net proceeds of approximately $4,574,000 after payment of offering costs of $250,000 in October 1999.

         o During October 1999, we sold 676,374 shares of our common stock to the RS Orphan Fund, LP and the RS Orphan Offshore Fund, LP for an aggregate purchase price of $676,374.

         After the next six months, we expect to need additional funds for our continuing operations and to fund current and prospective affiliate companies through offerings of our debt and equity securities.

Year 2000

         Net Value Holdings, Inc.

         Many computer programs have been written using two digits rather than four digits to define the applicable year. This poses a problem at the end of the century because these computer programs may recognize a date using "00" as the year 1900, rather than the year 2000. This in turn could result in major system failures or miscalculations and is generally referred to as the Year 2000 issue.

         We utilize a small number of computer software programs and operating systems. Accordingly, our exposure to Year 2000 issues is low. The exposure that does exist resides primarily in computer systems used for administrative functions and embedded microprocessors in telephone systems.

         The vendor of our telephone system has verified that the system has been tested and certified as Year 2000 compliant. In addition, in order to obviate any potential Year 2000 issues with computer systems, we have replaced all desktop personal computers, servers and software with new, Year 2000 compliant products which we have purchased from well-known vendors. Moreover, because these capital improvements were necessary and timely, no extraordinary costs have been incurred for Year 2000 remediation.

         We therefore do not believe that Year 2000 issues will materially affect our operations and have not implemented any further contingency plan.

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         The Year 2000 readiness of our affiliate companies is described below.
Our affiliate companies are in varying stages of assessing, remediating and testing their internal systems and assessing Year 2000 readiness of their vendors, business partners, and customers. Our affiliate companies are also in varying stages of developing contingency plans to operate in the event of a Year 2000 problem. The total cost and time which will be incurred by our affiliate companies on the Year 200 readiness effort has not been determined. There can be no assurance that all necessary work will be completed in time, or that such costs will not materially adversely impact on or more of our affiliate companies.

         BrightStreet.com, Inc.

         BrightStreet has identified all of its important technology systems and for each system has assessed both the level of risk that the system is not Y2K complaint and the importance of the continued operation of the system to its business. BrightStreet has begun to test all of its systems with an emphasis on the systems which possess both the highest level of importance to its business and the greatest risk of noncompliance. In October 1998, BrightStreet's network operations and information technology team began analyzing the corporation's computer systems and software to determine its Y2K readiness. BrightStreet entered the remediation phase in February 1999 and expects to complete all remediation and testing of its computer systems by November 1999.

         BrightStreet's testing consists of both running automated problem detection software and real world tests in which it sets all system dates to December 31, 1999 and monitors the transition as the computer systems move into the new year. BrightStreet is also performing regression tests in which it enters values that are before, during, bridging and after in all date sensitive fields and tests the functionality of the computer systems at each phase.

         As of the date of the prospectus, BrightStreet has completed its testing and has verified the Y2K readiness of its most critical applications and infrastructure components consisting of the following:

         o         Live production servers, including:

                   o third party hardware such as servers, hard drives and power supplies;
                   o third party software such as operating systems and databases;
                   o         internally developed application software;

         o         Key infrastructure vendors, such as:

                   o         co-location facility;
                   o         co-location connectivity;
                   o         Local Area Network connectivity;
                   o         office electric system; and
                   o         office phone systems.

         As of the date of this prospectus, BrightStreet is in the process of testing the following systems which are much less critical to the operation of its business.

         o         Local Area Network servers:

                   o         demonstration servers;
                   o         quality assurance servers;
                   o         development servers;
                   o         e-mail servers;  and
                   o         DNS servers;

         o Local Area Network workstations including all hardware and software associated with personal desktop computers.

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

         o         Other systems:


                   o         office Local Area Network peripheral equipment,
                             such as printers and scanners;
                   o         embedded systems, such as postage meters,
                             photocopiers, fax machines; and
                   o         non-critical outsource vendor systems.

         The most reasonably likely worst case scenario for BrightStreet is that some of its desktop software systems will have undetected non-compliant hardware or software attached to them. BrightStreet does not believe that the date change to January 1, 2000 will have any other effect than to have these specific pieces of hardware and software malfunction in an isolated fashion. In such cases, as errors are reported, BrightStreet will remove or replace non-compliant applications and hardware as needed. BrightStreet does not believe that a "most reasonably likely" worst-case scenario will include any of its mission critical systems.

         BrightStreet is using its best efforts to place mirrors of its live production servers at two completely separate co-location facilities before January 1, 2000. In case of failure at either location, BrightStreet should have the ability to redirect all of its traffic to one or the other facility. Additionally, key staff from both engineering and operations will be on call (and on automatic notification), so that in case of any failure, they will be able to immediately address the issue.

         metacat.com, Inc.

         metacat will use a significant number of computer software programs and operating systems across its entire organization, including applications used in operating its Internet websites, financial systems, customer relations management and decision support. However, since metacat.com is in its early stages of development, it has developed very few of these systems.

         The software programs and operating systems which metacat.com has established are new, Year 2000 compliant products which it purchased from reputable vendors. Additionally, all embedded systems, including its telephones, have been tested and certified as Year 2000 compliant by their manufacturer.

         metacat is currently building many of the key systems that support its business and operations. Year 2000 compliance will be an integral feature and requirement for all hardware and software which metacat.com purchases or develops internally.

         Although metacat.com has not identified any internal risks from the Year 2000 issues, it intends to establish relationships with many potential vendors, including some who may have Year 2000 issues. At this time metacat does not have the capability to determine the Year 2000 readiness of its vendors, however, the vendor evaluation process and associated agreement will include Year 2000 compliance as a condition of this relationship.

         Additional risks may arise due to Year 2000 issues outside of the direct control of metacat.com. The primary risks are Year 2000 related outages of electricity service, Internet connectivity, or hardware and software failure at the customer's location. Since the customer in this case is the individual consumer who may be unable to access or purchase products from metacat's Internet website, it is impossible to predict the actual effect on metacat's operations. In general, metacat believes that the majority of these consumer-specific Year 2000 issues will last several days to several weeks at the maximum and should not cause material losses in sales, especially given metacat's anticipated market position at the turn of the century.

         metacat does not believe that Year 2000 issues will unduly affect its operations. For this reason, it has not implemented an official Year 2000 contingency plan, however, as stated above, metacat intends to pursue growth and business relationships with Year 2000 readiness as an integral part of planning and implementing its business plan.

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


         AsiaCD, Inc.

         AsiaCD, Inc. has upgraded all of its hardware and software applications by purchasing new products that are certified as compliant. AsiaCD, Inc. has implemented new accounting software which has also been certified as compliant.

         AssetExchange, Inc.

         AssetExchange, Inc. has received certification from the manufacturer or developer of each of its hardware and software products that its systems are compliant.

         College 411.com, Inc.

         College 411.com, Inc.'s system has been certified as compliant by the manufacturer. One of College 411's servers has a time stamp dating feature which uses a two digit format. College 411 believes that this problem will not have a material effect on its business. College 411 has determined that all of its remaining servers and its personal code are compliant.

         Webmodal, Inc. and Swapit.com, Inc.

         Webmodal, Inc. and Swapit.com, Inc. do not plan to develop or launch their Internet websites until after January 1, 2000. Accordingly, they do not have any Year 2000 compliance issues.

                                    BUSINESS

History

         We were formed as a Florida Corporation on December 20, 1991. In 1992, we failed to file our annual report with the State of Florida and were administratively dissolved on October 9, 1992. On June 15, 1998, we filed all required reports and paid all deficient annual fees and penalties and were reinstated as a corporation in the State of Florida. Accordingly, from October 9, 1992 through June 15, 1998, we had no operations and generated no revenues or expenses. In October 1998, we redomesticated in the State of Delaware and we are presently a Delaware corporation.

         Pursuant to share exchange transactions completed during October 1998 through December 1998 with 20 Net Value, Inc. stockholders, we acquired approximately 66% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock. We currently intend to merge with Net Value, Inc. on or before March 31, 2000. Subsequent to the completion of our merger with Net Value, Inc., we will own 100% of Net Value, Inc.'s assets and Net Value, Inc.'s other stockholders will receive 1,659,740 shares of our common stock.

         On July 30, 1999, we merged with Strategicus Partners, Inc., an Oregon corporation. For a complete discussion of this merger, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS-Loan and Merger Agreements with Strategicus Partners, Inc." As a result of our merger with Strategicus, we now own interests in metacat.com, Inc., AsiaCD, Inc. and College 411.com, Inc. In addition, we have a new management team. For a complete description of our management team, see "MANAGEMENT."

In September 1999, we acquired an equity interest in AssetExchange.com, Inc. In October 1999, we acquired an equity interest in Webmodal, Inc. In November 1999, we acquired an equity interest in Swapit.com, Inc.

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General

         We are an Internet holding company which owns equity interests in, and provides strategic management services to our affiliate companies. We primarily assist these companies by performing the following functions:

                  o         formulation of business models;
                  o         introducing the companies to strategic partners;
                  o supporting their marketing and public relations functions;
                  o providing strategic advice regarding operations and management;
                  o         recruiting key employees; and
                  o assisting with the completion of future rounds of capital financing.

         The current market environment creates significant opportunities for our business model which brings entrepreneurs a flexible source of capital, a hands-on management team to assist in navigating the critical early steps in a development stage company and contacts in the Internet industry that provide beneficial strategic alliances or resources.

         Our operating strategy is to both originate concepts for new Internet businesses that we will found and identify appropriate existing Internet businesses, fund such businesses and develop them into a collaborative network that leverages the collective financial, strategic planning and management experience and key industry relationships of our management team. We currently have ownership interests in seven Internet businesses in various stages of development. Our corporate headquarters are located in San Francisco. We also have an east coast satellite office, in which two of our employees are principally engaged in identifying potential affiliate companies located on the East Coast.

         In some cases, we will identify the concept for a new Internet company that we believe will satisfy consumer or business needs that are presently underserved in the Internet market and that is complementary to our other affiliate companies. We will then recruit management, fund the start-up and development of these companies and manage their operations, taking a majority equity interest. We will also search for and identify entrepreneurs throughout the United States who have started companies that meet these criteria and provide them with funding and management support to assist them in the development of their companies. In these instances, we usually will hold a minority interest, but will have substantial control over operations by having:

                  o         the right to elect one or more directors,
                  o the right to designate outside accountants and approval rights over attorneys, public relations firms and other outside consultants;
                  o approval rights over significant corporate decisions such as annual budgets, executive compensation, indebtedness, capital expenditures and new securities issuances,
                  o         preemptive rights; and
                  o         enhanced voting rights.

         The premise of our business plan is that to succeed in the digital economy, Internet start-up companies need to work with a team of hands-on, experienced entrepreneurs who can help develop management teams, raise capital, create operational excellence and manage processes in diverse areas such as customer service, marketing, logistics management and technology.

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


         Our current affiliate companies include:

         metacat.com, Inc. (www.metacat.com). Founded in 1998, metacat is an Internet-based e-commerce superstore that aggregates and searches the product offerings of catalog and mail order businesses. Based in Portland, Oregon, metacat currently has six employees.

         College 41l.com, Inc. (www.college4ll.com). Founded in 1998, College 411 is an online college community featuring functional academic resources, comparison shopping for student items such as textbooks, as well as chat, personalized news and message centers. Based in San Francisco, California, College 411 currently has eight employees.

         AssetExchange, Inc. (www.AssetExchange.com). Founded in 1999, AssetExchange provides banks and other financial institutions with an Internet-based listing service which allows them to purchase and sell loan portfolio assets in an efficient manner. Based in Portland, Oregon, AssetExchange currently has three employees.

        Net Value, Inc. Founded in 1996 as a distributer of coupons and other promotions to consumers via the Internet, Net Value, Inc. sold substantially all of its assets to BrightStreet.com, Inc. in December 1999. Net Value presently has no operations and owns an equity interest in BrightStreet.com, Inc. We anticipate completing a merger with Net Value, Inc. in the next three to six months.

        BrightStreet.com, Inc. (www.brightstreet.com). Founded in 1999, BrightStreet develops and distributes online promotional campaigns. Based in Mountain View, California, BrightStreet currently has 17 employees.

         AsiaCD, Inc. (www.asiacd.com). Founded in 1998, AsiaCD is a leading e-commerce company for the Asian community in the United States. Based in San Francisco, California, AsiaCD currently has 35 employees.

         Webmodal, Inc. (www.webmodal.com). Founded in 1999, Webmodal is developing an Internet application for use by shippers in purchasing and executing domestic full truckload intermodal freight shipments. Based in Woodstock, Illinois, Webmodal currently has five employees.

         Swapit.com, Inc. (www.swapit.com). Founded in 1999, Swapit.com is developing a consumer-driven electronic barter exchange on the Internet. Based in Boston, Massachusetts Swapit.com currently has four employees.

Identifying Affiliate Companies

         We actively research and target both unexploited Internet business concepts and existing development stage Internet companies that possess the following characteristics:

o Development stage companies with current capital requirements of $1 million or less. Venture capital deals in the Internet industry have dramatically increased both in number and size over the last four years. Of the 332 Internet transactions completed in the first quarter of 1999, the average investment size was approximately

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


         $11.5 million, (source: Ventureone, Fall 1999). Increasingly, venture capital firms seek to invest approximately $2 million to $5 million in the early stage financing of start-up companies. These investments significantly increase the market capitalization of the issuing company, which may make subsequent rounds of financing cost prohibitive to potential sources of capital. These investments may also significantly dilute the ownership interest of the founders of the issuing company. As a result, most venture capital firms are an unattractive source of capital for companies that require only $250,000 to $1 million in capital to build the foundation of a new business. Accordingly, these companies often turn to "friends and family" investors, usually-consisting of a patchwork of friends, family and high net worth investors who accept the risks associated with investing in development stage companies. These "friends and family" and "angel" investors typically provide limited funding and generally do not provide any of the management and strategic services which we can provide. With a significant equity position, board representation and voting rights, we can play a substantial role in directing the course of a company's development with resources not otherwise available to the company. Thus, we believe that our services and business model will be attractive to such entrepreneurs.

o Business models that focus on creating loyal customer relationships through electronic content, commerce and community. Both Internet and traditional "bricks and mortar" businesses are rewarded if their brands command a loyal customer following which can be converted into sales transactions. Unless Internet businesses provide sufficient value to legitimately claim the customers or the Internet traffic as their own, the customers of these businesses and their associated revenue streams will choose other brands. We therefore target those businesses which can develop brand identity and loyalty with customers.

o Opportunities rooted in the transition of industry segments to the Internet. The Internet is still in its infancy. Only a few industries, such as the retail securities brokerage industry, the travel industry and the publishing and recorded music industries, have significantly transitioned to the Internet as a medium for sales and distribution of products. We believe that there are many more industries that will begin to use the Internet as a medium for sales and the distribution of products. We focus our efforts on developing or locating companies that service industries which we believe should begin or increase using the Internet to sell their products and services. Internet companies that capitalize on these transition industries can gain a competitive advantage and create significant business value to their customers.

o Business models that facilitate the formation of communities. One step in building an Internet business is to create communities of value where the host facilitates content created by the community and provides a forum that supports transactions among members. Communities in diverse areas such as health care, personal finance, cooking and pets have already emerged on the Internet and there are many more new communities that will emerge in a widening array of areas in the near future.

o Management team whose values mirror our belief in the importance of passion, commitment and highly-effective performance. We seek long-term relationships with hard working entrepreneurs who recognize that it takes more than capital to develop a successful business. We target companies managed by individuals who recognize that creating an Internet business requires that management focus on teamwork and that management recognize the value of management and operations experts who can facilitate operational excellence, developing relationships with other Internet-based companies both within and outside of the company's industry and managing processes in areas as diverse as brand development, sales, marketing, management and technology. We generally seek individuals with management experience in both the Internet space and in the industry or "domain" in which their company will operate. In those instances in which we identify a concept and form and fund a company to develop the concept, we will recruit entrepreneurial management for the company that has these characteristics. We believe it is important for the management teams of our affiliate companies to have experience in the Internet space so that they can provide our affiliate companies with a strong understanding of e-commerce. We believe that it is important for the management teams of our affiliate companies to have "domain"

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         experience so that they can provide our affiliate companies with an established reputation within the industries which our respective affiliate companies operate as well as an extensive network of contacts within these industries.

Competition

         We face competition for capital from publicly-traded Internet companies, venture capital companies, consulting firms and large corporations. Many of these competitors have greater financial resources and brand name recognition than we do. These competitors may limit our opportunity to acquire interests in new affiliate companies. If we cannot acquire interests in or internally develop promising companies, then our strategy to develop and build a collaborative network of affiliate companies may not succeed.

         Competition for Internet products and services is intense. As the market for e-commerce products and services grows, we expect that competition will intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost.

         In addition, some of our affiliate companies compete to attract and retain a critical mass of buyers and sellers. Several companies offer competitive solutions that compete with one or more of our affiliate companies. We expect that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Furthermore, our affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by our affiliate companies. If our affiliate companies are unable to compete successfully against their competitors, then our affiliate companies may fail.

         Many of our affiliate companies' competitors have greater brand recognition and greater financial, marketing and other resources than our affiliate companies. This may place our affiliate companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

         BrightStreet faces significant competition from many promotion and advertising companies as well as on-line publishers which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Competitors include Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated, who to date primarily operate by distribution of coupons in printed form through mailings, newspaper inserts and other mass media. These competitors and others may initiate programs and services involving the Internet which would compete directly with BrightStreet. Additionally, the Internet is a relatively new format through which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase.

         Webmodal faces competition from at least 50 intermodal marketing companies such as Hub Group and Mark VII Transportation, Inc., approximately five large intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National, numerous railroads and trucking companies and third-party logistics providers, as well as transportation-related e-commerce ventures such as The National Transportation Exchange, Inc., RouteGuide.com and FreightQuote. Many actual and potential competitors possess advantages such as existing business relationships and substantially greater financial resources. Some of these companies have introduced on-line capabilities which offer some of the services intended to be offered by Webmodal or which offer services which are similar to Webmodal's intended services to customers outside of Webmodal's target intermodal

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


market. These companies could expand their marketing and operational efforts or existing online capabilities to develop a system similar to Webmodal's intended system. However, Webmodal is not aware of a competitor who has developed or introduced a product concept for intermodal transportation that includes all of Webmodal's intended product capabilities. Webmodal believes it will have operational advantages that will allow it to compete effectively. For example, Webmodal expects to realize considerably greater marketing and customer service staff productivity than traditional transportation and transportation marketing companies. Webmodal believes an existing transportation intermediary interested in deploying a similar business model would risk significant profit margin erosion and disruption of existing selling processes.

         College 411 has several principal competitors, including College Club, MyBytes and Student Advantage. College Club seeks to create virtual college communities online to enhance the educational experience of college students. MyBytes provides free academic resources, community-building capabilities, communications tools, lifestyle services and original content to college students. Student Advantage, originally an off-line provider of retail discounts to college students at stores in the areas around college campuses, is building a similar on-line presence. Each of these Internet websites provides products and services similar to those provided by College 411. In addition to these entities, College 411 will compete secondarily with many other online providers of content that appeals to college students and with print and electronic media including television and radio, newspapers and magazines that target young adults. College 411's ability to compete will be dependent on its ability to provide content and services that appeal to college students. In order to do so, College 411 will have a staff of recent college graduates evaluating and producing its content and services.

         metacat.com, Inc. competes with a wide variety of online and offline sources for mail order products. Competition will include literally thousands of sources from which consumers can make purchases, including traditional "bricks and mortar" stores, print-based mail order catalogs, individual merchants' online catalogs and online aggregators of products and catalogs. metacat directly competes with online competitors including catalogcity.com and Catalog.com. Catalogcity.com has indexed thousands of print catalog titles on their Internet website. Each catalog offers a limited number of products for direct sale through the catalogcity Internet website, with links to the catalog merchant's own Internet website (if one exists). Catalogcity targets well-known retailers such as Sharper Image, Land's End and Hammacher Schlemmer, many of whom have their own Internet websites that compete directly with catalogcity. Metacat targets smaller merchants. In addition, metacat is not organized by catalog, permitting consumers to make a more directed search by product. Finally, metacat intends to offer for direct sale all products offered in the catalogs of its merchants rather than a selected few products from each merchant. Catalog.com provides a searchable index of catalogs and hosts Internet websites for each listed catalog. Consumers are not able to conduct a search by product and direct purchases from the Catalog.com Internet website are limited. Catalog.com also has targeted larger merchants than those that metacat intends to do business with. Metacat believes that the significant differences in the product mix and ease of purchase that its Internet website will provide will permit it to compete effectively with these online merchants.

         AsiaCD competes generally with all retailers of music titles that include Asian selections. Most mass market retailers, including "bricks and mortar" retailers such as Walmart, HMV and Borders, and online retailers such as Amazon.com, carry a limited number of Asian titles and therefore compete only slightly with AsiaCD. If a large, well-funded company launches an Internet website directed at sales of Asian music titles to the Asian population in the United States, it will compete directly with AsiaCD and could reduce AsiaCD's revenues and cause an increase in AsiaCD's marketing expenses in response. However, AsiaCD is not aware of any Internet website that is proposing to materially increase its Asian music offerings or launch an Asia-specific Internet website. As AsiaCD becomes a more prominent player in the online music space, it is likely to experience increased competition, either from larger entities with broad offerings that include Asian titles or from other Asia-specific Internet websites. AsiaCD believes that it will have a significant competitive advantage due to its status as the first such Internet website and its use of local language that captures and enhances the visitor's experience.

         AssetExchange competes for financial asset transaction business with an existing highly fragmented marketplace of buyers and sellers working directly or through a variety of intermediaries to complete transactions.

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



No competing online or offline "marketplace" for such assets currently exists. However, AssetExchange believes that other providers will enter this market, especially if AssetExchange's service proves to be popular with buyers and sellers of financial assets. The online asset brokerage business is new and rapidly evolving and it is likely that other entities will emerge and attempt to compete in this market. As there are a limited number of active buyers of credit card portfolios, it will continue to be feasible for buyers and sellers to make direct contact to negotiate transactions without using AssetExchange or a competing service, although AssetExchange believes that the demonstrated efficiencies and cost-saving potential of its service will be attractive even to sophisticated buyers and sellers. Other potential competitors include businesses currently conducting online mortgage portfolio auctions and loan participations who may choose to enter the market for credit card portfolios.

         Swapit.com expects competition in the market for trading and sales over the Internet to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to Swapit.com could therefore appear at any time. In addition Swapit.com expects that it will compete heavily with existing person-to-person trading services including eBay, Yahoo!, Auctions, Amazon.com, Excite, Inc., Auction Universe and a number of other small services. It will also compete indirectly with business-to-consumer online auction services such as Onsale, First Auction, Surplus Auction and uBid. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading and who could rapidly develop and launch services similar to Swapit.com prior to or after Swapit.com's appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than Swapit.com. Some of these competitors also have significantly greater financial, marketing, technical and other resources.

Benefits Of Our Services

         Affiliation with us will provide our affiliate companies the following benefits:

         o Hands-on strategic, operational and technology expertise. Our management team is experienced in assisting Internet companies in the implementation and understanding of areas such as strategic planning, sales, marketing, partnership strategy, capital planning, brand development, management, technology implementation, negotiations and divestiture/acquisition planning. Companies which they have assisted in addition to our affiliate companies include:

                           o        AdAuction.com
                           o        Intervista
                           o        AuctionNet.com
                           o        Noosh
                           o        HealthyPlanet.com
                           o        HomePortfolio.com
                           o        Interworld
                           o        iconjohn.com
                           o        epylon.com

                  By sharing the lessons learned from these experiences, we believe that we can help companies efficiently implement and improve their business plans.

         o Speed and flexibility. As entrepreneurs who are experienced in the capital raising process, our management team recognizes the importance of rapid yet prudent funding decisions. Our goal is to make funding decisions and to deliver funds to those companies which we choose to fund within two weeks of receiving a business plan and completing our due diligence review of the prospective candidate. In addition to acting quickly and prudently, we believe in providing a high degree of flexibility to our affiliate companies. For example, although we will encourage our affiliate companies to take full advantage of our resources, we will not require the management teams of our affiliate companies to move their operations to be near our offices, as is common in the venture capital industry. Although it may be easier for us to assist our affiliate companies if they are located nearby, we believe that we can efficiently communicate our ideas and knowledge to our affiliate companies located throughout the country.

        o Network of companies and people. In a time where marketing, capital, technology and partnerships are critical, we believe that people and relationships remain the most important elements of success for development stage enterprises. The members of our management team sit on either the board of directors or board of advisers of public and private Internet companies. As a result of these activities, our management team has participated in transactions involving alliances among Internet companies and possess an extensive contact list consisting of individuals who work in the Internet industry. Through this network of relationships and experiences, our management team can provide superior business assistance to our affiliate companies.

         o Business experience. Members of our management team are part of a generation that has spent its entire professional career using computers and technology. Collectively, we have spent over twenty years in the Internet industry. We believe that the Internet and the digital economy are not disruptive, but rather an evolutionary way of life. This vision helps in identifying business models and development stage companies on the Internet that will develop and produce commercially needed products. In addition, members of our management team are seasoned in fundamental business principles due to their experience at firms such as:

                           o         Goldman, Sachs & Co.;
                           o         Merrill Lynch, Pierce, Fenner & Smith,
                                     Inc.;
                           o         Venture Partners;
                           o         Booz-Allen and Hamilton;
                           o         Bank of America;
                           o         Bankers Trust;
                           o         CNBC;
                           o         Ziff Davis & Publishing (ZD Net);
                           o         Wild Wild Web;
                           o         Lycos;
                           o         WhoWhere.com; and
                           o         Diamond Technology Partners, Inc.

         We believe that this combination of vision and business acumen will enable us to efficiently develop an understanding of the seemingly chaotic digital economy and capitalize upon significant opportunities presented by the Internet.

Our Affiliation Process

         We intend to follow a four-step process for selecting and acquiring interests in affiliate companies. First, we identify and evaluate potential affiliate companies which meet our fundamental criteria, strategy and product commercialization potential. Once a target company is identified, we perform due diligence on the target opportunity and its senior management team. Once we determine to proceed, we develop a management and operating plan with that team. After closing, we provide support both at a management and operational advisory level and from a board of directors level, particularly in the areas of strategic relationship development, planning, senior management staffing, capital structure advice and budgeting.

         1.       Transaction Sourcing


         We believe that the following factors will enable us to identify high-quality potential affiliate companies:

                  o Industry Relationships. We intend to maintain and further develop relationships with industry leaders in the high technology and Internet communities. Our management team has utilized these working relationships in over a dozen previous ventures in the Internet industry and intends to use these relationships as a source of new opportunities.

                  o Executives. Our management team has relationships with senior executives at successful high technology, private equity and investment banking companies who we believe will refer opportunities to us and provide us with their own perspectives and market intelligence on the Internet industry.

                  o Industry Consultants. Our management team has and will continue to have working relationships with many specialized industry consultants who we expect to be positioned to refer opportunities to us.

                  o Ability to Internally Generate Opportunities. Members of our management team will identify and explore potential e-commerce business ideas that have the potential to compliment our business strategy. Promising ideas will be further developed. As members of our management team develop these ideas, we will provide necessary capital, management and operational services and recruit managers to execute the developed operating strategies.

         2.       Due Diligence

         Once we have identified a target company or opportunity for our network, we will perform an extensive due diligence review on the target company.


         Throughout the due diligence process, our management team will interact with the management and/or owners of the potential affiliate company to analyze its business and the ability of its existing management to partner with our management team.

                  o Thorough Analysis. Our management team is involved in all components of the due diligence process, including management, commercial, financial, legal and operational due diligence. In addition to reviewing all of the potential affiliate company's existing contracts, business plans and financial projections, we conduct extensive interviews with all members of the potential affiliate company's management team and perform market research covering the industry in which the potential affiliate company operates.

                  o Assessment of Operations. An important component of our due diligence process is to assess the assumptions underlying a potential affiliate company's business model and growth strategy. We evaluate each assumption to determine whether the potential affiliate company's business model presents a viable business opportunity. In addition, we determine whether the potential affiliate company's business model is capable of being efficiently implemented in the e-commerce field.

                  o Utilizing Management's Network. Our management team's relationships and experiences will help us evaluate a potential affiliate company's management, technology and competitive environment.

         The due diligence process with respect to internally generated opportunities will involve market research and assessment of the assumptions underlying the business model and growth strategy.

         In addition, from time to time, we may extend short term secured and unsecured loans to potential affiliate companies to satisfy their short term financing needs while we perform our due diligence review of the candidate company.

         3.       Development of the Operating Plan

         Concurrent with our due diligence review, we will begin to develop a working relationship with the management team of the potential affiliate company and assist them in or expand the development of an operating plan for the affiliate company.

                  o Close Working Relationship with Management. We intend to pursue relationships with affiliate companies where we can develop a close working relationship with the management team during the due diligence process. In conjunction with the management team of the potential affiliate company, we expect to develop realistic budgets and operating assumptions and to design and develop an operating plan based on our experience with Internet start-up companies in areas such as marketing, technology, financial, partnership and operations.

                  o Equity Participation. We intend to take an active role in structuring equity-based incentives for members of the management team of affiliate companies. We expect that senior management of all affiliate companies will own significant equity in their company. We believe that it is crucial for all members of the affiliate company's senior management to have an equity stake in their company in order to support a team approach to the project.

         4.       Development and Ongoing Support

         Following our decision to acquire an interest in a target company or develop an internally generated opportunity, our management team will work closely with senior management of the affiliate company in the implementation of an operating plan. We expect that this mentoring process will be integral to the success of each of our affiliate companies. This process will consist of the following components:

         o Broaden and Develop Management Teams. We intend to actively support affiliate companies in the recruitment and acquisition of additional management and personnel needed to execute an agreed upon operating plan and to pursue target opportunities. We will have in-house recruitment professionals to assist affiliate companies in recruitment and retention of personnel. As the affiliate companies graduate from the development stage to mature operating businesses, their management teams must be expanded and solidified. We believe that we will be able to assist our affiliate companies in identifying the need for, finding and developing qualified personnel to manage their companies.

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




         o Focus Operating Plan Objectives. A well-developed operating plan is crucial to the execution of a promising business concept and will significantly increase the probability of success within any start-up organization. Our management will work closely to assist affiliate companies in implementing their operating plans and refining and focusing the detailed components of these plans as the affiliate companies develop.

         o Developing Strategic Relationships. In the Internet industry, the development of strategic relationships is crucial to the success of a company's business model. We plan to use our management team's experience to strategically align our affiliate companies with other Internet companies that will allow them to realize their full growth potential.

Disposition of Interests

         Although we intend to invest in affiliate companies on a long-term basis, we will negotiate rights that will enable us to dispose of all or a portion of our interest in an affiliate company. The decision to sell will be based on a number of factors, including whether the affiliate company continues to fit within our business strategy and complements our network of affiliate companies, whether our assets represented by the interest in the affiliate company can be better applied to benefit other affiliate companies or to fund new investments and whether we need to dispose of an interest in order not to be required to register as an investment company.

Our Affiliate Companies

         We currently own equity in each of the following affiliate companies:

                                                                         Approximate
                                                                            % of          Amount of
                                                          Date(s) of       Equity       Capital Stock
Affiliate company            Location                     Investment      Acquired        Purchased
-----------------            ---------                    ----------     -----------    -------------
METACAT.COM, INC.            PORTLAND, OR                 June 1999          100%         $  250,000

COLLEGE 411.COM, INC.        SAN FRANCISCO, CA            June 1999 and       29%         $  250,000
                                                          September 1999

ASSETEXCHANGE, INC.          PORTLAND, OR                 September 1999      20%         $  420,000

ASIACD, INC.                 SAN FRANCISCO, CA            June 1999           11%         $1,000,000

WEBMODAL, INC.               WOODSTOCK, IL                October 1999        12%         $  350,000

SWAPIT.COM, INC.             BOSTON, MA                   November 1999       12%         $  500,000

         In addition, we own approximately 66% of the issued and outstanding common stock and 100% of the issued and outstanding Series A Preferred Stock of Net Value, Inc. We acquired this ownership interest through a series of share exchange transactions with stockholders of

Net Value, Inc. In December 1999, Net Value, Inc. sold substantially all of its assets, including the name BrightStreet.com, Inc., to Promotions Acquisition Inc., a Delaware corporation formed by the former management of Net Value, Inc. Subsequent to this transaction, Promotions Acquisition Inc. changed its name to BrightStreet.com, Inc. As a result of this transaction, Net Value, Inc. owns approximately 12% of BrightStreet's common stock on a fully diluted basis. Net Value, Inc. does not have any operations. We plan to complete a merger with Net Value, Inc. within three to six months pursuant to which we will issue .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us by the existing Net Value, Inc. stockholders.

metacat.com, Inc.

         metacat is an online superstore for small catalogs. It offers a one-stop shopping Internet website that allows consumers to browse and purchase a wide variety of items. metacat has entered into merchant relationships with 12 multi-catalog and retail companies whose combined product offerings consist of an aggregate of approximately 11,000 product SKU bar codes. metacat offers a wide variety of goods at a single, searchable database. metacat believes that by pairing the penetration and specialization of the catalog industry with the Internet's unique retailing power, it will provide consumers with a convenient and useful way to browse or shop over the Internet. metacat anticipates launching its Internet website in December 1999, at which point consumers will be able to purchase a variety of consumer goods from catalogs and mail order services that are linked to its Internet website.

         metacat is building an online store by aggregating the content of thousands of small, print-based mail order catalogs into a database. This database contains product descriptions and allows consumers to browse, obtain information regarding the products and purchase the products directly from one Internet website. metacat intends to form relationships with many different catalogs and to use the pre-established distribution and inventory expertise of individual catalogs to market products. Management believes that metacat will offer small catalogs the high Internet profile that they could not otherwise afford, serving as a front-end marketing organization for their products.

         As a company that brings together a collection of useful information and the ability to purchase products and services related to the information presented, metacat serves as an intermediary between catalog retailers and Internet customers. As the popularity of its Internet website grows, metacat hopes to capitalize on the economies of scale possible in Internet retailing. Economies of scale exist when a company experiences decreasing per-unit costs as its total sales unit volume increases. Internet retailers can generally experience economies of scale in their marketing, customer service and technology functions. Marketing costs generally decrease on a per-unit basis as Internet retailers grow, due to the increasing strength of their brand name via word-of-mouth, and the decreasing per-unit costs of advertising as individual advertising purchases increase in size. Customer service costs decrease on a per-unit basis as staffing requirements can be spread over an expanded customer base. Finally, since technology costs are generally a one-time investment that is required to build an Internet website, this investment becomes a smaller percentage of per unit costs as the company's sales volume increases.

         metacat expects to focus on pre-existing distribution channels for the many product categories too small, specialized, or diffuse to be exploited by "category killers." A "category killer" is a retailer that attempts to present a selection of merchandise that is so broad that it covers all consumer needs in a given product category. For example, Toys "R" Us has often been described as a "category killer" in the toys and entertainment retailing space. In the Internet space, "category killer" refers to an Internet website that brings together substantially all relevant information and product/service providers for a given category at one, unified Internet website. For example, Amazon.com, Inc. provides consumers with an Internet website that provides all of the information and service necessary to purchase books and compact discs. Our management team anticipates that metacat will establish itself as an important shopping destination on the Internet for specialized and unique products through:

         o A User-Friendly Interface: metacat is developing a user-friendly interface that will include a full- featured shopping cart, cookie-based tracking of past purchases to facilitate payment processing and approval of credit card orders while the consumer is on metacat's Internet website.

         o Customer Service: metacat will focus on being responsive to customer's needs throughout the ordering process. metacat will accurately fill its product orders and promptly respond to customers' questions and complaints regarding their purchases through its Internet website.

                  metacat plans to invest in customer service software as well as training programs for its customer service staff. In this manner, metacat hopes to present a unified, consistently positive message to its customers regarding service issues. Finally, customer service will be delivered by hiring sufficient staff to handle service requirements efficiently and in a courteous manner.

         o A Concerted Branding Campaign: metacat plans to execute targeted marketing campaigns through which it seeks to establish its brand. metacat plans to establish its initial customer marketing at upscale, female consumers. metacat plans to initiate its first marketing campaign in the Spring of 2000. Its goal is to work with Internet websites which serve as links or portals to many other Internet websites and other companies that will increase traffic to its Internet website. metacat will seek to develop advertising relationships with these entities that will include significant pay-for-performance components such as revenue sharing agreements.

         metacat plans to generate revenues by charging retailers who sell products on its Internet website a commission calculated based on the gross retail revenue of transactions completed on its Internet website. In the future, metacat plans to develop additional revenue streams from selling advertisements on its Internet website and charging product placement fees. metacat does not expect to generate revenues from these sources until the third quarter of 2000.

         We currently own 100% of the issued and outstanding common stock of metacat. As of September 30, 1999, metacat has not recognized any revenues, had minimal assets, had net losses of $120,000 (unaudited) for the nine months ended September 30, 1999, and had an accumulated deficit of $120,000 (unaudited).

College 411.com, Inc.

         According to the U.S. Department of Education, in 1995 there were approximately 13.9 million college students in the United States. This amount is projected to increase to 16.1 million by 2007 for an average annual growth rate of 1.2%. College students have significant buying power and influence in our economy. Jupiter Communications estimates that United States college students spend $100 billion annually and online student spending is expected to increase to $2.5 billion by 2002.

         College 41l's goal is to provide college students with an Internet website that enables them to link to a large collection of student-oriented resources on the Internet. College 411 intends to provide a wide array of information and products and services that are useful to a college student. College 411's Internet website provides the following content to college students:

         o         news;
         o         research information;
         o         career counseling;
         o         procrastination tips; and
         o         dating tips.

         College 411 has designed and launched several communication applications on its Internet website that provide the following services:

         o Proprietary search techniques are search methods developed by College 411 that allow students to find more information about a particular product or topic. For example, Comparison Book Finder is a textbook price comparison tool which allows students to obtain and compare prices for textbook titles from multiple electronic stores (i.e., Amazon.com, Barnesandnoble.com, etc.),

         o Communication applications such as Instant Messenger, an application that allows college students to send messages to each other,

         o an Academics Research Engine that allows students to instantly access information regarding over 10,000 topics, and

         o a College Localization Tool which allows students to instantly access information about their college or university.

         College 411 is currently designing additional content sections of its Internet website which will provide:

         o         auction services;
         o         online radio broadcasts
         o         classified advertisements
         o         travel guides, and
         o         game services

College 411 is attempting to enter into relationships with original equipment manufacturers whereby College 411 will license its products and services to these manufacturers for use with their equipment. College 411 believes that these co-branded relationships will be beneficial because they will help to direct users to College 411's Internet website. College 411's Internet website became operational in October 1999 and plans to begin adding the additional content sections described above in January 2000. College 411 plans to generate cash flow from five sources: affiliate programs, general/targeted advertising, firm branding, chargeable services and rental fees for prominent partnerships on its Internet website.

         We currently own 3,750,000 shares of College 411's common stock. This represents approximately 29% of College 411's issued and outstanding common stock. As of September 30, 1999, College 411 had not generated any revenues, had assets of $92,278, net losses of approximately $100,000 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of approximately $100,000 (unaudited).

AssetExchange, Inc.

         AssetExchange, Inc. has created a network which allows financial institutions to buy and sell loan portfolios and other assets among themselves. AssetExchange supports this network by providing an Internet-based listing service of financial assets. AssetExchange's network will initially focus on credit card portfolios. AssetExchange's Internet website, which was launched in August 1999, now has approximately 100 registered members who own portfolios consisting of a combined total of greater than 60% of the outstanding general purpose credit card debt in the United States. The registered members are entities that are generally in the market to purchase portfolios. In addition, AssetExchange's Internet website currently has three loan portfolios listed for sale. There are currently two pending transactions priced at approximately $20,000,000 each, at least one of which AssetExchange believes will close during the first quarter of 2000.

         Financial institutions regularly buy and sell a variety of loan portfolios from each other. These loan portfolios include credit card accounts, automobile loans, mortgages, small business loans and student loans. Financial institutions purchase and sell these assets for both strategic and tactical purposes. The volume of these transactions among financial institutions has been increasing. This increase in transaction volume has been driven by the banking and financial industry's trend toward specialization, consolidation and risk management goals.

         The markets for the purchase and sale of these assets are currently fragmented and inefficient. Many transactions are completed based on personal contacts made by brokers or investment bankers. Transaction costs are substantial and matches between buyers and sellers are unlikely to be the best available matches in the financial markets. Since search and transaction costs can prevent deals and limit marketing efforts, medium and small sized banks are deterred from participating in these markets.

         AssetExchange is currently focusing on transactions involving credit card portfolios. Credit card portfolios generally consist of consumer accounts associated with a particular financial institution's credit card program. These portfolios typically include total outstanding balances ranging from less than $1 million to over $1 billion. In 1998, credit card portfolio transactions totaled approximately $32 billion in asset value. This represented an approximate 55% increase over 1997 transactions. AssetExchange is currently targeting loan portfolios valued at between $5,000,000 and $200,000,000 for listing on its Internet-based service. AssetExchange believes that this is an appropriate portfolio value to target because investment bankers and brokers generally charge expensive fees that make selling portfolios in this valuation range cost prohibitive to the selling financial institution. AssetExchange believes that financial institutions will view its Internet-based service as a viable alternative for selling credit card portfolios in this value range. AssetExchange believes that the total value of credit card portfolios in this range is approximately $5 billion. Other classes of loan portfolios, such as mortgage loans, auto loans and student loans, create an overall accessible loan portfolio transaction market of approximately $50 billion.



         AssetExchange addresses the inefficiencies which are inherent in these markets by providing a secure and confidential Internet-based listing and e-mail notification service for financial institutions. AssetExchange's Internet website supports posting, browsing and searching for assets. E-mail notification alerts buyers of new listings of loan portfolios. AssetExchange's primary role is "matchmaking" between sellers and buyers of loan portfolios. Outside vendors provide valuations of loan portfolios, legal advice and credit analysis. AssetExchange may later elect to provide these services based on customer demand. These vendors currently may purchase advertising and links to their own Internet websites from AssetExchange. AssetExchange's goal is to provide an efficient conduit for transacting a broad range of financial assets among financial institutions.


         AssetExchange anticipates that its primary customers will include banks, finance companies, thrifts, community banks, credit unions and other financial institutions. Brokers and investment bankers may also use AssetExchange's services to expand their transaction base and reduce their transaction costs. AssetExchange is unaffiliated with existing market participants. This practice allows AssetExchange to provide an impartial and powerful tool for gaining market exposure.

         AssetExchange anticipates that its primary source of revenues will be commissions on transactions completed on its Internet website. Based on discussions with financial institutions and brokers, in today's market, commissions typically range from 50 to 300 basis points, which is approximately 0.50% to 3% of a transaction's value, depending on the level of services provided by the finder or broker. AssetExchange currently charges 30-50 basis points of a transaction's value and this fee is divided between the buyer and seller equally. This pricing structure may be adjusted to meet the practices of other industries as AssetExchange expands into other classes of loan portfolios. AssetExchange anticipates that it will generate additional revenues by providing links to its Internet website and selling advertising space on its Internet website to vendors of related services. AssetExchange believes that a possible future revenue stream may be subscription fees paid by users of its network.

         AssetExchange's initial marketing efforts will focus on aggressively pursuing market-share and building the AssetExchange.com brand recognition. In addition to the direct selling efforts of AssetExchange's employees, these marketing efforts will include advertising in trade journals and direct mail marketing programs. As of September 30, 1999, AssetExchange had not generated any revenues, had assets of $439,233, net losses for the nine months ended September 30, 1999 of $48,529 (unaudited) and had an accumulated deficit of 48,529 (unaudited).



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         We currently own 258,065 shares of AssetExchange's Series A Preferred
Stock which we are entitled to convert into 258,065 shares of AssetExchange's common stock at any time. As of the date of this prospectus, if we were to elect to exercise this conversion option, then we would own approximately 20% of AssetExchange's issued and outstanding shares of common stock.

Net Value, Inc./BrightStreet.com, Inc.

         Asset Sale Transaction

         On December 3, 1999, Net Value, Inc. (f/k/a BrightStreet.com, Inc.) sold substantially all of its assets to Promotions Acquisition, Inc., a Delaware corporation formed by the former management team of Net Value, Inc. for the purpose of acquiring the assets of Net Value, Inc. and succeeding to its business. In exchange for substantially all of its assets, Net Value, Inc. received:

                  o        $2,000,000;
                  o the assumption by Promotions Acquisition, Inc. of Net Value, Inc. liabilities presently valued at approximately $1,600,000;
                  o the release from all of Net Value, Inc.'s employees of all of Net Value, Inc.'s obligations under employment agreements entered into by Net Value, Inc. and these employees;
                  o the cancellation of all issued and outstanding Net Value, Inc. stock options held by Net Value, Inc.'s employees; and
                  o        2,958,819 shares of Promotions Acquisition, Inc.
                           common stock equal to an approximate 12% ownership interest in Promotions Acquisition, Inc. calculated on a fully diluted basis.

         Simultaneous with this transaction, Promotions Acquisition Corp. consummated the following transactions:

                  o the issuance to its management team of options and restricted stock grants representing an approximate 25% ownership interest of Promotions Acquisition Inc. calculated on a fully diluted basis; and

                  o an equity financing transaction in which Promotions Acquisition Inc. received equity investments in the aggregate of $17,000,000 for shares of Promotions Acquisition Inc.'s Series A Preferred Stock representing an approximate 63% ownership interest in Promotions Acquisition, Inc. calculated on a fully diluted basis.

         The shares of common stock which Net Value, Inc. received in this transaction are entitled to the same registration, preemptive and other rights as the holders of Promotion Acquisition Inc.'s Series A Preferred Stock. As a result of this transaction, Net Value, Inc. no longer has any operations and no longer has any obligations to consultants or employees who were employed or engaged by Net Value, Inc. on the closing date of this transaction. Accordingly, we do not anticipate providing any additional financial support to Net Value, Inc. or BrightStreet.com, Inc. Net Value, Inc. plans to use the $2,000,000 proceeds it received in this transaction to satisfy its existing obligations which were not assumed by Promotions Acquisition Inc. and will retain any remaining amounts as working capital. Alternatively, NetValue, Inc. may issue additional equity to satisfy these liabilities. We then plan to complete a merger with Net Value, Inc. pursuant to which we will issue .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us by the existing Net Value, Inc. stockholders. We currently own approximately 66% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock. Net Value, Inc.'s Series A Preferred Stock has the following rights and preferences:

                           o        Liquidation preference of $1.00 per share;




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                           o        Convertible at the option of either Net
                                    Value, Inc. or the holder into 12.5 shares of Net Value, Inc.'s common stock; and

                           o        No dividends or voting rights.

         Subsequent to this merger, we will own 100% of Net Value, Inc.'s assets and Net Value, Inc.'s other stockholders will receive 1,659,740 shares of our common stock.

         Subsequent to the completion of the sale of Net Value, Inc.'s assets to Promotions Acquisition, Inc., Promotions Acquisition, Inc. changed its name to BrightStreet.com, Inc.

         BrightStreet.com, Inc.

         BrightStreet enables manufacturers, retailers and other Internet websites to deliver, track, and analyze promotions targeted to Internet users. BrightStreet's technology delivers its promotional offers to customers via the Internet. BrightStreet operates a permission-based system which requires consumers to register before they are permitted to receive promotional offers. BrightStreet's technology allows its customers to track and analyze consumer behavior by reporting the amount and type of promotional offers that each consumer views, prints and redeems. BrightStreet licenses its services directly to manufacturers, retailers, and Internet websites that publish non-product related information for consumers. BrightStreet also offers a network of affiliated Internet websites that distributes promotional offers for manufacturers and retailers.

         BrightStreet markets an Internet based service that allows manufacturers, retailers, and Internet websites that publish non-product related information for consumers to deliver customized promotions such as coupons and free samples via their Internet websites. In doing so, these businesses develop a rich consumer database, built from registration data that consumers provide as a prerequisite to receiving valuable promotions, such as discounts on merchandise and free product samples.

         In addition to allowing consumers to register and download offers via its customers' Internet websites, BrightStreet has created the BrightStreet Network, a promotional network of affiliated Internet websites. The BrightStreet Network offers customers who want a wider distribution of their promotions the ability to place the promotions on the Internet websites of companies with whom BrightStreet has a relationship. BrightStreet licenses a service from a third party that allows its customers to create promotions. This system then delivers these promotions to the affiliated network websites which are authorized to display these promotions and deliver them to consumers. In these situations, BrightStreet serves as an intermediary between its customers and consumers. Manufacturers and retailers experience broader distribution of their promotions and the portals get the Internet website content and revenues which they need, with a high perceived value to the consumer.

         BrightStreet intends to generate revenues from two sources:

                           o licensing fees from licensing its technology platform and promotion services, and

                           o        network fees from transactions,
                                    sponsorships, and other marketing programs on affiliate Internet websites.

         As of September 30, 1999, BrightStreet had assets of approximately $34,000 (unaudited), had not generated any revenues, had no net losses or income (unaudited) for the nine months ended September 30, 1999, and had an accumulated deficit of $0 (unaudited).

AsiaCD, Inc.


         AsiaCD is a 24-hour online music store for individuals of Asian descent located throughout the world who either lack easy access to a broad range of media titles when living outside their native country or who simply




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enjoy media from other cultures. AsiaCD is focused on delivering quality service and the best prices to its customers. AsiaCD has over 24,000 customers and has historically experienced customer growth of approximately 85% per calendar quarter since AsiaCD's inception. Management believes that AsiaCD is poised to expand its United States based e-commerce business model into new international markets and to take advantage of the rapidly growing Asian online presence in the United States and worldwide. AsiaCD was founded in January 1998 and launched its Internet website, www.asiacd.com, in May 1998. AsiaCD currently has 35 employees working in three offices located in the following cities:

                           o        San Francisco (22);
                           o        Hong Kong (11); and
                           o        Taiwan (2).

         AsiaCD has over 24,000 customers who have purchased products from its Internet website. Approximately 44% of these customers have returned to AsiaCD's Internet website and made at least one additional purchase. The average order size for each AsiaCD customer is approximately $40. AsiaCD expects to experience continued sales growth as a result of its aggressive marketing in the United States. AsiaCD currently plans to initiate a marketing campaign that will include:

                           o        Television and radio commercials;
                           o        Print advertisements;
                           o        Public relations and event sponsorships; and
                           o        Internet advertisements.

         AsiaCD also plans to expand into other Asian markets where it will apply its concept of "cross-cultural sales." By providing convenient, inexpensive access to a broad range of titles "foreign" to a given market, AsiaCD taps into the increasingly global nature of mass media and uses the Internet to fulfill a need that is not adequately serviced in the traditional "bricks and mortar" world. In the United States, AsiaCD's Internet website offers access to Cantonese, Mandarin, Japanese and Korean products. In Hong Kong and Taiwan, it intends to offer convenient access to European, Japanese and American titles, at competitive prices which include local rather than international shipping costs. AsiaCD has established accounts with three major record companies and five movie production companies in Hong Kong. AsiaCD purchases all products which it sells in Hong Kong and Taiwan either directly from these companies or from authorized distributors of these companies. AsiaCD intends to utilize its presence in multiple nations to increase distribution and purchasing power. AsiaCD currently sells compact discs, digital video discs and videocassettes. If AsiaCD completes its proposed financing, then it expects to introduce gifts, comic books, toys, games and magazines as new product offerings on its Internet website in 2000. In addition, AsiaCD plans to offer electronics on its Internet website in 2001. AsiaCD plans to launch a business-to-business Internet website in the first quarter of 2000 and plans to expand its market to include Japan, Korea, China and other Asian countries.





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         We currently own 1,000,000 shares of AsiaCD's Series A Preferred Stock which we are entitled to convert into 1,000,000 shares of AsiaCD's common stock at any time. As of the date of this prospectus, if we were to elect to exercise this conversion option, then we would own approximately 11% of AsiaCD's issued and outstanding shares of common stock. We are also entitled to receive a warrant to purchase 300,000 shares of AsiaCD's common stock at an exercise price of $1.00 per share. In addition, we have appointed Stephen George to serve on AsiaCD's board of directors. Through September 30, 1999, AsiaCD had generated approximately $1,473,845 in revenues (unaudited). AsiaCD's losses for the nine months ended September 30, 1999 were approximately $271,478 (unaudited). As of September 30, 1999, AsiaCD's accumulated deficit was approximately $380,789 (unaudited).



Webmodal, Inc.


         Webmodal is developing an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. Domestic intermodal shipping involves the movement of freight over long distances in the following manner:

                        o via truck from an origin point to the nearest railroad
                          hub;
                        o then via railroad for a majority of the trip; and
                        o via truck from the destination railroad hub to the
                          freight's final destination.

         Intermodal shipping provides shippers with an opportunity to achieve significant cost reductions in comparison to shipping freight via highway-only trucking. However, intermodal shipping is presently characterized by a complex and inefficient purchasing and execution process.

         Webmodal is in the process of building an Internet application that it anticipates will improve the process of evaluating and purchasing intermodal transportation services. This interface will allow shippers to:

                        o input their specific transportation needs;
                        o view relevant transportation alternatives which may
                          satisfy those needs;
                        o assemble the service components of an intermodal
                          shipment, including an origin trucking carrier, a railroad carrier and a destination trucking carrier; and
                        o execute an order for transportation services.

         Today, shippers generally purchase intermodal transportation through marketing intermediaries. The marketing intermediaries perform logistical coordination tasks using labor intensive marketing and customer service processes involving telephone and facsimile communications with customers and carriers. In using these traditional intermediaries to purchase transportation services, shippers do not generally have access to information on prices and schedules associated with underlying transportation services. As a result, shippers are typically unable to confirm that optimal service selections are being made on their behalf. In addition, because shippers using traditional intermediaries are not typically made aware of the costs associated with the underlying transportation services, they are unable to readily observe the fee that is being paid to the intermediary for management of their shipments.

         Webmodal's services will allow shippers to replace their dependence on these traditional marketing intermediaries with an on-line solution which will provide complete information regarding carrier rates, schedules and service performance records. Analogous to an online travel agent, Webmodal plans to eliminate the need for cumbersome research and negotiation with marketing intermediaries by collecting all relevant information into a single user-friendly database. Webmodal will also reduce the manpower costs associated with traditional marketing intermediaries. Webmodal's service will replace the telephone, facsimile and other labor-intensive processes and communications necessary to initiate and coordinate intermodal shipments with immediate, automated digital connections with carriers





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         In addition to creating an Internet application that it believes will simplify the purchase and execution of domestic full-truckload intermodal transportation, Webmodal is also positioned to expand into related market segments such as:

                           o       over-the-road trucking;
                           o       railroad shipping; and
                           o       international container shipping.

         Webmodal also plans to offer related products such as:

                           o online traffic analysis tools for shipping customers; and
                           o multi-carrier shipment coordination product for marketing to carriers and intermediaries.

         By replacing labor-intensive marketing and carrier coordination functions with a simple Internet application, Webmodal hopes to streamline the relationship between shippers and carriers and lower the costs associated with intermodal freight transportation. Webmodal is currently designing its technology and expects to launch its Internet website in 2000.

         We currently own 1,221 shares of Webmodal's common stock. This represents approximately 12% of Webmodal's issued and outstanding common stock. As of September 30, 1999, Webmodal had not generated any revenues , had assets of approximately $220,000 (unaudited), net losses of approximately $70,000 (unaudited) for the nine months ended September 30, 1999 and an accumulated deficit of approximately $70,000 (unaudited). Douglas Spink, a member of our Board of directors, currently sits on Webmodal's Board of Directors.


Swapit.com


         Swapit.com is creating a consumer-driven electronic barter exchange on the Internet. Swapit.com believes that this service will enable the swap or sale of consumer goods between individuals. Swapit.com 's goal is to build a service that attempts to consolidate the fragmented $180 billion (DLJ) secondhand distribution market. Swapit.com's service will first permit the trading of music, movies, books and games, and will then diversify into other consumer products. Swapit.com intends to generate revenues from:

         o         listing, transaction and referral fees;
         o         direct sales; and
         o         advertising revenues

         Swapit.com's service will provide an environment that enables a three-party exchange-based system. Consumers willing to trade will submit their products to a central repository/warehouse. Once the consumer submits his products into the warehouse, he can use the service to identify other consumer goods of like value which he can then withdraw from the warehouse. Swapit.com believes that using this three-party exchange system will exponentially increase the chances of a successful trade, thereby generating a higher level of revenues. Swapit.com believes that its Internet website will be fully operational in April 2000.

         We currently own 132,941 shares of Swapit.com 's Series A Convertible Preferred Stock, which we are entitled to convert into 132,941 shares of Swapit.com's common stock at any time. In addition, we currently own 26,589 shares of Swapit.com's common stock. This represents an aggregate of approximately 12% of Swapit.com's issued and outstanding common stock on a fully-diluted basis. In addition, we have the contractual




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right to vote an additional 258,411 shares of Swapit.com's common stock held by
Thomas Aley, our Executive Vice President, Business Development, representing approximately an additional 19% of its common stock on a fully-diluted basis. As of November 30, 1999, Swapit.com had not generated any revenue, had assets of $479,048 and had an accumulated deficit of approximately $40,000 (unaudited).

Investment Company Act of 1940

         The Investment Company Act of 1940 regulates mutual funds and other entities which meet the definition of an "investment company." An "investment company" generally includes any entity that is engaged primarily in the business of investing, reinvesting and trading in securities. The rules under the Investment Company Act provide in part that an entity is presumed not to be an investment company if 45% or less of the value of its total assets (excluding government securities and cash) consists of, and 45% or less of its income over the last four quarters is derived from, securities other than either government securities or securities issued by entities that it does not control which are not themselves engaged in the business of investing in securities. As the regulations governing the relationship between an investment company and the entities in which it invests are inconsistent with the manner in which we intend to provide services to our affiliate companies, it is critical to our business plan that we not be an investment company subject to the Investment Company Act.

         We will be considered to control an entity if we own more than 25% of its voting securities. Under current regulations, we are considered to control metacat, College411 and Net Value, Inc. Prior to the sale of Net Value, Inc.'s assets to BrightStreet, the assets and income of our non-controlled affiliate companies did not exceed the limits described above. As a result of the sale, the assets and income of our non-controlled affiliate companies currently exceed those limits. Under current regulations, we have a "safe harbor" period of one year during which we will not be considered an investment company, provided that we have a bona fide intent to primarily engage in a business other than that of investing, reinvesting and trading in securities as soon as reasonably possible. Our board of directors has adopted a resolution confirming this intent. We intend to meet this standard by structuring all future affiliate company investments to include at least a 25% voting percentage, board representation, approval rights over material decisions and other features that will give us "control" for purposes of the Investment Company Act. In this manner, we will maintain the assets of and income derived from our non-controlled affiliate companies below 45% of our total assets and income. However, fluctuations in the value of our interests in our affiliate companies may make it difficult for us to accomplish and maintain this goal. Accordingly, in order to satisfy this goal we may from time to time dispose of interests in some of our non-controlled affiliate companies.

         The regulations under the Investment Company Act provide an exemption from the definition of an investment company for any entity which the Securities and Exchange Commission finds is primarily engaged in a business other than investing in securities. We believe that we are primarily engaged in the e-commerce business through the activities of our affiliate companies and the services we provide to them. We may apply to the Securities and Exchange Commission for this exemption. If we are granted this exemption, we may have greater latitude in structuring investments in affiliate companies and may not be compelled to dispose of interests in non- controlled affiliate companies in order to maintain our non-investment company status.

Employees

         As of December 9, 1999, excluding our affiliate companies, we had six full-time employees. None of our employees are currently covered by collective bargaining agreements and we consider our relations with our employees to be satisfactory.





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Facilities


         We currently sublease office space at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania at a rate of $2,000 per month. We also share office space in San Francisco, California with Epylon.com, Inc., a corporation owned by Stephen George, a director of Net Value Holdings, Inc., at no expense.

         In November 1997, Net Value, Inc. entered into a lease for its executive offices located at 1960 Bronson Road, Building No. 2, Fairfield, Connecticut. The office space consists of approximately 8,800 square feet. Pursuant to the terms of this lease, Net Value, Inc. is required to pay rent of $13,284 per month plus utilities, general liability insurance premiums for up to $5,000,000 of coverage and the amount of any increases in operating expenses and real estate taxes up to 5% over the amounts paid for these expenses during the year ended June 30, 1998. This lease expires on December 31, 2000. Net Value, Inc. vacated this office space and ceased making rent payments under this lease in June 1999. On November 23, 1999, the landlord filed a lawsuit against Net Value, Inc. seeking damages, interest, attorneys' fees and costs, related to Net Value, Inc.'s alleged breach of this lease agreement.


         In April 1999, Strategicus Partners, Inc. and Douglas Spink entered into a lease agreement with Q-19, Incorporation, an Oregon corporation, for office space for metacat.com, Inc. located at 1526 N.W. 19th Avenue, Portland, Oregon. The office space consists of approximately 1,200 square feet. This lease agreement terminates on April 30, 2001. Pursuant to this lease agreement, monthly rent is $1,200 through April 30, 2000 and $1,248 for the remaining lease term, plus all costs for electricity and janitorial services.

Legal Proceedings

         Net Value Holdings is not currently involved in any material legal proceedings.


         On August 23, 1999, coolsavings.com, Inc. filed an action against Net Value, Inc. (f/k/a BrightStreet.com, Inc.) in the United States District Court for the Northern District of Illinois, Eastern Division, alleging that Net Value, Inc. had infringed upon United States Letters Patent No. 5,761,648 entitled "Interactive Marketing Network and Process Using Electronic Certificates" held by coolsavings. The complaint alleges that Net Value, Inc., through its Internet website and products, has committed acts of infringement by:

                  o performing or completing steps of the methods and processes described and claimed in Patent No. 5,761,648;

                  o by actively inducing others to practice the methods and processes described and claimed in Patent No. 5,761,648 by, among other things, performing or completing steps of such methods and processes; and

                  o by offering to sell or selling a system or service for offering and providing targeted electronic certificates such as coupons, for use in practicing the methods and processes described and claimed in Patent No. 5,761,648.

         The complaint seeks both a preliminary and permanent injunction prohibiting Net Value, Inc. from further acts of infringement, as well as damages. On November 23, 1999, Net Value, Inc. filed its answer to this complaint as well as a counterclaim against coolsavings.com, Inc. seeking a declaratory judgment of invalidity and noninfringement of Patent No. 5,761,648. Neither a discovery schedule nor a trial have been set in this matter. Net Value, Inc. cannot estimate the amount of damages that it may incur if the court issues a final judgment concluding that Net Value, Inc. has infringed on coolsavings' patent. In addition, based on its estimate of the cost of defending this type of litigation, Net Value, Inc. may decide to settle this case for an amount that, although substantially less than the damages sought by coolsavings, may be significant. Pursuant to the Asset Purchase Agreement which Net Value, Inc. entered with BrightStreet.com, inc. (f/k/a Promotion Acquisition, Inc.)




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BrightStreet has agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims.

         On November 23, 1999, The Bronson Road Group filed an action against Net Value, Inc. in Superior Court, State of Connecticut. The Bronson Road Group is the landlord of Net Value, Inc.'s Fairfield, Connecticut office. The complaint seeks damages, interest, attorneys' fees and costs related to Net Value, Inc.'s alleged breach of the lease agreement which the parties entered into in November 1997. The complaint alleges that Net Value, Inc. has breached this lease agreement by failing to make required rent payments since June 1, 1999. Pursuant to the Asset Purchase Agreement which Net Value, Inc. entered into with BrightStreet.com, Inc., Net Value, Inc. agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims.


Independent Accountants

         In June 1998, subsequent to Net Value Holdings' reinstatement as a corporation in the State of Florida, we retained Barry L. Friedman, P.C. to audit Net Value Holdings' financial statements for the period from January 1, 1998 through June 15, 1998 and for the years ended December 31, 1997 and December 31, 1996. In December 1996, we determined that it would be beneficial to have the same independent accounting firm audit both Net Value, Inc.'s financial statements and Net Value Holdings' financial statements. Accordingly, we did not reappoint Barry L. Friedman, P.C. as our independent accounting firm. Barry L. Friedman, P.C. has confirmed that it did not have any disputes or disagreements with Net Value Holdings or its management regarding accounting principles or practices, financial statement disclosure or auditing scope or procedures.

         In January 1999, subsequent to the consummation of the share exchange transactions with the stockholders of Net Value, Inc., we engaged LJ Soldinger Associates as our independent accountant. LJ Soldinger Associates has completed the audit of our consolidated financial statements for the year ended December 31, 1998. To review our consolidated audited financial statements, see "Consolidated Audited Financial Statements."

                                   MANAGEMENT

Directors and Executive Officers

         Our directors and executive officers, their ages and positions are set forth below:


         Andrew P. Panzo         35       Chairman of the Board of Directors and
                                          Chief Executive Officer
         Lee Hansen              32       President
         Darr Aley               35       Executive Vice President, Business
                                          Development and Director
         Thomas Aley             35       Executive Vice President, Business
                                          Development
         Barry Uphoff            33       Director
         Douglas Spink           29       Chief Technology Officer and Director
         Stephen George          32       Director


         Andrew P. Panzo has served as one of our directors and as our President and Chief Executive Officer since January 1999. Prior to joining our management team and during the first six months of his employment with Net Value Holdings, from October 1993 to June 1999, Mr. Panzo was a managing director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo currently serves on BrightStreet's board of directors. Mr. Panzo received a masters degree in International Business and Finance from Temple University.



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Lee Hansen has served as our Chief Operating Officer since October 1, 1999.
Prior to joining our management team, Mr. Hansen was Senior Vice President of Corporate Strategy and Development at Bank of America Corporation from May 1997 to September 1999, where he managed strategy projects and merger and acquisition activities. From July 1993 to April 1997, Mr. Hansen served as an associate in the Lease Finance and the Private Placement and High Yield Groups and as Vice President in the International Capital Raising Group at Banc of America Securities, where he originated, structured and executed over $2 billion of private placements and bond offerings. Mr. Hansen received an MBA from the J.L. Kellogg Graduate School of Management.

         Darr Aley has served as our Executive Vice President for Business Development and as one of our directors since July 1999. Prior to joining our management team, Mr. Aley was Vice President of Corporate Development at Lycos, Inc. from August 1998 to August 1999, where he was responsible for developing Internet joint ventures and strategic alliances. From December 1997 to August 1998, Mr. Aley worked at Who/Where, a search engine that enables users to locate a person's home and e-mail address. From December 1996 to December 1997, Mr. Aley worked at Zip Two, a venture capital firm. From December 1994 to December 1996, Mr. Aley worked at Soft Bank, a venture capital firm. Mr. Aley received a BA from the University of New Hampshire.

         Thomas Aley has served as our Executive Vice President for Business Development since November 22, 1999. Prior to joining our management team, Mr. Aley was Executive Vice President of Marketing at Wild Web, Inc. from June 1997 through November 1999 where he oversaw business development including operations, marketing and sales for Wild Web's online and television divisions. In November 1998, Mr. Aley played an instrumental role in the sale of WildWeb to GT Interactive Software. From June 1995 to June 1997, Mr. Aley was Director of Electronic Commerce at Ziff-Davis where he managed the Company's Net Buyer initiatives and ZDNet service. From January 1994 to June 1995, Mr. Aley was the Director of Marketing for Eliza Corporation, where he sold speech recognition technology to cable and television companies in the interactive television industry. From January 1992 to January 1994, Mr. Aley worked at Ono-Sendai Corporation. From October 1990 to January 1992, Mr. Aley worked at Shiva Corporation. Mr. Aley currently serves on Swapit.com, Inc.'s Board of Directors. Mr. Aley received an MBA in High Technology Marketing and Operations from Northeastern University.


         Barry Uphoff has served as Chairman of our Board of Directors since July 1999. Mr. Uphoff is also a partner at Diamond Technology Partners, Inc., an e-business consulting firm. Prior to joining Diamond Technology Partners in July 1994, Mr. Uphoff was a management consultant with Booz, Allen and Hamilton from June 1991 to July 1994 where he provided strategic and technology consulting services to a variety of clients. Mr. Uphoff received an MBA from The University of Chicago.


         Douglas B. Spink has served as our Chief Technology Officer and as one of our directors since July 1999. Prior to joining our management team, Mr. Spink was President and founder of Strategicus Partners Inc., a technology consulting firm and e-commerce business incubator, from March 1999 to July 1999, where he was responsible for the formation of metacat.com, inc. Prior to forming Strategicus, Mr. Spink served as the Vice-President of Direct Marketing of G.I. Joe's, a sporting goods retailer based in Portland, Oregon, from September 1998 through March 1999. Mr. Spink founded and operated Timberline Direct, Inc., a direct marketing company, and Athletica.com, Inc., a sports nutritional portal, from July 1997 until September 1998, when he sold these companies to G.I. Joe's. From April 1996 to July 1997, Mr. Spink served as the Western Region Director of Tessera Enterprise Systems. Mr. Spink also served as the Director of Technical Controls and Vice-President of Financial and Analytical Services of Ideon Technology Group, Inc. from December 1994 to April 1996. Mr. Spink also served as a strategic consultant with the Boston Consulting Group from September 1994 to December 1994, and served as a database marketing consultant with Leo Burnett from September 1993 to September 1994, where he consulted in marketing with Fortune l00 companies. Mr. Spink currently serves on Webmodal's Board of Directors. Mr. Spink received an MBA from The University of Chicago.

         Stephen George has served as a member of our Board of Directors since July 1999. Mr. George is also the chief executive officer of Epylon.com, Inc., a business to business San Francisco Bay-area e-commerce company. Prior to forming Epylon.com, Inc., Mr. George was a Vice President in the San Francisco office of Goldman Sachs & Co., from January 1996 to May 1999 where he provided a broad range of financial services to emerging technology companies, entrepreneurs, management teams and venture capitalists with a specialization in the Internet industry. From April 1992 through January 1996, Mr. George worked as an investment banker for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. George currently serves on AsiaCD's Board of Directors. Mr. George received a BA in Economics from Cornell University.

Executive Compensation


         During the period from March 31, 1992 through September 4, 1998, Marc
A. Kuperman served as our sole officer and director. During this period, Mr. Kuperman did not receive any compensation in exchange for his services. From September 4, 1998 through January 6, 1999, Alexis Christodoulou served as our sole officer and director. During this period, Mr. Christodoulou did not receive any compensation in exchange for his services.

Employment Agreements


         In June 1999, Net Value Holdings entered into three year employment agreements with each of Messrs. Panzo and Spink. In addition to an annual salary of $150,000, the employment agreements provide for bonus compensation at the discretion of the Board of Directors. Pursuant to the employment agreements, each of Messrs. Panzo and Spink are entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Spink's employment agreement also provides for the forgiveness of a loan in the principal amount of $310,000 which Strategicus Partners had previously provided to Mr. Spink. Net Value Holdings has agreed not to take any actions to demand repayment or to collect this loan during the term of the employment agreement so long as we do not terminate Mr. Spink's employment for "cause," death or disability (as such terms are defined in the employment agreement). Net Value Holdings also agreed to forgive Mr. Spink's obligation to repay:

                  o 50% of the principal amount plus accrued interest of this loan if Mr. Spink remains an employee of Net Value Holdings on January 1, 2000 and the remaining 50% of the principal amount plus accrued interest of this loan if Mr. Spink remains an employee of Net Value Holdings on May 28, 2000;

                  o the entire principal amount plus accrued interest of this loan if his employment is terminated in breach of the employment agreement; or


                  o the entire principal amount plus accrued interest of this loan in the event of a "Change in Control," as that term is defined in the employment agreement.


         The unvested shares of our capital stock which we issued to Mr. Spink in connection with our merger with Strategicus Partners vest in equal increments over a period of 24 months as long as he remains our employee during this vesting period. If we terminate Mr. Spink's employment agreement due to his death, disability or for "cause" as such terms are defined in his employment agreement or if Mr. Spink terminates his employment agreement without any cause, then he shall forfeit all of his unvested shares of our capital stock.

         Mr. Panzo's employment agreement provides that he will be awarded options to purchase 1,200,000 shares of common stock pursuant to a stock option plan which Net Value Holdings intends to implement in 2000. Options to purchase 120,000 shares of common stock will vest immediately and the remainder of the options will vest over a three year period. Mr. Panzo may exercise these options for five years following their vesting date at an exercise price of $1.00 per share. In September 1999, Mr. Panzo agreed to reduce his option award pursuant to his employment agreement. Mr. Panzo is now entitled to receive options to purchase 1,080,000 shares of our common stock.

         In September 1999, Net Value Holdings entered into a three year employment agreement with Lee Hansen pursuant to which Mr. Hansen will serve as Net Value Holdings' chief operating officer. In addition to an annual salary of $150,000, Mr. Hansen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Hansen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Net Value Holdings has agreed to award Mr. Hansen options to purchase 900,000 shares of common stock pursuant to a stock option plan that it intends to implement in 2000. Options to purchase 90,000 shares of common stock will vest immediately and the remainder of the options will vest over a three year period. As long as he is employed by Net Value Holdings, Inc., Mr. Hansen may exercise these options at an exercise price of $1.00 per share until the later of:

                  o         the fifth anniversary of their vesting date; or


                  o one year after the effective date of a registration statement registering the resale of the shares of common stock issuable upon exercise of the options.

         If Mr. Hansen's employment is terminated, then the exercise period of his options may be reduced.


         In November 1999, Net\ Value Holdings entered into a one-year employment agreement with Thomas Aley pursuant to which Mr. Aley will serve as an Executive Vice President of Net Value Holdings. In addition to an annual salary of $150,000, Mr. Aley's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Aley is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.


Consulting Agreements


         We have entered into consulting agreements with each of Messrs. Uphoff, Aley and George. Pursuant to the terms of the consulting agreements, each of Messrs. Uphoff, Aley and George will be paid a monthly retainer of $500. The options to purchase shares of our common stock which we have agreed to issue to Messrs. Uphoff, Aley and George in exchange for their cancellation of the unvested shares of our capital stock which we issued to each of them in connection with our merger with Strategicus Partners will vest in equal increments over a period of 48 months provided each remains engaged as a consultant to our company. For a detailed discussion of the issuance and cancellation of these shares of our common stock, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS." We may terminate their consulting agreements at any time and for any reason. If we terminate either of Mr. Aley's or Mr. George's consulting agreements, then the respective consultant shall forfeit all unvested stock options. If we terminate Mr. Uphoff's consulting agreement, then Mr. Uphoff shall forfeit all options which have not vested within 60 days of the termination date of his consulting agreement.

         Mr. Aley's consulting agreement also provides for the forgiveness of a loan in the principal amount of $267,000 which we have provided to Mr. Aley. We will forgive:

                  o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Aley remains engaged by us on the first anniversary of the effective date of the merger with Strategicus Partners;

                  o one-third of the principal amount of these loans, plus accrued interest thereon, if Mr. Aley remains engaged by us on the second anniversary of the effective date of the merger with Strategicus Partners, Inc.; and

                  o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Aley remains engaged by us on the third anniversary of the effective date of the merger with Strategicus Partners, Inc.

         On October 1, 1999 we entered into a consulting agreement with Paul H. Stephens, a founder and formerly a principal of the investment banking firm of Robertson Stephens & Company. Under the consulting agreement, Mr. Stephens has been appointed to our newly created Advisory Board. In this capacity, Mr. Stephens will review and advise us regarding our business and prospects and the business and prospects of our affiliate companies. He will also assist us in completing acquisitions of and making investments in other businesses and will assist us in obtaining additional rounds of financing. Mr. Stephens led Robertson Stephens' research and institutional sales effort in the late 1970's and early 1980's and then transitioned into its new business corporate finance department where he worked until 1985. He then restructured the firm's venture capital group, managing it until 1990, when he formed The RS Orphan Fund, LP, a limited partnership focused on investing globally in undiscovered or neglected growth companies. In June 1993, Mr. Stephens launched The Contrarian Fund, a public mutual fund that also has a global focus on developing companies.


         In exchange for rendering these consulting services, we sold a total of 676,374 shares of our common stock to The RS Orphan Fund, LP and The RS Orphan Offshore Fund, LP for a total purchase price of $676,374. These funds also purchased a total of 1,324 shares of our Series B Preferred Stock and warrants to purchase 80,976 shares of our common stock in our October 1999 private placement offering. These funds are managed by Mr. Stephens. No additional compensation will be paid to Mr. Stephens pursuant to the consulting agreement. We will reimburse Mr. Stephens for reasonable business expenses which he incurs in performing his duties pursuant to the consulting agreement. This consulting agreement has a three year term and either we or Mr. Stephens may terminate this agreement upon one month's notice to the other party.

Board of Directors

         Our bylaws currently provide that the authorized number of directors that serve on our Board of Directors at any time will be a variable number ranging from one to nine with the exact number to be fixed by the Board of Directors. Our Board of Directors currently consists of five members. Members of our Board of Directors hold office for a period of three years. The terms of the current directors are staggered as follows:

Class of 2001:             Mr. Panzo

Class of 2000:             Messrs. Spink and Uphoff

Class of 1999:             Messrs. Aley and George

         Each director holds office until his successor is elected and qualified at the Annual Meeting of Stockholders held during the year in which his term expires. Our Board of Directors has an audit committee which consists of Messrs. Panzo, Uphoff and George. Our Board of Directors has a compensation committee which consists of Messrs. Panzo and Spink.

         Our directors who are also officers, employees, consultants or principal stockholders of our company do not currently receive additional compensation for their services to the board of directors. We intend to award stock options to our non-employee directors following implementation of a stock option plan.


Advisory Board

         We are currently in the process of establishing an Advisory Board. The members of our Advisory Board will provide us and our affiliate companies with strategic guidance in all aspects of our operations. Current members of our Advisory Board include Paul Stephens, Warren Zide and Tom Cohen.

Liability and Indemnification of Officers and Directors

         Our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

                  o for a breach of the director's duty of loyalty to our corporation or its stockholders;
                  o for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;
                  o        for a willful or negligent declaration of an unlawful
                           dividend, stock purchase or redemption; or
                  o        for transactions from which the director derived an
                           improper personal benefit.


These provisions are consistent with the applicable provisions of Delaware law.

         Our Amended and Restated Certificate of Incorporation requires us to indemnify all persons whom we may indemnify pursuant to the Delaware General Corporation Law to the full extent permitted by Delaware Law.


         In addition, our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

               SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
          AND BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK

         The following table sets forth information with respect to the beneficial ownership of our common stock owned, as of December 9, 1999, by:

                  o        the holders of more than 5% of our common stock;
                  o        each of our directors;
                  o        our executive officers; and
                  o all directors and executive officers of our company as a group.

         Prior to this offering, as of December 9, 1999, 13,109,861 shares of our common stock were issued and outstanding. Assuming the consummation of this offering, as of December 9, 1999, an aggregate of 13,109,861 shares of our common stock will remain issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire our common stock which have been issued to the directors, executive officers and the holders of more than 5% of our common stock and are fully vested or will become fully vested within 60 days of the date of this Prospectus have been exercised by these individuals and the appropriate number of shares of our common stock have been issued to these individuals.


                                                                    Shares of Common Stock Beneficially Owned
                                                               Amount and Nature of
       Name of Beneficial Owner        Position              Beneficial Ownership (1)          Percentage of Class
       ------------------------        --------              ------------------------          -------------------
Sven Behrendt                          Beneficial                       834,644                          6.4
10 Gilston Road                        Owner
London, United Kingdom

Rozel International Holdings, Ltd.     Beneficial                     2,950,950                         22.5
Whitehill House                        Owner
Newby Road, Industrial Estate
Hazel Grove, Stockport
Cheshire, United Kingdom
SK7 5DA

Andrew P. Panzo (2)                    Officer,                         141,663                          1.1
8 Pennsford Lane                       Director
Media, PA 19063

Douglas Spink (3)                      Officer,                         725,013                          5.5
15455 NW Greenbrier Parkway            Director
Suite 210
Beaverton, OR 97006

Barry Uphoff (2)                       Director                         142,584                          1.1
4080 Winberie Avenue
Naperville, IL 60564

Darr Aley (2)                         Director                         142,584                           1.1
615 Howard Avenue
Brulingame, CA 94010

Stephen George (2)                     Director                         142,584                          1.1
5 Morning Sun Avenue
Mill Valley, CA 94941


                                                                    Shares of Common Stock Beneficially Owned
                                                               Amount and Nature of
       Name of Beneficial Owner        Position              Beneficial Ownership (1)          Percentage of Class
       ------------------------        --------              ------------------------          -------------------
Lee Hansen (2)                         Director                         -0-                              *
1475 Vallejo Street, #3
San Francisco, CA 94109

Thomas Aley (2)                        Officer                          -0-                              *
260 Elsinore Street
Concord, MA 01742

Tonga Partners, L.P.                   Beneficial                     824,963                          5.9
c/o Cannell Capital Management         Owner
600 California Street
14th Floor
San Francisco, CA  94108
Attn:  J. Carlo Cannell

RS Orphan Fund, LP                     Beneficial                     983,458                         7.0
388 Market Street                      Owner
Suite 200
San Francisco, CA  94111
Attn:  Paul H. Stephens

All directors and executive                                         1,294,428                        9.8
officers as a group
(7 people)


------------------
*        Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.


(2) Does not include stock options which we have agreed to grant to our officers and directors as our stock option plan remains subject to approval by our Board of Directors and our stockholders. We have agreed to grant the following stock options to our officers and directors upon adoption and approval of our stock option plan:

                           Grantee                            Number of Options
                           -------                            -----------------
                           Darr Aley                               828,708
                           Thomas Aley                             828,708
                           Stephen George                          757,416
                           Lee Hansen                              900,000
                           Andrew Panzo                          1,080,000
                           Barry Uphoff                            307,416


         We anticipate that our board of directors will approve our stock option plan on or about January 1, 2000.

(3) Includes 578,027 shares of vested common stock and 146,986 shares of common stock which will vest within 60 days of December 9, 1999. Mr. Spink's ownership of these shares will vest within 60 days.

         Does not include 1,322,863 shares of common stock. Mr. Spink's ownership of these shares will not vest within 60 days of December 9, 1999 in accordance with the terms of the Merger Agreement and Plan of Reorganization dated as of June 21, 1999 between Net Value Holdings, Inc., Strategicus Partners, Inc. and Douglas Spink, as amended. These shares of our common stock are scheduled to vest pro rata on a monthly basis commencing on February 28, 2000 and ending on May 31, 2001.

                              SELLING STOCKHOLDERS


The following table sets forth the names of the selling stockholders, the number of shares of our common stock beneficially owned by the selling stockholders as of December 9, 1999 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The shares listed for Messrs. Behrendt, Jaekel and Markman represent shares of common stock which are presently owned by each of these individuals. Other than the shares listed for each of these individuals, the number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The remaining selling stockholders own shares of our Series B Preferred Stock and common stock purchase warrants. We cannot determine the actual number of our shares of common stock issuable upon conversion of our Series B Preferred Stock. This number will change based on the unanimous election by the holders of the Series B Preferred Stock to exercise their one-time right to reset the conversion price to the greater of the current market price of our common stock or $2.50 per share of the Series B Preferred Stock. This number of shares of our common stock could be significantly less or more than these estimates depending on factors which we cannot predict at this time including, among other factors, the future market price of our common stock.

         The number of shares of our common stock issuable upon conversion of the Series B Preferred Stock is calculated by dividing the liquidation value of $1,000 per share of the Series B Preferred Stock by the conversion price per share. Since there are 4,824 shares of Series B Preferred Stock issued and outstanding, the total liquidation value of the Series B Preferred Stock is $4,824,000. Accordingly, if the holders had converted all of the shares of the Series B Preferred Stock on December 9, 1999, then the conversion price per share would have been $4.0875 and the Series B Preferred Stock would have been converted into approximately 1,180,184 shares of our common stock. This table is prepared assuming:

                  o that the holders of the Series B Preferred Stock will convert their shares of our Series B Preferred Stock at the conversion floor price of $2.50 per share into 1,929,600 shares of our common stock; and

                  o that the holders of Series B Preferred Stock will exercise all 295,040 issued and outstanding warrants.

         Pursuant to the Registration Rights Agreement which we entered into with the holders of the Series B Preferred Stock, we are required to register the resale of 2,750,000 shares of our common stock on behalf of the holders of the Series B Preferred Stock. However, this obligation was conditioned upon the holders purchasing a total of 5,000 shares of our Series B Preferred Stock. Since we only sold 4,824 shares of our common stock, we are only obligated to register 2,653,200 shares of our common stock on behalf of the holders of the Series B Preferred Stock and the warrants. We allocated the difference between this amount and the 2,224,640 shares identified above of 428,560 to the holders of the Series B Preferred Stock on a pro rata basis.

         Each holder may only convert its shares of Series B Preferred Stock to the extent that the number of shares of our common stock issuable upon conversion, together with the number of shares of our common stock owned by the holder and its affiliates would not exceed 4.99% of the issued and outstanding shares of our common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. This calculation of shares of common stock owned by a holder does not include shares of our common stock underlying unconverted shares of our Series B Preferred Stock owned by the holder. Accordingly, the number of shares of our common stock set forth in this table for each selling stockholder may exceed the number of shares of our common stock that each selling stockholder could own beneficially at any given time through their ownership of our Series B Preferred Stock.

         These shares may be offered from time to time by the selling stockholders named below. However, the selling stockholders are under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         None of the selling stockholders is an officer or director of our company. Other than Paul Stephens, who manages the RS Orphan Fund L.P. and the RS Orphan Offshore Fund, L.P. and is a member of our Advisory Board, none of the selling stockholders has had any material relationship with our company, our affiliate companies or our predecessors within the last three years.

                                                Number of Shares        Percentage         Number of Shares of
                                                of Common Stock           Before           Common Stock After       Percentage After
                   Name                         Before Offering        Offering (1)             Offering                Offering
-----------------------------------------------------------------------------------------------------------------------------------


Sven Behrendt (2)
10 Gilston Road
London, U.K. SW1695R                              834,644                  6.4                     27,000                  *

Juergen Jaekel (3)
51 Valley Road
Athenton, CA  94027                               229,533                  1.8                     27,000                  *

Gary E. Markman (4)
424 Charles Lane
Wynnewood, PA  19096                               59,183                    *                        -0-                  *

Tonga Partners, L.P. (5)
c/o Cannell Capital Management
600 California Street
14th Floor
San Francisco, CA  94108
Attn:  J. Carlo Cannell                            824,963                 5.9                        -0-                 *

Yeoman Ventures, Ltd. (6)
P.O. Box 146
Road Town, Tortola
British Virgin Islands
Attn:  Giora Lavie                                 137,449                 1.0                        -0-                 *

                                       72

                                                Number of Shares        Percentage         Number of Shares of
                                                of Common Stock           Before           Common Stock After       Percentage After
                   Name                         Before Offering        Offering (1)             Offering                Offering
-----------------------------------------------------------------------------------------------------------------------------------

Lightline Limited (7)
P.O. Box 146
Road Town, Tortola
British Virgin Islands
Attn:  Giora Lavie                                  137,449               1.0                    -0-                       *

Little Wing LP (8)
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, NY  10152
Attn:  Parker Quillen                               247,568               1.9                    -0-                       *

Little Wing Too LP (9)
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, NY  10152
Attn:  Parker Quillen                                82,523                *                     -0-                       *

Tradewinds Fund, LLC (10)
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, NY  10152
Attn:  Parker Quillen                                82,523                *                     -0-                       *

JDN Partners, L.P. (11)
2420 Camino Ramon, Suite 222
San Raman, CA  94583                                371,220               2.8                    -0-                       *
Attn:  John Nguyen

Bayhill Fund, Ltd. (12)
2420 Camino Ramon, Suite 222
San Raman, CA  94583
Attn:  John Nguyen                                   41,129                *                     -0-                       *

RS Orphan Fund, L.P. (13)
388 Market Street
Suite 200
San Francisco, CA  94111
Attn:  Paul H. Stephens                             983,458               7.0                 473,462                    2.8

                                                Number of Shares        Percentage         Number of Shares of
                                                of Common Stock           Before           Common Stock After       Percentage After
                   Name                         Before Offering        Offering (1)             Offering                Offering
-----------------------------------------------------------------------------------------------------------------------------------

RS Orphan Offshore Fund,
    L.P. (14)
CITCO Fund Services
Corporate Center
West Bay Road
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands
British West Indies
Attn:  Paul H. Stephens                             421,292                3.1                    202,912                   1.2
                                                  ---------               ----                    -------                   ----

          TOTAL                                   4,452,934                                       716,374
                                                  =========                                       =======

----------
*    Less than one percent.
(1) Calculated in accordance with Rule 13d-3(d)(i) of the Securities Exchange Act of 1934.
(2)  Sven Behrendt has sole voting and investment control over these securities.
(3) Juergen Jaekel has sole voting and investment control over these securities.
(4)  Gary Markman has sole voting and investment control over these securities.
(5) J. Carlo Cannell has sole voting and investment control over these securities.
(6)  Giora Lavie has sole voting and investment control over these securities.
(7)  Giora Lavie has sole voting and investment control over these securities.
(8) Parker Quillen has sole voting and investment control over these securities.
(9) Parker Quillen has sole voting and investment control over these securities.
(10) Parker Quillen has sole voting and investment control over these securities.
(11) John Nguyen has sole voting and investment control over these securities.
(12) John Nguyen has sole voting and investment control over these securities.
(13) Paul H. Stephens has sole voting and investment control over these securities.
(14) Paul H. Stephens has sole voting and investment control over these securities.

                              PLAN OF DISTRIBUTION

         The shares of our common stock which the selling stockholders or their respective pledgees, donees, transferees or other successors in interest are offering for resale will be sold from time to time in one or more of the following transactions:

                  o        block transactions;

                  o transactions on the over the counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

                  o        privately negotiated transactions;

                  o        through the writing of options on the shares;

                  o        short sales; or

                  o        any combination of these transactions

         The sale price to the public in these transactions may be:

                  o        the market price prevailing at the time of sale;

                  o        a price related to the prevailing market price;

                  o        negotiated prices; or

                  o such other price as the selling stockholders determine from time to time.


         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.


         The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered pursuant to this registration statement, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revisions to this prospectus.


         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. These regulations may affect the marketability of these shares of our common stock.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect thereof. We have agreed to indemnify the selling stockholders holding our Series B Convertible Preferred Stock and related Warrants against losses incurred by those selling stockholders as a result of any inaccuracy in or breach of the representations, warranties or covenants which we made to them in the stock purchase agreement relating to the sale of our Series B Convertible Preferred Stock and related warrants. We have also agreed in the related registration rights agreement to indemnify those selling stockholders against losses incurred as a result of any untrue or alleged untrue statement or omission of a material fact from this prospectus, except any statements or omissions based solely upon information provided to us by the selling stockholders or regarding the plan of distribution. To the extent that a claim for indemnification under the registration rights agreement is unavailable to those selling stockholders due to the failure or refusal of a governmental authority to enforce it, we have agreed to contribute to the amount paid or payable by those selling stockholders as a result of these losses. We have agreed to make these contributions in an amount that is proportionate to our relative fault with regard to any losses. Insofar as we are permitted to indemnify the selling stockholders for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities act of 1933 and is unenforceable.


         We will pay substantially all of the expenses incident to the registration and offering of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents.



                    TRANSACTIONS WITH OFFICERS AND DIRECTORS
                        AND OTHER BUSINESS RELATIONSHIPS


Share Exchange Transactions with Rozel International Holdings, Ltd.


         In October 1998, we completed a share exchange transaction with Rozel International Holdings, Ltd. in which we issued 1,000,000 shares of our common stock and 500,000 shares of our Series A Preferred Stock in exchange for 178,700 shares of BrightStreet's Series A Preferred Stock. This represented 100% of BrightStreet's issued and outstanding shares of Series A Preferred Stock. In October 1998, we also completed a share exchange transaction with Rozel International Holdings, Ltd. in which we issued shares of our common stock in exchange for shares of BrightStreet's common stock. Rozel International Holdings, Ltd. is a beneficial owner of approximately 22.5% of our common stock.

Loan and Merger Agreements with Strategicus Partners, Inc.


         On May 28, 1999, we entered into a loan agreement with Strategicus Partners Inc. Pursuant to this loan agreement, we agreed to lend Strategicus Partners up to $2,000,000 on a revolving credit basis with all advances made under the loan agreement due on July 12, 1999. We subsequently amended the due date for the repayment of these loans to July 30, 1999. Strategicus Partners was permitted to use the proceeds of these loans to make loans to two of its stockholders and to make investments in AsiaCD, Inc. and College 411.com, Inc. The obligation of Strategicus Partners to repay these loans was evidenced by a promissory note in the principal amount of up to $2,000,000. Strategicus Partners secured its obligation to repay these loans by granting us a security interest in all of its assets including any of its investments in AsiaCD, Inc. and College 411.com, Inc. We advanced an aggregate amount of $1,555,000 to Strategicus Partners pursuant to this loan agreement. Strategicus Partners used approximately $310,000 of these funds to make a loan to Douglas Spink and used the remainder of these funds to make investments in AsiaCD, Inc. and College 411.com, Inc. and to pay the professional fees related to the completion of our merger with Strategicus Partners. Upon the completion of our merger with Strategicus Partners, we agreed to forgive the loan to Mr. Spink if he remains an employee of Net Value Holdings on May 28, 2000. For a more detailed discussion of this arrangement, see "MANAGEMENT-Employment Agreements."


         On June 21, 1999, we entered into a merger agreement with Strategicus Partners and Douglas Spink, the founder of Strategicus Partners, in which we agreed to merge with Strategicus Partners. We completed our merger with Strategicus Partners on July 30, 1999. Subject to vesting provisions described in the merger agreement, we issued the following shares of our capital stock to the stockholders of Strategicus Partners:

                          Vested Shares of       Unvested Shares of        Vested Shares of        Unvested Shares of
                            Common Stock            Common Stock          Series A Preferred       Series A Preferred
                                                                                Stock                   Stock
Douglas Spink                  239,847                 1,641,310                73,678                  504,187
Barry Uphoff                   120,394                 1,760,763                36,983                  540,882
Darr Aley                      120,394                 1,760,763                36,983                  540,882
Stephen George                 120,394                 1,760,763                36,983                  540,882
                               -------                 ---------                ------                  -------
         TOTAL                 601,029                 6,923,599               184,627                2,126,833


         The unvested shares of our capital stock listed above vest ratably on a monthly basis over periods ranging from 24 months to 48 months based on the individual stockholder's continued employment or engagement as a consultant with Net Value Holdings. For a more detailed discussion of this arrangement, see "Management -Employment Agreements, Consulting Agreements." These shares, upon full vesting, were intended to represent approximately 40% of our capital stock as of June 21, 1999, assuming we had 18,811,569 shares of common stock calculated on a fully-diluted basis and 5,778,699 shares of Series A Preferred Stock. In exchange for this issuance of our capital stock, we acquired all of the issued and outstanding capital stock of Strategicus Partners. Our primary purpose for completing the merger with Strategicus Partners was to acquire rights to the investments made by Strategicus Partners in metacat.com, inc., AsiaCD, Inc. and College 411.com, Inc. and to retain the services of the four stockholders of Strategicus Partners as employees and/or consultants of our company.

Forgiveness of Loans to Members of Our Management Team

         In May 1999, Strategicus Partners made a loan to Mr. Spink in the principal amount of $310,000. This amount was extended to Mr. Spink to reimburse him for expenses which he incurred in connection with the start-up of metacat.com, Inc. This transaction was structured as a loan to induce Mr. Spink to remain our employee for at least one year. The loan accrues interest at a simple rate of 9% per annum. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of our merger with Strategicus Partners, we entered into an employment agreement with Mr. Spink in which we agreed not to take any actions to demand repayment or to collect this loan during the term of the employment agreement so long as we do not terminate Mr. Spink's employment for "cause," death or disability (as such terms are defined in the employment agreement) and we agreed to forgive the principal amount plus all accrued interest related to this loan if Mr. Spink remained an employee of our company on the first anniversary of his employment. For a more detailed discussion of this arrangement, see "MANAGEMENT-Employment Agreements." In addition, in July 1999, Strategicus extended an advance to Mr. Spink in the principal amount of approximately $185,000. We do not expect to receive payment of this advance.

         In June 1999, we extended a loan to Mr. Aley in the principal amount of $267,000. This amount was extended to Mr. Aley as an inducement for him to leave his prior employment. This transaction was structured as a loan to induce Mr. Aley to remain our consultant for the duration of his engagement. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of our merger with Strategicus Partners, we entered into a consulting agreement with Mr. Aley in which we agreed not to take any actions to demand repayment or to collect this loan during the term of the consulting agreement. We also agreed to forgive Mr. Aley 's obligation to repay a portion of this loan if he remains engaged as a consultant to our corporation on each of the first three anniversaries of the date of his consulting agreement. For a more detailed discussion of this arrangement, see "MANAGEMENT-Consulting Agreements."

Series A Preferred Stock Exchange


         In September 1999, we exchanged 2,898,788 shares of our common stock for all 4,831,312 issued and outstanding shares of our Series A Preferred Stock. For a detailed discussion of this transaction, see "DESCRIPTION OF CAPITAL STOCK-Preferred Stock." Messrs. Spink, Uphoff, Aley and George participated in this offering and received a total of 1,386,876 shares of our common stock in exchange for the cancellation of all of their 2,311,460 shares of our Series A Preferred Stock.

Cancellation of Unvested Shares of Common Stock and Agreement to Issue Options to Purchase Shares of Our Common Stock


         On August 31, 1999, we entered into an agreement with each of Messrs. Uphoff, Aley and George to immediately cancel all of their unvested shares of our common stock. In addition, for each share of common stock that we agreed to cancel, we agreed to issue an option to purchase one share of our common stock pursuant to a stock option plan which we intend to implement in 1999. Each of these options will have an exercise price of $1.00 per share and will be subject to the same vesting provisions that applied to the unvested shares of common stock as described in our merger agreement with Strategicus Partners. On September 13, 1999, each of Messrs. Uphoff, Aley, George and Panzo agreed to forfeit their rights to receive 180,000 stock options. On September 13, 1999, Mr. Spink agreed to allow Net Value Holdings to cancel 180,000 of his unvested shares of common stock. These members of the management team entered into these agreements to allow us to issue 900,000 stock options to Mr. Hansen. In September 1999, we entered into an employment agreement with Mr. Hansen pursuant to which we agreed to issue 900,000 stock options to Mr. Hansen. For a detailed discussion of the terms of Mr. Hansen's employment agreement, see "MANAGEMENT--Employment Agreements."

Personal Investments of Members of Our Management Team in Our Affiliate
Companies

         Members of our management team have made personal investments in some of our affiliate companies. Through December 9, 1999, members of our management team own the following equity interests in our affiliate companies:

                              Affiliate company                Equity Interest
Andrew P. Panzo                AsiaCD                      12,000 shares of common stock
Barry Uphoff                   AsiaCD                      12,000 shares of common stock
Darr Aley                      AsiaCD                      12,000 shares of common stock
Darr Aley                      College 411                 50,000 stock options
Stephen George                 AsiaCD                      12,000 shares of common stock
Stephen George                 College 411                 37,500 stock options
Douglas Spink                  Webmodal                       400 shares of common stock
Thomas Aley                    Swapit.com                 258,411 shares of common stock



San Francisco Office Space


         We share office space in San Francisco, California with a corporation owned by Mr. George, at no expense.

                          DESCRIPTION OF CAPITAL STOCK


General

         We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.


         The following discussion, which describes all material terms of our capital stock, is qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to this registration statement.


Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Accordingly, holders of a majority of the outstanding shares of our common stock can elect all members of our Board of Directors, and holders of the remaining shares by themselves cannot elect any member of the Board of Directors.

         The holders of our common stock are entitled to receive dividends in the discretion of our Board of Directors. We may only pay dividends out of funds legally available for this purpose. In the event of the liquidation, dissolution or winding up of Net Value Holdings, Inc., the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemptive provisions applicable to our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

         Our certificate of incorporation provides that our Board of Directors may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution or our winding up in such amounts are established by our Board of Directors' resolutions issuing such shares.

         In 1998 and 1999, we issued of 4,831,312 shares of our Series A Preferred Stock to accredited investors. Our Series A Preferred Stock was convertible into up to one share of our common stock upon our achievement of specified performance objectives. After discussions with potential investment bankers, underwriters and other sources of capital financing, we determined that the conversion features of our Series A Preferred Stock were too complicated and created uncertainty regarding the number of shares of our common stock which may have been issuable into the market at any given time upon our satisfaction of the performance objectives. Therefore, pursuant to a private offering, we issued 2,898,788 shares of our common stock in exchange for all 4,831,312 issued and outstanding shares of our Series A Preferred Stock. Pursuant to this offering, the holders of our Series A Preferred Stock forfeited all ownership rights to the Series A Preferred Stock and any shares of our common stock issuable upon conversion of the Series A Preferred Stock and released and discharged us and each of our present and future officers, directors and employees from all claims or rights related to the Series A Preferred Stock. As there are no longer any issued and outstanding shares in this series, we plan to cancel the Series A Preferred Stock.

         In September 1999, we designated our Series B Preferred Stock. In September and October 1999, we issued 4,824 shares of this series to ten accredited investors in connection with a private placement offering in which we raised gross proceeds of $4,824,000.


         The shares of Series B Preferred Stock, valued at $4,824,000, are convertible into shares of our common stock at a conversion price of $4.0875 per share. The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into shares of our common stock at any time after the earlier of:

                  o         March 15, 2000; and

                  o 20 days after the effective date of this registration statement.

         During the period from September 17, 1999 until the first anniversary of the effective date of this registration statement, the holders of the Series B Preferred Stock may elect to reset the conversion price to a price per share equal to the greater of:

                  o the closing bid price of our common stock on the two trading days immediately preceding the date that we receive notice of the reset election; and

                  o         $2.50.

         The holders of the Series B Preferred Stock may only elect to reset the conversion price once and they may not reset the conversion price below $2.50 per share. The Series B Preferred Stock accrues dividends at the rate of 5% per annum of the liquidation value of $1,000 per share. However, the dividend rate increases to 10% per annum whenever the closing bid price of our common stock is below 2.50 per share for ten consecutive trading days. The dividend rate of the Series B Preferred Stock is reset to 5% per annum only after the closing bid price of our common stock is above $2.50 per share for five consecutive trading days.


         If the holders elected to convert all of the Series B Preferred Stock on December 9, 1999, then the Series B Preferred Stock would have been converted into approximately 1,180,184 shares of our common stock. However, this number of shares will be significantly greater if the conversion price is reset to $2.50 per share. Purchasers of our common stock could therefore experience substantial dilution of their investment upon conversion of the Series B Preferred Stock. The shares of Series B Preferred Stock are not registered and may only be resold if registered under the Securities Act of 1933 or sold in accordance with an applicable exemption from registration, such as Rule 144 promulgated under the Securities Act of 1933. We are registering the shares of our common stock which are issuable upon conversion of the Series B Preferred Stock in this registration statement. We may redeem all or a portion of the Series B Preferred Stock at a price per share equal to 120% of the liquidation preference amount, plus any accrued and unpaid dividends on the Series B Preferred Stock.


Registration Rights


         Subsequent to this offering, holders of four convertible promissory notes in the aggregate principal amount of $900,000, which are convertible into a total of 400,000 shares of our common stock, plus additional shares for unpaid interest at the time of conversion, are entitled to registration rights for such shares issuable upon conversion. The holders of these convertible promissory notes have "piggy-back" registration rights with regards to the shares of our common stock issuable upon conversion of these notes in any offering of our securities pursuant to a registration statement on Forms S-1, S-2 or S-3 filed subsequent to the consummation of our merger with BrightStreet. We will bear the expenses incurred in connection with filing such registration statement.

         The merger agreement with Strategicus Partners and Douglas Spink which grants these registration rights, defines a change of control as the occurrence of any one of the following:




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



                  o any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than one of our subsidiaries or affiliates becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of 50% or more of any class of issued and outstanding capital stock which ownership interest constitutes 50% or more of all issued and outstanding voting shares;

                  o the majority of the members of our Board of Directors consists of individuals other than members of our Board of Directors on July 30, 1999, provided that persons elected to the Board of Directors whose election or nomination was supported by one-half of the directors at July 30, 1999 shall be considered a member of the Board of Directors as of July 30, 1999; and

                  o any event which we would be required to report pursuant to Items 1 or 2 of Form 8-K under the Securities Exchange Act of 1934, whether or not we are actually required to file a Form 8-K in relation to this transaction or event.

         Upon a change of control Messrs. Panzo, Spink, Uphoff, Aley and George may demand registration of the vested shares of common stock owned by each in a public offering of such securities under the Securities Act of 1933. We are required to use our best efforts to effect such registration. We will bear the expenses incurred in connection with such registrations.

         We are obligated to register 807,644 shares of our common stock owned by Sven Behrendt and 202,533 shares of our common stock owned by Juergen Jaekel. We agreed to file a registration statement with the Securities and Exchange commission registering the resale of these shares of common stock on or before August 15,1999. We did not file this registration statement until October 7, 1999. As a result of our breach of this agreement, we issued 27,000 shares of our common stock to each of Messrs. Behrendt and Jaekel. These shares represent the agreed upon penalty of 10,000 shares for breaching the agreement and 10,000 shares per month until the registration statement was filed on October 7, 1999, calculated on a daily basis.


         Subsequent to this offering, two stockholders holding an aggregate of 676,374 shares of our common stock are entitled to registration rights. These stockholders have "piggy-back" registration rights in any offering of our securities pursuant to a registration statement on Forms S-1, S-2 or S-3 filed subsequent to the effective date of this registration statement. We will bear the expenses incurred in connection with filing such registration statement.

Common Stock Purchase Warrants

         As of the date of this prospectus, we have issued 1,326,432 common stock purchase warrants.

         On March 1, 1999, in connection with an issuance of convertible promissory notes in the aggregate principal amount of $900,000, we issued warrants to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and warrants to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. These warrants are exercisable at any time prior to February 28, 2002.

         In May 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 to a group of accredited investors. The convertible promissory notes were issued in satisfaction of promissory notes issued by BrightStreet. Each participant in this offering received a convertible promissory note with a principal amount equal to the principal amount of his BrightStreet promissory note, plus all accrued interest thereon as of December 31, 1998, in exchange for the cancellation of his BrightStreet promissory note and their agreement to release us, BrightStreet and the present and future officers and directors from any claims related to his promissory note. The noteholders may convert these convertible promissory notes at any time at a conversion rate of $2.00 per share. We may require the noteholders to convert the entire principal amount of their convertible promissory notes, plus all accrued interest thereon, if the market price of our common stock is $5.00 per share for a period of twenty consecutive trading days and we have registered the resale of all shares of our common stock issuable to the noteholders upon such mandatory conversion of the convertible promissory notes with the Securities and Exchange Commission. We are obligated to issue a warrant to purchase one-half of one share of our common stock for each share of our common stock issued to the noteholders upon any conversion of the convertible promissory notes. These warrants are exercisable for a period of three years after their grant date at an exercise price of $6.00 per share. As of the date of this prospectus, we have issued warrants to purchase 741,315 shares of our common stock to holders who have converted their promissory notes.

         In connection with the private offering which we completed in September 1999, we issued warrants to purchase 110,077 shares of our common stock at an exercise price of $5.00 per share. These warrants are exercisable for a period of three years from the date of grant.

         As of December 9, 1999, we had issued and outstanding callable and non-callable A, B, C and D warrants to purchase, in the aggregate, 295,040 shares of our common stock. We issued these warrants to the purchasers of the Series B Preferred Stock and they are exercisable until October 1, 2004. Each type of warrant is exercisable for, in the aggregate, the number of shares and at the exercise price set forth below:

                                        Shares             Exercise Price

Non-callable A Warrants                 36,880               $4.49625
Callable A Warrants                     36,880               $4.49625
Non-callable B Warrants                 36,880               $4.905
Callable B Warrants                     36,880               $4.905
Non-callable C Warrants                 36,880               $5.31375
Callable C Warrants                     36,880               $5.31375
Non-callable D Warrants                 36,880               $5.7225
Callable D Warrants                     36,880               $5.7225

         The exercise price of each of these warrants may be adjusted upon the occurrence of:

                  o a recapitalization, reorganization, reclassification, merger or sale of substantially all assets;

                  o a subdivision or combination of shares of our common stock;

                  o        a stock dividend;

                  o our issuance of additional shares of our common stock at a price per share less than the closing bid price per share on the date of issuance;

                  o our issuance of common stock equivalents pursuant to which shares of our common stock are issuable at a price per share that is less than the closing bid price per share on the date of issuance; and

                  o any purchase or redemption of shares of our common stock by us at a price per share which is greater than the exercise price of the warrants.

However, the following transactions will not trigger an adjustment to the exercise price:

                  o any issuance of our securities other than for cash, as consideration for a merger, consolidation or sale of assets, in connection with any strategic partnership or joint venture or in exchange for assets, stock or joint venture interests;

                  o our grant of any securities pursuant to an employee benefit plan, stock option plan, restricted stock plan or stock purchase plan for the benefit of our employees or directors;

                  o any transactions regarding the sale or exchange of our securities at a price per share greater than the price of the Series B Preferred Stock;

                  o any securities issued upon conversion of the Series B Preferred Stock or exercise of these warrants; and

                  o any securities issued in connection with transactions listed on Schedule 2.1(c) or Schedule 2.1(z) of the Series B Convertible Preferred Stock Purchase Agreement dated as of September 17, 1999, a copy of which is included at Exhibit 10.19 hereto.

         If the closing bid price of our common stock is at least 150% of the relevant exercise price for 20 consecutive trading days and this registration statement has been effective for 20 days, then we may terminate the callable warrants by delivering 20 days written notice to the holders. The shares of our common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

Transfer Agent and Registrar

         The transfer agent for our common stock is StockTrans, Inc. The transfer agent's address is 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, and its telephone number is (610) 649-7300.


                         SHARES ELIGIBLE FOR FUTURE SALE


         13,109,861 shares of our common stock were outstanding as of December 9, 1999.

         Under the terms of the subscription agreements of previous private placements of our securities, 7,324,723 outstanding shares of our common stock may not be sold or otherwise transferred, without our prior written consent or the prior written consent of a placement agent whom we designate, except for transfers to immediate family members or trusts for estate planning purposes, until the date set forth below:


             Number of Shares                           Restrictions in
             Subject to Restriction                     Effect Through
             ----------------------                     ---------------

             3,019,852                          First anniversary of the later
                                                of (i) the date the shares are
                                                eligible for sale under Rule 144
                                                or (ii) the effective date of a
                                                registration statement
                                                registering the resale of the
                                                shares.

             4,304,871                          First anniversary of effective
                                                date of our merger with
                                                BrightStreet

         Holders of 5,847,193 shares of our common stock have registration rights with respect to the registration of the resale of such shares under the Securities Act of 1933. Upon the effectiveness of this registration statement,




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



which we are filing on behalf of thirteen such stockholders, 3,722,560 of these shares will be freely tradeable under the Securities Act of 1933.


         Upon completion of this offering, 8,090,501 "restricted shares" as defined in Rule 144 will be outstanding. None of these shares will be eligible for sale in the public market as of the effective date of this registration statement.

         In general, under Rule 144 as currently in effect, beginning on the later of 90 days after the effective date of this registration statement or the date on which the transfer restrictions described above have expired, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:


         o        1% of the then outstanding shares of our common stock; or

         o the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange commission.


         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least two years previously, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         In addition to the outstanding shares of our common stock described above, as of the date of this prospectus, we have 4,872,248 shares of common stock reserved for issuance upon the exercise of outstanding options, 2,349,050 shares of our common stock reserved for issuance upon the conversion of issued and outstanding convertible debentures in the aggregate principal amount of $6,911,687 and 1,326,432 shares of common stock reserved for issuance upon the exercise of common stock purchase warrants. All of these securities and the shares of our common stock underlying each of these securities are restricted securities. The transfer of these restricted securities is subject to the requirements of Rule 144, as discussed above.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering on this registration statement could negatively impact the market price of our common stock. For a detailed discussion of this risk, see "RISK FACTORS--RISKS RELATED TO THIS OFFERING--Shares Eligible For Future Sale By Current Holders Of Our Securities May Decrease The Price Of Common Stock." We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.



          PRINCIPAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS

         For U.S. federal income tax purposes, a resident alien individual is treated like a citizen: he or she is subject to U.S. tax on all of his or her income, regardless of the source. A nonresident alien individual, on the other hand, is subject to a special tax regime that is fundamentally different from that which applies to citizens and resident aliens. You are a non-resident alien if:

                 o you are not a lawful permanent resident of the U.S. at anytime during the calendar year;

                 o you do not make an election to be treated as a resident alien; and

                 o you are not physically present in the U.S. for 183 days or more during the calendar year or the sum of your days of physical presence in the U.S. for the current calendar year plus 1/3 the number of days in the first preceding calendar year plus 1/6 the number of days in the second preceding calendar year equals less than 183 days provided; however, that you will not be treated as a resident pursuant to this lookback rule if (i) you are not physically present in the U.S. for at least 31 days during the calendar year; or (ii) you can establish that you have a tax home in and closer connections to a foreign country.


         The following discussion summarizes principal U.S. federal income and estate tax consequences of the ownership and disposition of common stock by "non-U.S. holders." You are a "non-U.S. holder" for U.S. federal income tax purposes if you are:

                 o        a non-resident alien individual;

                 o        a foreign corporation;

                 o        a foreign partnership; or

                 o an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from common stock.

         This discussion does not consider the specific facts and circumstances that may be relevant to particular holders and does not address the treatment of holders of common stock under the laws of any state, local or foreign taxing jurisdiction. This discussion is based on the tax laws of the U.S., including the Internal Revenue Code, as amended to the date hereof, existing and proposed regulations thereunder, and administrative and judicial interpretation thereof, as currently in effect. These laws are subject to change, possibly on a retroactive basis.

         You should consult your own tax advisors with regard to the application of the federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local or foreign tax laws to which you may be subject.

Dividends

         If you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if so specified in an applicable income tax treaty. If, however, the dividends are effectively connected with your conduct of a trade or business within the U.S. (holding stock in a corporation engaged in a trade or business in the U.S. does not cause the shareholder to be engaged in a U.S. trade or business by reason of the stock ownership), and they are attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. income tax on a net income basis on such dividends, then such "effectively connected" dividends generally are not subject to withholding tax. Instead, such effectively connected dividends are taxed at rates applicable to U.S.
citizens, resident aliens and domestic U.S. corporations.


         Effectively connected dividends received by a non-U.S. corporation may be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

         Under currently effective U.S. Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country, unless the payor has knowledge to the contrary, for purposes of the 30% withholding tax discussed above. Under current interpretations of U.S. Treasury regulations, this presumption that dividends paid to an address in a foreign country are paid to a resident of that country, unless the payor has knowledge to the contrary, also applies for the purposes of determining whether a lower tax treaty rate applies.


         Under U.S. Treasury regulations that will generally apply to dividends paid after December 31, 2000, the "New Regulations," if you claim the benefit of a lower treaty rate, then you must satisfy certification requirements. In addition, in the case of common stock held by a foreign partnership, the certification requirements generally will apply to the partners of the partnership and the partnership must provide specific information, including a U.S. taxpayer identification number. The final withholding regulations also provide look-through rules for tiered partnerships.


         If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

Gain On Disposition of Common Stock

         If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of common stock unless:

                  o the gain is effectively connected with your conduct of a trade or business in the U.S. and the gain is attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation or a net income basis on gain from the sale or other disposition of the common stock;

                  o you are an individual, you hold the common stock as a capital asset and you are present in the U.S. for 183 or more days in the taxable year of the sale or certain other conditions exist; or

                  o you are or have been a "United States real property holding corporation" for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock, and you are not eligible for any treaty exemption.


         Effectively connected gains recognized by a corporate non-U.S. holder may also be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

         We have not been, are not, and do not anticipate becoming a "United States property holding corporation" for federal income tax purposes.

Federal Estate Tax

         For estate tax purposes, an individual is a resident if at the time of death he or she has domicile in the U.S. One has domicile if one intends to reside in the U.S. permanently or indefinitely. Common stock held by an individual non-U.S. holder at the time of death will be included in the holder's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate taxes, unless an applicable estate tax treaty provides otherwise. The amount of the Federal estate tax will be between 6% and 30% of the non-U.S. holder's taxable estate, depending upon the size of the estate.

Information Reporting and Backup Withholding

         In general, U.S. information reporting requirements and backup withholding tax will not apply to dividends paid to you if you are either:

                  o   subject to the 30% withholding tax discussed above, or

                  o not subject to the 30% withholding tax because an applicable tax treaty reduces or eliminates such withholding tax,

although dividend payments to you will be reported for purposes of the withholding tax. See the discussion under "Dividends" above for further discussion of the reporting of dividend payments. If you do not meet either of these requirements for exemption and you fail to provide certain information, including your U.S. taxpayer identification number, or otherwise establish your status as an "exemption recipient," you may be subject to backup withholding of U.S. federal income tax at a rate of 31% on dividends paid with respect to common stock.

         U.S. information reporting and backup withholding requirements generally will not apply to a payment of the proceeds of a sale of common stock made outside the U.S. through an office outside the U.S. of a non-U.S. broker. However, U.S. information reporting, but not backup withholding, will apply to a payment made outside the U.S. of the proceeds of a sale of common stock through an office outside the U.S. of a broker that:

                  o   is a U.S. person;

                  o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.;

                  o is a "controlled foreign corporation" as to the U.S.; or

                  o with respect to payments made after December 31, 2000, is a foreign partnership with certain connections to the U.S.

in each case, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. person and has no knowledge to the contrary or the holder otherwise establishes an exemption.

         Payment of the proceeds of a sale of common stock to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

         Backup withholding is not an additional tax and you may apply any taxes that are withheld against your tax liability and you generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing a refund claim with the Internal Revenue Service.

                                     EXPERTS


         The consolidated financial statements of Net Value Holdings, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been included herein and in the registration statement in reliance on the report of LJ Soldinger Associates, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of our common stock offered hereby will be passed upon for us by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act of 1933 with respect to our common stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to Net Value Holdings, Inc. and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract and any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by reference to such exhibit. The registration statement, including exhibits thereto, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 after payment of fees prescribed by the Securities and Exchange Commission. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Net Value Holdings, Inc. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Net Value Holdings, Inc. or that information contained herein is correct as of any time subsequent to the date hereof.

                               -------------------






Until _______, 2000 (90 days after the date of this prospectus), all dealers effecting transactions in the shares of our common stock registered in this registration statement, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters.






================================================================================

================================================================================

                         -------------------------------








                            NET VALUE HOLDINGS, INC.


                        3,722,560 SHARES OF COMMON STOCK







                                  -------------

                                   PROSPECTUS
                                 --------------









                                December 17, 1999




================================================================================

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)

                            Financial Statements and
                          Independent Auditors' Report

                         Period Ended December 31, 1998

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)

                        INDEX TO THE FINANCIAL STATEMENTS


                                                                                                                          Page
                                                                                                                          ----
Net Value Holdings, Inc.
   Independent Auditors' Report............................................................................................F2
   Balance Sheets as of December 31, 1998 (audited) and September 30, 1999 (unaudited).....................................F3
   Statement of Operations for the year ended December 31, 1998 (audited), for the nine months ended September 30, 1998 and 1999 (unaudited), and the period
     January 1, 1998 through September 30, 1999 (unaudited)................................................................F4
   Statement of Changes in Stockholders' Deficit for the year ended December 31, 1998 (audited), for the nine months ended September 30, 1999 (unaudited)..............................................................F5
   Statements of Cash Flows for the year ended December 31, 1998 (audited), for the nine months ended
     September 30, 1998 and 1999 (unaudited) and the period January 1, 1998 through September 30, 1999 (unaudited)................................................................................F7
   Notes to Financial Statements...........................................................................................F8

AssetExchange.com

   Independent Auditors' Report...........................................................................................F27
   Balance Sheet as of September 30, 1999 (audited).......................................................................F28
   Statement of Operations for the for the period March 12, 1999 (date of inception) through through September 30, 1999 (unaudited)...............................................................................F29
   Statement of Changes in Stockholders' Equity for the period March 12, 1999 (date of inception)
     through September 30, 1999 (unaudited)...............................................................................F30
   Statements of Cash Flows for the period March 12, 1999 (date of inception) through through September 30, 1999 (unaudited)...............................................................................F31
   Notes to Financial Statements..........................................................................................F32

College411.com, Inc.

   Independent Auditors' Report...........................................................................................F36
   Balance Sheet as of September 30, 1999 (audited).......................................................................F37
   Statement of Operations for the for the period April 13, 1999 (date of inception) through
     September 30, 1999 (unaudited).......................................................................................F38
   Statement of Changes in Stockholders' Equity for the period April 13, 1999 (date of inception)
     through September 30, 1999 (unaudited)...............................................................................F39
   Statements of Cash Flows for the period April 13, 1999 (date of inception) through
     September 30, 1999 (unaudited).......................................................................................F40
   Notes to Financial Statements..........................................................................................F41

Swapit.com

   Independent Auditors' Report...........................................................................................F46
   Balance Sheet as of November 30, 1999 (audited)........................................................................F47
   Notes to Financial Statements..........................................................................................F48

                                     - F1 -

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of Net Value Holdings, Inc.

We have audited the accompanying balance sheet of Net Value Holdings, Inc. (a development stage entity) as of December 31, 1998, and the related statement of operations, stockholders' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net Value Holdings, Inc. as of December 31, 1998, and the results of its operations, stockholders' equity and cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company's negative working capital position, substantial losses incurred since inception, and dependence on outside financing raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans concerning these matters are described in Note 3.

L J SOLDINGER ASSOCIATES

Arlington Heights, Illinois
April 30, 1999 (except Notes 2 and 15
  for which the date is December 3, 1999)

                                     - F2 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                                 Balance Sheets

                                     ASSETS

                                                                                 December 31,    September 30,
                                                                                     1998            1999
                                                                                 ------------    -------------
                                                                                                 (Unaudited)
Current Assets
   Cash and cash equivalents                                                      $    1,466     $  1,051,931
   Loan receivable - related parties                                                       -          577,000
   Loan receivable                                                                   200,000           60,000
   Prepaid financing fees, net                                                       170,182          298,935
   Prepaid expenses                                                                        -           52,786
   Other                                                                                   -           15,562
                                                                                  ----------     ------------

                  Total Current Assets                                               371,648        2,056,214

Property and Equipment, Net                                                                -           41,411
Ownership Interests in Affiliate Companies                                         2,639,104        5,680,069
Intangibles, Net                                                                           -          227,863
Deferred Registration Costs                                                                -           65,746
Deposits                                                                                   -            6,452
                                                                                  ----------     ------------

                                                                                  $3,010,752     $  8,077,755
                                                                                  ==========     ============


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Short-term borrowings - other                                                  $              $    392,000
   Stock subscription  payable to Affiliate Company                                        -          250,000
   Notes payable, net of discounts                                                   940,000          858,139
   Notes payable - related party                                                     200,000                -
   Long-term debt due within one year                                                      -           71,287
   Accrued interest                                                                   41,399          404,890
   Accounts payable, accrued salaries and other expenses                             107,022          384,630
                                                                                  ----------     ------------

                  Total Current Liabilities                                        1,288,421        2,360,946
                                                                                  ----------     ------------

Long-term debt, net of discounts and portion included in current liabilities         868,158        6,118,945
                                                                                  ----------     ------------

Commitments and Contingencies

Stockholders' Equity (Deficit)
   Series A Preferred stock,  $.001 par value,  At December 31, 1998,
    2,519,852 shares issued and outstanding; 1,000,000 shares authorized               2,520                -

   Series B Preferred stock,  $.001 par value,  At September 30, 1999,
    2,000 shares issued and outstanding; 5,000 shares authorized                           -                2

    Common stock, $.001 par value At December 31, 1998 and September 30, 1999,
     6,969,852 and 13,371,902 shares issued and outstanding, respectively;
      50,000,000 shares authorized                                                     6,970           13,372

    Additional paid-in capital                                                     3,739,069       32,098,486
    Deferred compensation                                                                  -      (15,109,483)
    Deficit accumulated during the development stage                              (2,894,386)     (17,404,513)
                                                                                  ----------     ------------

                  Total Stockholders' Equity (Deficit)                               854,173         (402,136)
                                                                                  ----------     ------------

                                                                                  $3,010,752     $  8,077,755
                                                                                  ==========     ============


                     The accompanying notes are an integral
                        part of the financial statements.

                                     - F3 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                             Statement of Operations

                                                                   Nine Months Ended
                                             Year Ended                September 30,           January 1, 1998
                                             December 31,     -----------------------------        through
                                                1998              1998             1999       September 30, 1999
                                            -------------     ------------   --------------   ------------------
                                                               (Unaudited)      (Unaudited)      (Unaudited)


Revenues                                     $         -       $        -     $          -       $          -
                                             -----------       ----------     ------------       ------------

Operating Expenses

   Compensation and related expenses                   -                -        1,313,470          1,313,470
   Professional fees                             129,878                -          513,933            643,811
   Consulting                                          -                -          107,849            107,849
   Selling, general and administrative            10,606            1,120          319,867            330,473
   Assumed obligation expense                          -                -        4,368,675          4,368,675
   Bad debt expense - affiliated company       2,618,384        1,350,000        3,920,964          6,539,348
   Equity loss                                         -                -           32,928             32,928
                                             -----------      -----------     ------------       ------------

    Total Operating Expenses                   2,758,868        1,351,120       10,577,686         13,336,554
                                             -----------      -----------     ------------       ------------

Loss From Operations                          (2,758,868)      (1,351,120)     (10,577,686)       (13,336,554)

Other Income (Expense)
   Interest income                                     -                            19,690             19,690
   Interest expense                              (82,082)          (4,685)      (3,409,507)        (3,491,589)
   Financing fees                                (48,436)               -         (542,624)          (591,060)
                                             -----------      -----------     ------------       ------------

    Total Other Expense                         (130,518)          (4,685)      (3,932,441)        (4,062,959)
                                             -----------      -----------     ------------       ------------

Net Loss                                     $(2,889,386)     $(1,355,805)    $(14,510,127)      $(17,399,513)
                                             ===========      ===========     ============       ============


Basic and Diluted Net Loss Per
   Common Share                              $      (.58)     $      (.59)     $     (1.68)
                                             ===========      ===========     ============

Basic and Diluted Weighted Average
   Number of Common Shares Outstanding         4,993,868        2,292,535        8,647,063
                                             ===========      ===========     ============


                      The accompanying notes are an integral
                        part of the financial statements.

                                     - F4 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                 Statements of Changes in Stockholders' Deficit

                                                 Preferred Stock                Common Stock
                                             ------------------------    -------------------------
                                               Shares         Amount        Shares         Amount
                                             ----------     ---------    ------------     --------

Balances at December 31,
   1997, brought forward                              -   $       -        1,000,000     $  1,000

Common stock issued in connection with
   504 offering (net of offering costs of
   $60,570)                                           -           -        2,950,000        2,950

Exchange of Net Value, Inc. preferred stock     500,000         500        1,000,000        1,000

Acquisition of Net Value, Inc.
   common stock                               2,019,852       2,020        2,019,852        2,020

Debt discount arising from
   convertible debt offering                          -           -                -            -

Net loss                                              -           -                -            -
                                             ----------   ---------        ---------     --------

Balances at December 31, 1998                 2,519,852   $   2,520        6,969,852     $  6,970
                                             ----------   ---------        ---------     --------


                              [RESTUBED FOR ABOVE]

                                                                          Deficit
                                                                         Accumulated
                                           Additional                    During the
                                             Paid-In       Deferred      Development
                                             Capital     Compensation       Stage           Total
                                          -------------  -------------  -------------    ------------

Balances at December 31,
   1997, brought forward                  $    4,000       $       -     $    (5,000)     $         -

Common stock issued in connection
 with  504 offering (net of offering
 costs of  $60,570)                          526,480               -               -          529,430

Exchange of Net Value, Inc. preferred
 stock                                             -               -               -            1,500

Acquisition of Net Value, Inc.
   common stock                            2,633,564               -               -        2,637,604

Debt discount arising from
   convertible debt offering                 575,025               -               -          575,025

Net loss                                           -               -      (2,889,386)      (2,889,386)
                                          ----------       ---------     -----------      -----------

Balances at December 31, 1998             $3,739,069       $       -     $(2,894,386)     $   854,173
                                          ----------       ---------     -----------      -----------


                     The accompanying notes are an integral
                        part of the financial statements.

                                     - F5 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                 Statements of Changes in Stockholders' Deficit

                                              Preferred Stock                Common Stock
                                          ----------------------       ------------------------
                                           Shares         Amount         Shares          Amount
                                          ---------      -------       ---------       --------
Balances at December 31, 1998             2,519,852      $2,520        6,969,852       $ 6,970

Issuance of common stock                          -           -           60,250            61
Common stock issued in connection
   with the conversion of convertible
   debt and accrued interest                      -           -        1,175,668         1,175
Common stock issued in connection
   with the conversion of exchange
   notes and accrued interest                     -           -        1,172,455         1,172
Debt discount arising from
   convertible debt offering                      -           -                -             -
Debt discount related to the
   exchange notes                                 -           -                -             -
Debt discount related to Founders'
   Equity note                                    -           -                -             -
Compensatory common stock and
   options issued                                 -           -        1,763,822         1,764
Common stock issued in connection
   with the conversion of accrued
   interest                                       -           -            6,138             6
Common and preferred stock issued in
   connection with the Strategicus
   transaction                              184,627         185          601,029           601
Conversion of Series A preferred stock    (2,704,479)    (2,705)       1,622,687         1,623
Issuance of Series B preferred stock          2,000           2                -             -
Amortization of deferred
   compensation                                   -           -                -             -
Financing fee                                     -           -                -             -
Net loss                                          -           -                -             -
                                          ---------      ------       ----------       -------

Balances at September 30, 1999
   (Unaudited)                                2,000      $    2       13,371,901       $13,372
                                          ---------      ------       ----------       -------

                              [RESTUBBED FOR ABOVE]

                                                                          Deficit
                                                                        Accumulated
                                          Additional                     During the
                                           Paid-In       Deferred       Development
                                           Capital     Compensation        Stage          Total
                                        -------------  -------------   -------------  -------------

Balances at December 31, 1998           $ 3,739,069    $          -    $ (2,894,386)  $    854,173
Issuance of common stock                     87,788               -               -         87,849
Common stock issued in connection
   with the conversion of convertible
   debt and accrued interest              2,876,432               -               -      2,877,607
Common stock issued in connection
   with the conversion of exchange
   notes and accrued interest             2,343,738               -               -      2,344,910
Debt discount arising from
   convertible debt offering                893,920               -               -        893,920
Debt discount related to the
   exchange notes                         2,284,517               -               -      2,284,517
Debt discount related to Founders'
   Equity note                              115,200               -               -        115,200
Compensatory common stock and
   options issued                        16,188,005     (16,189,769)              -              -
Common stock issued in connection
   with the conversion of accrued
   interest                                  30,078               -               -         30,084
Common and preferred stock issued in
   connection with the Strategicus
   transaction                            1,501,787               -               -      1,502,573
Conversion of Series A preferred stoc        1,082                -               -              -
Issuance of Series B preferred stock      1,861,370               -               -      1,861,372
Amortization of deferred
   compensation                                   -       1,080,286               -      1,080,286
Financing fee                               175,500               -               -        175,500
Net loss                                          -               -     (14,510,127)   (14,510,127)
                                        -----------    ------------    ------------   ------------
Balances at September 30, 1999
   (Unaudited)                          $32,098,486    $(15,109,483)   $(17,404,513)  $   (402,136)
                                        -----------    ------------    ------------   ------------


All stock issued as consideration for goods and services received was accounted for using either the fair value of the equity instruments issued or the fair value of the goods and services received, whichever was more reliably measured.


                     The accompanying notes are an integral
                        part of the financial statements.

                                     - F6 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                            Statements of Cash Flows

                                                                       Nine Months Ended
                                                  Year Ended              September 30,             January 1, 1998
                                                 December 31,    -----------------------------          through
                                                     1998            1998            1999         September 30, 1999
                                                 ------------    ------------    -------------    ------------------
                                                                  (Unaudited)     (Unaudited)         (Unaudited)
Cash Flows from Operating Activities
Net Loss                                         $(2,889,386)    $(1,355,805)    $(14,510,127)       $(17,399,513)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization                           -               -           15,003              15,003
   Amortization of financing fees                     48,436               -          542,624             591,060
   Amortization of note payable discount              40,683               -        2,819,545           2,860,228
   Interest expense paid with stock issuance               -               -          181,445             181,445
   Compensatory common stock,
     options and warrants issued and issuable              -               -        1,168,135           1,168,135
   Assumed obligation expense                              -               -        4,368,675           4,368,675
   Equity loss                                             -               -           32,928              32,928
Change in assets and liabilities
   Increase in
     Other current assets and deposits              (218,618)              -          (25,571)           (244,189)
     Other noncurrent assets                               -               -          (70,326)            (70,326)
   Increase in
     Accounts payable and accrued expenses           107,022               -          271,981             379,003
     Accrued interest                                 41,399           4,685          363,491             404,890
                                                 -----------     -----------     ------------        ------------

     Total Adjustments                                18,922           4,685        9,667,930           9,686,852
                                                 -----------     -----------     ------------        ------------

     Net Cash Used in Operating Activities        (2,870,464)     (1,351,120)      (4,842,197)         (7,712,661)
                                                 -----------     -----------     ------------        ------------

Cash Flows from Investing Activities
   Loans to related parties                                -               -         (577,000)           (577,000)
   Other loans made                                 (200,000)              -          (60,000)           (260,000)
   Repayment of loans                                      -               -          200,000             200,000
   Ownership Interests in Affiliate Companies              -               -       (1,571,320)         (1,571,320)
   Cash assumed from acquisitions                          -               -            2,425               2,425
   Purchases of furniture and equipment                    -               -          (32,157)            (32,157)
                                                 -----------     -----------     ------------        ------------

     Cash Used in Investing Activities              (200,000)              -       (2,038,052)         (2,238,052)
                                                 -----------     -----------     ------------        ------------

Cash Flows from Financing Activities
   Proceeds from note payable - related party        200,000               -                -             200,000
   Repayment of note payable - related party               -               -         (200,000)           (200,000)
   Proceeds from notes payable                     1,304,000         950,600                -           1,304,000
   Repayment of notes payable                       (364,000)              -          (40,000)           (404,000)
   Proceeds from convertible debentures            1,402,500               -        6,846,210           8,248,710
   Principal payments of long-term debt                    -               -          (40,991)            (40,991)
   Net proceeds from issuance of stock and
    warrants                                         529,430         495,000                -             529,430
   Proceeds from sale of preferred stock                   -               -        1,861,372           1,861,372
   Payment of financing fees                               -               -         (495,877)           (495,877)
                                                 -----------     -----------     ------------        ------------

Cash Provided by Financing Activities              3,071,930       1,445,600        7,930,714          11,002,644
                                                 -----------     -----------     ------------        ------------

Net Increase in Cash and Cash Equivalents              1,466          94,480        1,050,465           1,051,931

Cash and Cash Equivalents at Beginning
   of Period                                               -               -            1,466                   -
                                                 -----------     -----------     ------------        ------------

Cash and Cash Equivalents at End of Period       $     1,466     $    94,480     $  1,051,931        $  1,051,931
                                                 ===========     ===========     ============        ============


Cash Paid for Interest                           $         -     $         -     $     45,026        $     45,026
                                                 ===========     ===========     ============        ============

Cash Paid for Taxes                              $         -     $         -     $          -        $          -
                                                 ===========     ===========     ============        ============


                     The accompanying notes are an integral
                        part of the financial statements.

                                     - F7 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS

History

Net Value Holdings, Inc. (the "Company") was incorporated under the laws of the state of Florida on December 20, 1991and reincorporated in the state of Delaware on October 8, 1998. The Company had been previously named SUNCL, Inc.

On August 31, 1998, the Company entered into a letter of intent to merge with Net Value, Inc., formerly named BrightStreet.com, Inc. (the "Merger"). In contemplation of the Merger, the shareholders of the Company agreed to change the corporation's name from SUNCL, Inc. to Net Value Holdings, Inc. The terms of the letter of intent provided that the shareholders of Net Value, Inc. would receive a mutually agreed-upon portion of the equity of the Company, and that the Company would be the surviving legal entity in the Merger.

As of December 31, 1998, the Company had entered into share exchange agreements with twenty Net Value, Inc. shareholders, who tendered approximately 66% of the issued and outstanding shares of common stock and 100% of the issued and outstanding shares of preferred stock of Net Value, Inc. to the Company ("Share Exchanges"). The Company expects to enter into a merger agreement with Net Value, Inc. whereby the remaining shareholders of Net Value, Inc. will receive the Company's securities on the same terms as contained in the Share Exchanges. Terms of the Share Exchanges provided that the Net Value, Inc. shareholders exchange four shares of Net Value, Inc. common stock for one share of the Company's common stock and one share of the Company's Series A convertible preferred stock ("Convertible Preferred Stock"). Each holder of the Company's Convertible Preferred Stock would be entitled to receive up to one share of the Company's common stock based upon the achievement of certain performance objectives. The Company would be able to convert each share of Convertible Preferred Stock into one share of common stock at any time.

Net Value, Inc., a development stage enterprise, was developing Internet software products intended to provide fee-based online promotions management services to manufacturers, retailers and advertisers of consumer products and services through the electronic transmission of online promotions to be targeted and delivered to specific consumer segments. Net Value, Inc.
has incurred losses since its inception.

On July 30, 1999, as part of a step transaction to obtain an ownership interest in three unrelated Internet companies, the Company acquired Strategicus Partners, Inc. ("Strategicus"). Strategicus was an Oregon corporation that was formed in August 1998, had minimal assets, was in the process of developing Internet operations of its own through its wholly-owned subsidiary, Metacat.com, Inc. ("Metacat"), and which had the opportunity to consummate transactions in two other Internet companies in which the Company desired to obtain interests. Prior to the merger the Company advanced funds to Strategicus which it principally used to acquire the desired ownership interests. At the date of the merger, Strategicus had ownership interests in three Internet businesses in various stages of development, Metacat, Asia CD, Inc. ("Asia CD") and College411.com, Inc. ("College411").

In September, October and November 1999, the Company exercised warrants to purchase additional shares of common stock in College411 and acquired equity interests in three more Internet businesses, Asset Exchange, Inc. ("Asset Exchange"), Webmodal, Inc. ("Webmodal") and Swapit.com, Inc. ("Swapit").

On December 3, 1999, Net Value, Inc. sold substantially all of its assets and its business, which included the name BrightStreet.com, Inc. (see Note 4).

Nature of Operations

The Company was formed as a Florida corporation on December 20, 1991. In 1992, the Company failed to file its annual report with the State of Florida and was administratively dissolved on October 9, 1992. On June 15, 1998, the Company filed all required reports and paid all deficient annual fees and penalties and was reinstated as a corporation in the State of Florida. Accordingly, from October 9, 1992 through December 31, 1997, the Company had no operations and generated no revenues or expenses. The Company currently is an Internet holding company which owns equity interests in and provides strategic management services to development stage Internet companies.

                                     - F8 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of  Presentation

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's dependence on outside financing or a business combination, along with limited opportunities to invest in viable enterprises, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Net Value, Inc. sold substantially all of its assets for cash, assumption of certain liabilities, cancellation of certain stock options, release of employment obligations, and a 12% ownership interest in Promotions Acquisition, Inc., a newly-formed and capitalized company. The Company has therefore changed the method of reporting its ownership interest in the operations of Net Value, Inc. from the consolidation method to the cost method, which constitutes a change in reporting entity under Accounting Principles Board No. 20 - Accounting Changes. Consequently, the financial statements for all prior periods have been restated to reflect the investment in Net Value, Inc. using the cost method, and all other financial information related to Net Value has been removed from the presentation. This treatment is consistent with the treatment afforded to companies which are in the process of an initial public offering and spin off a subsidiary before becoming effective, and then restate prior financial statements to remove the operations which will not be part of the registrant when this offering becomes effective, under SEC Staff Accounting Bulletin No. 93, Accounting and Disclosure Regarding Discontinued Operations Accounting (Topic 5, Section 2, Item No. 7 - Accounting for the Spin-Off of a Subsidiary).

The Company was formed as a Florida corporation on December 20, 1991. In 1992, the Company failed to file its annual report with the State of Florida and was administratively dissolved on October 9, 1992. On June 15, 1998, the Company filed all required reports and paid all deficient annual fees and penalties and was reinstated as a corporation in the State of Florida. Accordingly, from October 9, 1992 through December 31, 1997, the Company had no operations and generated no revenues or expenses. Accordingly, no financial statements have been presented herein for 1996 and 1997.

Interim Information

The interim consolidated financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

Principles of Consolidation

The financial statements are consolidated as of September 30, 1999 and for the nine months ended September 30, 1999 to include the accounts of the Company and its wholly-owned subsidiary, Metacat. The various interests that the Company acquires in other entities ("Affiliate Companies") are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on the Company's voting interest in the Affiliate Company.

        Consolidation

        Affiliate Companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, an Affiliate Company's results of operations are reflected within the Company's Consolidated Statement of Operations. All significant intercompany accounts and transactions have been eliminated.

                                     - F9 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

       Equity Method

       Affiliate Companies whose results are not consolidated, but over whom the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to the Affiliate Company depends on an evaluation of several factors including, among others, representation on the Affiliate Company's Board of Directors and the Company's ownership level, which is generally a 20% to 50% interest in the voting securities of the Affiliate Company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the Affiliate Company. Under the equity method of accounting, an Affiliate Company's results of operations are not reflected within the Company's Consolidated Statements of Operations; however, the Company's share of the earnings or losses of the Affiliate Company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations.

       The amount by which the Company's carrying value exceeds its share of the underlying net assets of Affiliate Companies accounted for under the consolidation or equity method of accounting is amortized on a straight-line basis over three years, which adjusts the Company's share of the Affiliate Company's earnings or losses.

       Cost Method

       Affiliate Companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such Affiliate Companies is not included in the Consolidated Statements of Operations.

Evaluations

The Company is continuously evaluating the carrying costs of it ownership interest in its Affiliate Companies. The evaluation consists of possible impairment based on the lack of the achievement of business plan objectives, the value of each ownership interest in the Affiliate Company relative to carrying value, the Affiliate Company's financial condition and prospects, and other relative factors.


Development Stage Enterprise

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7 ("SFAS No. 7"). Under SFAS No. 7, certain additional financial information is required to be included in the financial statements which would normally be presented from the inception of the Company to the current balance sheet date. However, Footnote 7 of SFAS No. 7 provides that dormant enterprises that commence development stage activities should disclose the required cumulative financial information from the inception of the development stage. The Company started development stage activities in 1998 by raising capital through a private placement offering in order to actively pursue a merger with Net Value, Inc. as well as pursue other potential business combinations and investments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Cash and cash equivalents at September 30, 1999 were invested principally in money market funds.

                                     - F10 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share

Loss per share is calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Basic loss per share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Diluted earnings per share reflect potential dilution from the exercise of conversion of securities into common stock.

Fair Value of Financial Instruments

The carrying value of the Company's cash and cash equivalents, notes payable, accounts payable and accrued expenses approximates the fair market value due to the relatively short maturity of these instruments.

Prepaid Financing Fees

Prepaid financing fees include commissions, placement fees, professional fees and other consideration incurred by the Company on borrowings received. These prepaid financing fees are being charged to expense over the remaining term of the outstanding borrowings.

Intangibles

Goodwill is defined as the excess of cost over net assets of the businesses being acquired. Goodwill is being amortized on a straight-line basis over a three-year period. There was no goodwill at December 31, 1998.

Property and Equipment

Property and equipment are recorded at cost. The Company's policy is to depreciate these assets over their estimated useful lives, as indicated in the following table, using straight-line methods. The Company's policy is to amortize leasehold improvements over the shorter of their useful lives or the remaining periods of the related leases.

                                                      Years
                                                      -----

            Computer hardware                           4
            Office furniture and equipment              5

Equipment acquired under long-term capital lease arrangements is recorded at amounts equal to the net present value of the future minimum lease payments using the interest rate implicit in the lease. Amortization is provided by use of the straight-line method over the estimated useful lives of the related assets.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS 131") during 1998. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has two reportable segments. The Company's two reportable segments consist of Affiliate Company operations and general Company operations, representing the expenses of providing strategic and operational support and related administrative functions.

Income Taxes

The Company accounts for its income taxes under Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements, net of the valuation allowances which have been recorded against deferred tax assets. Deferred tax assets and/or liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting of assets and liabilities. At December 31, 1998, deferred tax assets, relating primarily to the benefits of operating loss carryforwards and accrual of guaranteed obligations, have been offset by a valuation reserve because the future utilization of these assets cannot be determined.

                                     - F11 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

Management has utilized the guidelines of Accounting Principles Board Opinion No. 25 to account for the value of stock-based compensation arrangements that the Company entered into in exchange for services performed by employees. Deferred compensation represents the intrinsic value of the options to purchase common stock that was granted to employees for future services.

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (" SFAS 123".) As permitted under SFAS 123, the Company has continued to follow Accounting Principles Board No. 25 "Accounting for Stock-Based Compensation" ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is generally the date at which both the number of shares that an individual is entitled to receive and the purchase price are known. The Company had no compensation expense for 1998, and therefore the Company's net loss and net loss per share would have been the same under the fair value provisions of SFAS 123.

Credit Risk

The Company has maintained cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. The Company had an uninsured cash balance of $981,459 at September 30, 1999.

Accounting for Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards Board No. 121, the Company records impairment losses on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flows.

NOTE 3 - CONTINGENCY - GOING CONCERN

At December 31, 1998 and at September 30, 1999, the Company had significant liabilities and an accumulated deficit. The Company's management expects to obtain additional financing from future private offerings and to utilize the proceeds of its future offerings to facilitate a business combination, pay certain obligations, invest in other companies and fund cash requirements. There can be no assurance that the Company will obtain such additional financing or complete a business combination. The failure of the Company to raise additional financing would require the Company to adjust its business plan, may require the Company to adjust its current course of action, or may require the Company to cease operations and liquidate. As a result of the foregoing, there is substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF NET VALUE, INC.


On December 3, 1999, Net Value, Inc. sold substantially all of its assets to Promotions Acquisitions, Inc. ("Promotions"), a Delaware corporation which was formed by the former management team of Net Value, Inc. in connection with a $17 million investment in Promotions by outside investors. In exchange for substantially all of its assets, Net Value, Inc. received $2 million in cash, the assumption by Promotions of approximately $2 million of Net Value, Inc. liabilities, shares of Promotions' common stock equal to a 14.3% ownership interest in Promotions, calculated on a fully-diluted basis, cancellation of all Net Value, Inc. stock options held by Net Value, Inc. employees, and the release by Net Value, Inc. of all obligations to all employees and consultants who were employed or engaged as of the closing date of this transaction. As a result of the transaction, Net Value, Inc. no longer has any operations nor any obligations to consultants or employees that were engaged or employed by Net Value, Inc. as of the closing date of this transaction. Management intends to use the $2 million of proceeds


                                     - F12 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 4 - SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF NET VALUE, INC. (Continued)


to satisfy Net Value, Inc.'s existing obligations of approximately $2 million which were not assumed by Promotions. Subsequent to the completion of the sale, Promotions changed its name to BrightStreet.com, Inc. and Net Value, Inc. changed its name from BrightStreet.com, Inc. to Net Value, Inc. At December 31, 1998 and September 30, 1999, 66% of Net Value, Inc.'s 14.3% ownership interest in Promotions has been reflected on the Company's balance sheets as a result of the Company's ownership interest in Net Value, Inc. The Company has recorded the cost of its ownership interest in Promotions at $1.35 per share, which was based on a recent unrelated equity investment received by Promotions. The Company also included in the cost of its investment professional fees in the amount of $75,170.


The Company plans to complete a merger with Net Value, Inc. by acquiring the remaining outstanding shares of common stock on the same terms and conditions as the Share Exchange transactions (see Note 1). Immediately subsequent to the sale of substantially all of its assets, stockholders unrelated to the Company owned 4,149,350 shares of common stock outstanding which the Company plans on acquiring upon completion of the Merger as well as warrants to purchase 1,822,722 shares of its common stock at prices ranging from $1.50 through $4.00 and options to acquire 989,250 shares of common stock at prices ranging from $.63 through $7.00. Included in the outstanding warrants are warrants to acquire 1,060,222 shares of Net Value, Inc. common stock that have been granted to an affiliate of the Company's Chief Executive Officer.

NOTE 5 - LOAN RECEIVABLE - RELATED PARTIES

In May 1999, Strategicus loaned $310,000 to one of its officers. The loan accrued interest at 9% per annum and was due on July 30, 1999. In connection with the Company's merger with Strategicus, the Company assumed the loan and entered into an employment agreement with the officer whereby the Company agreed not to demand repayment on the loan during the employment period. The Company also agreed to forgive the loan principal, plus all accrued interest thereon, on the first anniversary of the officer's employment, provided that the agreement had not been terminated.

In June 1999, the Company loaned $267,000 to another officer of Strategicus. In connection with the Company's merger with Strategicus, the officer entered into a consulting agreement with the Company and the Company agreed not to demand repayment of the loan during the term of the consulting agreement. The Company also agreed to forgive the loan principal and accrued interest thereon ratably over the first three-year period of the consulting agreement.

NOTE 6 - LOAN AND ADVANCE RECEIVABLE

In December 1998, the Company made a non-interest bearing, unsecured loan of $200,000 to a stockholder. The loan was outstanding as of December 31, 1998 and repaid during March and April of 1999.

In July 1999, the Company made a non-interest bearing, unsecured advance of $60,000 to a potential future investee company. The advance remained outstanding as of September 30, 1999.

NOTE 7 - OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS

The following summarizes the Company's ownership interests in Affiliated Companies accounted for under the equity method or cost method of accounting. The ownership interests are classified according to applicable accounting methods at December 31, 1998 and September 30, 1999. Cost basis represents the Company's original acquisition cost less any impairment charges in such companies.

                                     - F13 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 7 - OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS (Continued)

                                      December 31, 1998                       September 30, 1999
                                                                                 (Unaudited)
                            --------------------------------          ----------------------------
                             Carrying             Cost Basis           Carrying         Cost Basis
                               Value                                     Value
                            ----------            ----------          ----------        ----------
Equity Method
   College411               $        -            $        -          $  430,275        $  459,745

   Asset Exchange                    -                     -             396,542           400,001
                            ----------            ----------          ----------        ----------
                                     -                     -             826,817           859,746
                            ----------            ----------          ----------        ----------

Cost Method
   Net Value, Inc.           2,639,104             2,639,104           2,714,274         2,714,274
   Asia CD                           -                     -           2,138,978         2,138,978
                            ----------            ----------          ----------        ----------
                             2,639,104             2,639,104           4,853,252         4,853,252
                            ----------            ----------          ----------        ----------

                            $2,639,104            $2,639,104          $5,680,069        $5,712,998
                            ==========            ==========          ==========        ==========


The following summarized financial information for Affiliate Companies accounted for under the equity method of accounting at December 31, 1998 and September 30, 1999 has been compiled from the financial statements of the respective companies:

                                 BALANCE SHEETS

                                                              September 30, 1999
                             December 31,     -------------------------------------------------
                                 1998          College411       Asset Exchange        Combined
                            --------------    ------------     ----------------      ----------

Current Assets                $      -           $ 60,497           $179,127           $239,624
Noncurrent Assets                    -             31,782             10,106             41,888
                              --------           --------           --------           --------

   Total Assets               $      -           $ 92,279           $189,233           $281,512
                              ========           ========           ========           ========

Current Liabilities           $      -           $  8,046           $ 36,762           $ 44,808
Stockholders' Equity                 -             84,233            152,471            236,704
                              --------           --------           --------           --------

Total Liabilities and
  Stockholders' Equity        $      -           $ 92,279           $189,233           $281,512
                              ========           ========           ========           ========


                                     - F14 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 7 - OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS (Continued)

                              RESULTS OF OPERATIONS

                                                                     September 30, 1999
                                    December 31,    ----------------------------------------------------
                                        1998          College411       Asset Exchange       Combined
                                   ---------------  ---------------   ----------------  ----------------
Revenues                              $      -          $      -           $      -         $       -
Net Loss                                     -          (100,017)           (48,529)         (148,546)
                                      ========         =========           ========         =========

Loss Attributable to the
Company
  Company                             $      -         $ (29,470)          $ (3,458)        $ (32,928)
                                      ========         =========           ========          =========


NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                               December 31,   September 30,
                                                   1998           1999
                                               ------------   -------------
                                                               (Unaudited)


Computer Equipment                                $      -       $27,897
Office Furniture                                         -        15,791
                                                  --------       -------

                                                         -        43,688
Less Accumulated Depreciation                            -        (2,277)
                                                  --------       -------

                                                  $      -       $41,411
                                                  ========       =======

Depreciation expense for 1998 was $0 and $2,277 for the nine-month period ended September 30, 1999.

NOTE 9 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the financial statements carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets and liabilities consisted of the following:


                                     - F15 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 9 - INCOME TAXES (Continued)

                                              September 30,       December 31,      September 30,
                                                   1998               1998              1999
                                             ----------------   ----------------   ---------------
Deferred Tax Assets (Liabilities)
    Temporary differences
       Assumption of liabilities               $ 459,000            $ 890,000        $         -
       Amortization of financing fees                  -                2,000                  -
       Interest income from related party              -               20,000             (5,000)
       Losses from equity investments                  -                    -             11,000
       Deferred compensation                           -                    -            367,000
                                               ---------            ---------        -----------

               Total                             459,000              912,000            373,000

Federal and State Deferred Tax Benefits
  Arising from Net Operating Loss
  Carryforwards                                    2,000               56,000          4,570,000
                                               ---------            ---------        -----------

                                                 461,000              968,000          4,943,000
Valuation Allowance                             (461,000)            (968,000)        (4,943,000)
                                               ---------            ---------        -----------

Net Deferred Tax Asset                         $       -            $       -        $         -
                                               =========            =========        ===========

The following table presents the principal reasons for the difference between the income tax benefit using the Company's effective tax rates and the United States federal statutory income tax rate of 34%:

                                             September 30,        December 31,      September 30,
                                                  1998               1998               1999
                                            ----------------   ---------------    ---------------
Federal income tax benefit at
  statutory rate                               $ 461,000            $ 982,000         $4,934,000
Discount from amortization of
  beneficial conversion                                -              (14,000)          (959,000)
Valuation allowance                             (461,000)            (968,000)         3,975,000)
                                               ---------            ---------         ----------

Income tax benefit                             $       -            $       -         $        -
                                               =========            =========         ==========

Effective income tax rate                              0%                   0%                 0%
                                               =========            =========         ==========

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Subsequent to the sale of substantially all of the assets of Net Value, Inc. (see Note 4), Net Value, Inc. remained liable for approximately $2 million of liabilities. Included in these liabilities is an ongoing lease obligation for vacated office space at Net Value, Inc.'s previous headquarters. On November 23, 1999, the landlord filed a lawsuit against Net Value, Inc. seeking to recover damages and costs related to an alleged breach of the lease.

                                     - F16 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

Net Value, Inc. also remains liable for an obligation due to DMR Consulting Group, Inc. ("DMR") in connection with consulting services which DMR provided to Net Value, Inc. According to a settlement agreement amended on December 3, 1998, Net Value, Inc. has a remaining outstanding balance of $170,000 due to DMR. Net Value, Inc. did not make the required payments to DMR, and by the terms of the amended settlement agreement, DMR may assert a claim against Net Value, Inc. for an additional $475,000. Management believes that Net Value, Inc. has rights of offset against all balances that may be due to DMR, and has recorded a liability to DMR on Net Value's books and records of $170,000.

Upon the contemplated Share Exchanges with the remaining Net Value, Inc. stockholders and the completion of the Merger, any liabilities of Net Value, Inc. will become liabilities of the Company.

NOTE 11 - NOTES AND LOANS PAYABLE

Notes and loans payable consisted of the following:

                                               December 31,       September 30,
                                                   1998                1999
                                              --------------     ---------------
                                                                   (Unaudited)

Convertible Debt Offering (a)                  $ 1,402,500         $ 5,017,500
Rozel (b)                                          200,000                   -
FAC Enterprises (c)                                 40,000                   -
FEG (d)                                            900,000             900,000
Transamerica (e)                                         -             100,336
Exchange Notes  (f)                                      -           2,038,969
Short-Term Borrowings (g)                                -             392,000
                                               -----------         -----------

                                                 2,542,500           8,448,805
Less discount on notes payable                    (534,342)         (1,008,433)
                                               -----------         -----------

                                                 2,008,158           7,440,372

Less amount due within one year                 (1,140,000)         (1,321,426)
                                               -----------         -----------

Noncurrent portion                             $   868,158         $ 6,118,945
                                               ===========         ===========

(a) In October 1998, the Company commenced a private offering of convertible debentures ("Debentures"). The Debentures are convertible promissory notes that accrue simple interest at 8% per annum and are convertible into the Company's common stock at any time by the holders at a conversion price of $2.00 per share. The Company may force the mandatory conversion of the Debentures into shares of its common stock at a conversion price upon the occurrence of (i) the consummation of the Merger (see Note 1); (ii) the acquisition of 80% of the issued and outstanding capital stock of Net Value, Inc. by the Company; or (iii) the effective date of a registration statement registering all shares of common stock issuable upon conversion of the Debentures. The maturity date of the convertible promissory notes is the earlier of (i) the date on which the holder elects to convert all of the outstanding unpaid principal and accrued interest on the note into shares of common stock; (ii) the date upon which the Company elects to cause a mandatory conversion of all of the outstanding principal and accrued interest on the note into shares of common stock; or (iii) two years from the date of the issuance of the Debentures. The Company completed the private offering of the Debentures in January 1999. The aggregate principal amount of the Debentures was $1,642,500, of which approximately $1,402,500 was raised as of December 31, 1998. During 1999, holders of these Debentures converted the aggregate principal amount of $240,000 and the accrued interest thereon of $7,448 into 123,724 shares of the Company's common stock.

                                     - F17 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 11 - NOTES AND LOANS PAYABLE (Continued)

    In the first quarter of 1999, the Company commenced a second private offering of Debentures. Other than having a conversion price of $2.50 per share, these Debentures contain the same terms as the above Debentures containing a $2.00 conversion price. Through this second offering, the Company sold additional Debentures in the aggregate principal amount of $6,215,000 as of September 30, 1999. In 1999, holders of these Debentures converted the aggregate principal amount of $2,600,000 and the accrued interest thereon of $30,159 into 1,051,943 shares of the Company's common stock.

    In connection with these two offerings of Debentures, the Company paid commissions ranging from 6% to 10% of the aggregate principal amount of the Debentures sold by placement agents. These commissions and certain professional fees related to the sale of the Debentures amounted to $147,485 in 1998 and $495,877 for the nine-month period ended September 30, 1999, and are being amortized as financing fee expense over the term of the Debentures. The unexpired portion of these financing fees amounting to $129,049 and $216,477 at December 31, 1998 and September 30, 1999,
    respectively, have been reflected on these financial statements as prepaid financing fees. Financing fee expense relating to the Debentures in 1998 and for the nine months ended September 30, 1999 amounted to $18,436 and $414,595, respectively.

    The conversion rights provide the holders of the Debentures with a beneficial conversion feature upon issuance in accordance with Emerging Issues Task Force D-60 "Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature" ("EITF D-60"). A discount related to the beneficial conversion feature was ascribed to the Debentures upon issuance, and is being amortized as interest expense through March 1, 2000, the date the Merger is expected to become effective. The discount related to the beneficial conversion feature for the Debentures issued in 1998 and during the nine months ended September 30, 1999 amounted to an aggregate of $575,025 and $893,920, respectively, based upon a fair market value for the Company's common stock of $2.82 per share, as determined by an independent valuation company. Amortization of the discount amounted to $69,110 and $923,146 in 1998 and for the nine-month period ended September 30, 1999, respectively, and has been reflected as interest expense in the accompanying statements of operations. At December 31, 1998 and September 30, 1999, the unexpired portion of the discount amounted to $505,915 and $476,689, respectively, and has been reflected on the balance sheet as a reduction in notes payable. The effective interest rate on the Debentures approximated 63% in 1998 and ranged from between 21% to 63% for the nine months ended September 30, 1999.

(b) In December 1998, the Company borrowed $200,000 from Rozel International Holdings Limited ("Rozel"), a related party. The loan was non-interest bearing and was repaid in February 1999.

(c) In 1998, the Company borrowed $40,000 from FAC Enterprises, Inc. The loan accrued simple interest at a rate of 10% per annum, and was repaid in February 1999.

(d) In September 1998, the Company borrowed $900,000 from Founders Equity Group, Inc. ("FEG"). The note accrued simple interest at 10% per annum and had a maturity date of March 1, 1999 ("Founders' Note"). Interest expense on the Founders' Note amounted to $27,616 in 1998 and $22,500 in 1999 through March
    1. The entire interest expense was paid in March 1999. The Company incurred a $45,000 financing fee on the procurement of this note, and this amount has been amortized over a six-month period. The unexpired portion of this financing fee, amounting to $15,000 at December 31, 1998, has been reflected on these financial statements as prepaid financing fees at December 31, 1998. The financing fee expense on the Founders' Note in 1998 and for the two months ended March 1, 1999 amounted to $30,000 and $15,000, respectively. An affiliate of a shareholder of the Company guaranteed the Founders' Note and the accrued interest thereon.

    On March 1, 1999, the Company issued a convertible promissory note in the principal amount of $900,000, and paid $50,334 in accrued interest in full payment of the Founders' Note. The convertible promissory note accrues interest at the simple rate of 10% per annum and matures on the earlier of
    (i) the date on which the lender elects to exercise its conversion rights;
    (ii) the date on which the Company elects to exercise its conversion rights;
    (iii) the one-year anniversary of the consummation of the Merger; or (iv) March 1, 2000, if the Merger has not been consummated by that date. An affiliate of a shareholder of the Company guaranteed the convertible promissory note, including accrued interest. The Company is required to pay all unpaid interest accrued on the convertible promissory note on a quarterly basis commencing on July 1, 1999. At the noteholder's option, such payments may be in cash or in shares of the Company's common stock at a price equal to 80% of the bid price of the Company's common stock on the interest payment due date. The noteholder may convert all or any part of the outstanding principal amount of the convertible promissory note, plus all accrued interest thereon through the date of conversion, into shares of the Company's common

                                     - F18 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 11 - NOTES AND LOANS PAYABLE (Continued)

    stock at a conversion rate of $2.50 per share. The Company may require the holder to convert the entire principal amount of the convertible promissory note, plus all accrued interest thereon, upon the Company's common stock attaining certain price and volume requirements and upon the registration for resale of all shares of the Company's common stock issuable to the holder upon such mandatory conversion of the convertible promissory note. The holder is also entitled to piggyback registration rights on any registration statement filed by the Company subsequent to the Merger, with respect to all shares issuable upon its conversion of the convertible promissory note. As additional consideration for the agreement to cancel the Founders' Note and accept a convertible promissory note in full satisfaction of the Company's obligations pursuant to the Founders' Note, the Company issued a warrant to purchase 90,000 shares of the Company's common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of the Company's common stock at an exercise price of $5.00 per share ("Founders' Warrant"). Each of these warrants may be exercised at any time prior to February 28, 2002. There are no registration rights granted with respect to any shares of the Company's common stock issued upon the exercise of either of these warrants. An affiliate of the holder of the convertible promissory note currently owns 160,000 shares of the Company's common stock. The value ascribed to the Founders' Warrants, as determined by an independent valuation company, aggregated $175,500 and is being expensed as financing fee expense through March 1, 2000, the date the Merger is expected to become effective and conversion of the promissory note is expected to take place. Financing fee expense related to the Founders' Warrants for the nine months ended September 30, 1999 amounted to $102,375 and the unexpired portion of the financing fee at September 30, 1999 was $73,125.

    The conversion rights under the convertible promissory note provides the holder with a beneficial conversion feature in accordance with EITF D-60. A discount related to the beneficial conversion feature was ascribed to the convertible promissory note upon issuance, and is being amortized as interest expense through March 1, 2000, the date the Merger is expected to become effective and conversion of the promissory note is expected to occur. The discount related to the beneficial conversion feature for the convertible promissory note amounted to $115,200, based upon a fair market value for the Company's common stock of $2.82 per share as determined by an independent valuation company. Amortization of the discount amounted to $73,339 for the nine months ended September 30, 1999 and has been reflected as interest expense in the accompanying statements of operations. At September 30, 1999, the unexpired portion of the discount amounted to $41,861 and has been reflected on the balance sheet as a reduction in notes payable. The effective interest rate on the convertible promissory note approximated 26% during the nine-month period ended September 30, 1999.

(e) In May 1998, Net Value, Inc. financed $175,500 of a three-year insurance premium, amounting to $197,500, for the liability coverage of its directors and officers. In 1999, the binder was rewritten to cover the directors and officers of the Company and all of the Company's majority-owned subsidiaries effective October 1998, and correspondingly, the financing liability was assumed by the Company in 1999. The financing accrues interest at 7.76% per annum, and requires monthly installment payments of $5,923. Interest expense on the loan amounted to $6,399 for the first nine months of 1999.

(f) On January 7, 1999, the Company offered the holders of certain promissory notes previously issued by Net Value, Inc. an exchange of their existing promissory notes for promissory notes issued by the Company through a private offering ("Exchange Notes"). The principal balances for each of the Exchange Notes was equivalent to the principal balances on the Net Value, Inc. notes, plus the accrued interest on the notes through December 31, 1998. The holders of the Exchange Notes may convert all or any part of the outstanding principal plus the accrued interest thereon into shares of the Company's common stock at a conversion rate of $2.00 per share at any time. The Company may convert the principal and accrued interest on the Exchange Notes into shares of the Company's common stock at a rate of $2.00 per share, upon the Company's common stock achieving certain market price targets. The Exchange Notes accrue simple interest at 12% per annum, and have a maturity date of the earlier of (i) the date on which either the holder or the Company exercise their respective conversion rights under the Exchange Notes; or (ii) the one-year anniversary of the closing of the Merger. The terms of the Exchange Notes also provide that the Company issue to the holders of the Exchange Notes warrants to purchase one-half of one share of the Company's common stock for each share purchased through conversion ("Exchange Warrants"). The Exchange Warrants will be exercisable over a period of three years from the date of issuance, and will carry an exercise price of $6.00 per share. The shares of stock purchased through the conversion of the Exchange Notes or through the Exchange Warrants are subject to a Lockup Agreement for a one-year period subsequent to the effective date of the Merger, unless prior written agreement from American Maple Leaf ("AML") is obtained. As of April 30, 1999, $4,270,125 of Exchange Notes had been issued by the Company, which replaced $3,800,000 of principal and $470,125 of accrued interest on the Net Value, Inc. promissory notes. The remaining holders of the Net Value, Inc. promissory notes will not be participating in the offering of the Exchange Notes. Therefore, as a result of the sale of the Net Value, Inc. assets (see Note 4), Net Value, Inc. anticipates making payment on the remaining outstanding principal balances and accrued interest thereon. Net Value, Inc. will be required to pay default interest on the outstanding balance of the remaining Net Value, Inc. promissory notes.

                                     - F19 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 11 - NOTES AND LOANS PAYABLE (Continued)

    The conversion rights under the Exchange Notes provide the holders a beneficial conversion feature upon issuance in accordance with EITF D-60. A discount related to the beneficial conversion feature was ascribed to the Exchange Notes upon issuance, and is being amortized as interest expense through March 1, 2000, the date the Merger is expected to become effective. The discount related to the beneficial conversion feature for the Exchange Notes issued during the the nine months ended September 30, 1999 amounted to $2,284,517, based upon a fair market value for the Company's common stock of $2.82 per share, as determined by an independent valuation company. Amortization of the discount amounted to $1,794,634 for the nine months ended September 30, 1999 and is reflected as interest expense in the accompanying statements of operations. At September 30, 1999, the unexpired portion of the discount amounted to $489,883 and has been reflected as a reduction in notes payable in the accompanying balance sheet. The effective interest rate on the Exchange Notes approximated 122% during the nine-month period ended September 30, 1999. Interest incurred on the Exchange Notes, exclusive of amortization on the debt discount, amounted to $295,575 for the nine months ended September 30, 1999. Exchange Warrants to acquire 586,228 shares were outstanding at September 30, 1999.

(g) From July 1999 through September 1999, the Company borrowed $392,000 in the form of non-interest bearing advances from three of its shareholders. $380,000 of these advances were repaid in October 1999.

NOTE 12 - CAPITAL STOCK ACTIVITY

In September and October 1998, the Company sold an aggregate of 2,950,000 shares of common stock for an aggregate purchase price of $590,000 ($.20 per share), less approximately $60,570 in commissions paid to a group of Accredited Investors. Such shares are subject to a Lockup Agreement for one year from the first anniversary of the proposed Merger unless prior written consent of the Underwriter is obtained.

On November 15, 1998, in accordance with a share exchange agreement between Net Value, Inc. and the Company, Rozel exchanged all of its Net Value, Inc. Series A preferred shares for 1,000,000 shares of the Company's common stock and 500,000 shares of the Company's Convertible Preferred Stock.

As of December 31, 1998, the Company entered into share exchange agreements with twenty Net Value, Inc. shareholders. The Company exchanged 2,019,852 shares of common stock for approximately 66% of the issued and outstanding shares of common stock and 100% of the issued and outstanding Series A preferred stock of Net Value, Inc.

In March 1999 through September 1999, certain holders of the Debentures from both offerings converted the principal amount of $2,840,000 and accrued interest thereon of $37,607 into 1,175,668 shares of the Company's common stock (see Note
11).

In the period May 1999 through September 1999, holders of Exchange Notes (see
Note 11) converted principal and accrued interest of $2,344,910 into 1,172,455 shares of the Company's common stock and 586,228 Exchange Warrants. From October 1999 through December 10, 1999, an additional $620,350 of principal and interest was exchanged for 310,175 shares of the Company's common stock and 155,088 Exchange Warrants.

On July 30, 1999, the Company issued 184,627 Series A preferred stock and 601,029 shares of common stock in connection with the merger with Strategicus. In connection with the Strategicus merger, a principal with Strategicus signed an employment agreement with the Company and was issued 1,641,310 shares of common stock and 504,187 shares of the Company's Series A preferred stock. Subsequently, the principal agreed to exchange his preferred shares for an additional 302,512 shares of the Company's common stock. In September 1999, the principal agreed to reduce his common stock shares to 1,763,822.

In July 1999, the Company issued 6,138 shares of the Company's common stock at the request of the Founders' Note noteholders as payment for $30,084 of accrued interest which was due on July 1, 1999 (see Note 11).

Pursuant to an offering by the Company in August and September 1999, all of the outstanding Series A Preferred Stock was exchanged at a rate of one share of Series A Preferred Stock for the equivalent of .6 of a share of the Company's common stock (the "Preferred Exchange").

In September 1999, the Company issued 4,000 shares of its common stock as consideration for the extension of a Net Value, Inc. note payable.

                                     - F20 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 12 - CAPITAL STOCK ACTIVITY (Continued)

In September 1999, the Company issued 3,750 shares of its common stock to a former employee of Net Value, Inc. as consideration for entering into a settlement agreement regarding his employment with Net Value, Inc.

In September 1999, the Company issued 6,250 shares of its common stock to each of two consultants in exchange for consulting services rendered.

The Company intends to file a registration statement with the SEC to register shares of its common stock previously issued to certain shareholders. In August through September 1999, the Company issued an aggregate of 40,000 shares of its common stock to two such shareholders for failing to meet an agreed-upon deadline for the filing. An additional 14,000 shares were issued in October 1999.

                                                           Grant            Date        Exercise Price     Expiration
Warrants Granted and Outstanding             Shares        Date         Exercisable       per  Share           Date
--------------------------------            --------       -----        -----------     --------------     ----------
     Granted [see Note 11d]                   90,000       3/1/99         3/1/99         $       2.50       2/28/2002
     Granted [see Note 11d]                   90,000       3/1/99         3/1/99         $       5.00       2/28/2002
     Granted [see Note 11f]                  586,228      5/99-9/99      5/99-9/99       $       6.00      5/2002-9/2002
     Granted [see Note 20]                   110,498         9/99             9/99       $4.25 - 4.875        9/2004
                                             -------
Balance at September 30, 1999
  (Unaudited)                                876,726

A summary of stock options for which the Company is contractually obligated to issue under a stock option plan yet to be approved by the Company's stockholders as of September 30, 1999 (unaudited) is as follows:

                           Exercise        Grant
                             Price         Date         Total         Earned
                           --------        -----      ---------       -------
     [see Note 20]          $ 1.00         6/99       1,080,000       120,000
     [see Note 19]          $ 1.00         8/99       5,715,876
     [see Note 20]          $ 1.00         9/99         900,000        90,000

Preferred Stock

As of December 31, 1998, the Company had 5,000,000 shares of preferred stock authorized, having a par value of $.001 per share. Dividends, voting rights and other terms, rights and preferences of the preferred stock may be designated by the Company's Board of Directors from time to time. As of December 31, 1998, the Company had 2,519,852 issued and outstanding shares of Convertible Preferred Stock (see Note 20).

In September 1999, the Company entered into a convertible preferred stock purchase agreement with certain investors to raise a maximum of $5,000,000. 2,000 Series B shares were issued and outstanding as of September 30, 1999. (See
Note 20)

Loss Per Share

The Company has adopted SFAS 128, and has followed the guidelines of SFAS 128 in the presentation of loss per share for all periods presented in the financial statements. Options and warrants to purchase common stock and Convertible Preferred Stock are not included in the computation of diluted loss per share because the effect of these instruments would be anti-dilutive for all periods presented. The common shares potentially issuable arising from these instruments which were outstanding during the periods presented in the financial statements are as follows:

                                    Exercise/           December 31,
                                Conversion Price            1998
                               -------------------   -------------------

Convertible preferred stock     .6 common shares         $1,511,911
Convertible debt                      $2.00                 701,250
                                                         ----------

                                                         $2,213,161
                                                         ==========

                                     - F21 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - RELATED PARTIES

Related party transactions not disclosed elsewhere in the financial statements and notes are as follows:


On December 2, 1998, the Company borrowed $200,000 from Rozel in the form of a non-interest bearing loan (see Note 11).


NOTE 14 - STOCK SUBSCRIPTION PAYABLE

On September 23, 1999, the Company acquired a 20% interest in AssetExchange, Inc. for $420,000. At September 30, 1999, $250,000 of the acquisition price had not yet been paid. The Company paid the balance in full on October 1, 1999. This amount is reflected as a stock subscription payable on the September 30, 1999 balance sheet.

NOTE 15 - ASSUMED DEBT OBLIGATION EXPENSE AND BAD DEBT EXPENSE - AFFILIATED COMPANY

Assumed Obligation Expense

During 1999, the Company assumed $4,368,675 of principal and accrued interest related to two note obligations of Net Value, Inc. $4,270,125 of the assumed debt relates to the Exchange Notes (see Note 11f). The remaining $98,550 relates to $141,327 of the Tranamerica note assumed net of $42,777 of related assets acquired (see Note 11e). The Company recorded the liabilities for the Exchange Notes and the Transamerica note along with a corresponding entry to assumed obligation expense amounting to $4,368,675.

Bad Debt Expense - Affiliated Company

During 1998 and 1999, the Company advanced $6,539,348 in funds to Net Value, Inc. Subsequent to the sale of substantially all of its assets, Net Value, Inc. had no ability to repay the advances. Management has therefore written off the remaining advances receivable and recorded a corresponding bad debt expense of $2,618,384 in the year ended December 31, 1998, and $1,350,000 and $3,920,964 in the nine months ended September 30, 1998 and 1999, respectively.

NOTE 16 - OPERATING LEASES

The Company shares office space for its principal executive offices in San Francisco, California with a related party at no expense. The Company also subleases office space in Philadelphia, Pennsylvania on a month to month basis at a rate of $2,000 per month.

In April 1999, Strategicus entered into a lease agreement on behalf of Metacat for office space in Portland, Oregon. The monthly rent through April 2000 is $1,200 and $1,248 through April 2001, the date the lease terminates.

NOTE 17 - STOCK OPTION PLAN

The Company is contractually obligated to issue options under a stock option plan yet to be approved by the Company's stockholders (see Notes 12, 19 and 20).

In June 1999, Metacat adopted a Stock Option Plan (the "Plan") which provides for the granting of options to employees, officers and directors of Metacat. The number of shares which can be purchased under this plan is limited to 50,000 shares of Metacat common stock and 50,000 shares of Metacat Series B preferred stock. The Plan is intended to qualify as an "incentive stock option plan" under
Section 422 of the Internal Revenue Code. The exercise prices of the options granted under the Plan are to be determined by the Board of Directors or other Plan administrators but shall not be lower than one hundred percent of the fair market value of a share of common stock on the date the option is granted for employees and not less than one hundred and ten percent for officers and directors with greater than ten percent voting power. The options under the Plan vest immediately upon grant unless otherwise specified and are valid for ten years, except for officers and directors

                                     - F22 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 17 - STOCK OPTION PLAN (Continued)

with greater than ten percent voting power, which options expire five years after grant. Through September 1999, Metacat issued options to purchase 27,025 shares of its Series B preferred stock to one of its directors.

NOTE 18 - OPERATING SEGMENT INFORMATION

The following summarizes information relating to the Company's segments. All significant activity has been eliminated. Assets are owned or allocated assets are used by each operating segment.

                                                                              September 30,
                                                       December 31,   ---------------------------
                                                          1998           1998            1999
                                                       -----------    -----------    ------------
Affiliate Company Operations

Operating Expenses
    Compensation and related expense                   $         -    $         -    $     55,598
    Professional fees                                            -              -             200
    Consulting                                                   -              -               -
    Selling, general and administrative                          -              -          10,167
    Assumed obligation expense                                   -              -               -
                                                       -----------    -----------    ------------
Operating Loss - Affiliate Company
  Operations Before Equity Income                                -              -         (65,965)
Other Income (Expense)
    Interest expense                                             -              -          (1,065)
    Equity loss                                                  -              -         (32,928)
                                                       -----------   ------------    ------------

       Total Other Expense                                       -              -          33,993
                                                       -----------   ------------    ------------

Net Loss - Affiliate Company Operations                $         -    $         -    $    (99,958)
                                                       ===========    ===========    ============


General Net Value Holdings Operations

Operating Expenses
    Compensation and related expense                   $         -    $         -    $  1,257,872
    Professional fees                                      129,878              -         513,733
    Consulting                                                   -              -         107,849
    Selling, general and administrative                     10,606          1,120         309,700
    Assumed obligation expense                           2,618,384      1,350,000       8,289,639
                                                       -----------   ------------    ------------
Operating Loss - General Net Value Holdings             (2,758,868)    (1,351,120)    (10,478,793)
Other Income (Expense)
    Interest expense, net                                  (82,082)        (4,685)     (3,388,752)
    Financing fees                                         (48,436)             -        (542,624)
                                                       -----------   ------------    ------------

       Total Other Expense                                 130,518          4,685       3,931,376
                                                       -----------   ------------    ------------

Net Loss - General Net Value Holdings Operations       $(2,889,386)   $(1,355,805)   $(14,410,169)
                                                       ===========    ===========    ============

Total Assets
    Affiliate Company operations                       $         -                   $     38,618
    General Net Value Holdings Operations                2,586,188                      7,614,573
                                                       -----------                   ------------

                                                       $ 2,586,188                   $  7,653,191
                                                       ===========                   ============

                                    - F23 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 19 - SUBSEQUENT ACQUISITION (UNAUDITED)

As part of a step transaction to obtain an ownership interest in three unrelated Internet companies, the Company entered into a letter of intent on May 28, 1999 with Strategicus and a principal of Strategicus ("Principal"), whereby the Company intended to acquire all of the common stock of Strategicus in exchange for shares of common and Convertible Preferred Stock ("Strategicus Merger"). Strategicus was an Oregon corporation that was formed in August 1998, was in the process of developing Internet operations of its own through its wholly-owned subsidiary, Metacat, and which had the opportunity to consummate transactions in two other Internet companies which the Company desired to obtain. Under the terms of the agreement and as part of a step transaction, the Company entered into a loan agreement with Strategicus. The loan agreement permitted Strategicus to borrow a maximum amount of $2,000,000 on a revolving credit basis, had a maturity date of July 30, 1999, and earned simple interest at the rate of 10% per annum. The funds loaned to Strategicus under the loan agreement amounted to $1,555,000, of which $310,000 was then loaned by Strategicus to its Principal. The loan to the Principal bears simple interest at 9% per annum, and is to be forgiven subject to the Principal remaining an employee of the Company through May 2000. Of the remaining amounts loaned to Strategicus, $1,000,000 was used to acquire a 12% interest in AsiaCD, $100,000 was used to acquire an initial 14% interest in College411, and the balance utilized to pay professional fees related to the Strategicus Merger and fund certain operating expenses and a $60,000 advance to a potential future investee company. In connection with the acquisitions, Strategicus also received warrants to acquire additional shares of AsiaCD and College411 common stock for aggregate purchase prices of $300,000 and $150,000, respectively. In September 1999, the Company exercised the College411 warrant, and as a result, the Company's ownership interest in College411 then increased to approximately 29%. The Company also loaned $267,000 to a Strategicus shareholder. This loan bears simple interest at a rate of 9% per annum and is to be forgiven ratably over a three-year period which is equivalent to the period of the shareholder's consulting agreement with the Company. The merger with Strategicus was completed in July 1999 and as a result of the merger, Strategicus no longer exists as a legal entity and the loan agreement between Strategicus and the Company has been discharged. The Company's common stock exchanged for Strategicus stock was valued at $2.50 per share and was allocated to the investments in Metacat, AsiaCD and College411. The value of the Company's preferred stock exchanged was $0 based on the conversion requirements of obtaining certain performance goals prior to conversion.

The Strategicus Merger agreement was signed on June 21, 1999, and the merger was consummated on July 30, 1999. In connection with the Strategicus Merger, the Principal and three other Strategicus shareholders signed employment or consulting agreements with the Company. The employment and consulting agreements provide for specified compensation. In accordance with the merger agreement as amended, the Principal and the remaining three shareholders of Strategicus collectively received 601,029 shares of the Company's common stock and 184,627 shares of Convertible Preferred Stock as initial consideration. In August 1999, the shares of Convertible Preferred Stock were converted into 110,776 shares of the Company's common stock in accordance with the Preferred Exchange. Additionally, the Principal received 1,641,310 shares of the Company's common stock and 504,187 shares of Convertible Preferred Stock, and the three remaining shareholders each received 1,760,763 shares of the Company's common stock and 540,882 shares of Convertible Preferred Stock as additional consideration. The additional consideration was to vest over the periods of their respective consulting and employment contracts. The shares of Convertible Preferred Stock received as additional consideration were exchanged in August 1999 for shares of common stock in accordance with the Preferred Exchange. The Principal retained the shares of common stock received in the Preferred Exchange; however, the three remaining Strategicus shareholders subsequently agreed to exchange all of their unvested shares of common stock received as additional consideration for options to acquire an identical number of shares of common stock in the Company at an exercise price of $1.00 per share. These agreements, as well as a stock option plan, are subject to the approval of the Company's shareholders. The additional consideration vests over a 48-month period. As of September 30, 1999, options to acquire 5,715,876 shares were included in these agreements.

NOTE 20 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT

Effective June 1, 1999, the Company's Chief Executive Officer entered into an employment agreement with the Company. The employment agreement provides that the President will receive a specified annual salary along with options to acquire 1,200,000 shares of the Company's common stock at an exercise price of $1.00 per share, of which 120,000 options are to vest immediately and the remaining options are to vest equally over a three-year period. The options may be exercised over a five-year period commencing on the date the options vest. These options are to have an exercise price that will be less than the fair market value of the common stock at the date of grant, which result in compensation expense of $240,700 for the nine months ended September 30, 1999. In September 1999, the President agreed to reduce his option award from 1,200,000 shares to 1,080,000 shares. The stock option plan is subject to approval of the Company's shareholders.

                                     - F24 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 20 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT (Continued)

In August 1999, pursuant to a private offering by the Company, the holders of the Convertible Preferred Stock agreed to exchange the equivalent of one share of Convertible Preferred Stock for .6 share of common stock.

In September 1999, the Company entered into a three-year employment agreement with its chief operating officer ("COO"). In accordance with the employment agreement, the COO is to receive a salary at a specified amount and options to purchase 900,000 shares of the Company's common stock at an exercise price of $1.00 per share. The options may be exercised over a five-year period. In order to facilitate the Company granting the COO these options, the President and three former shareholders of Strategicus each agreed to the cancellation of their options to purchase 180,000 shares of the Company's common stock. In addition, the Principal agreed to the cancellation of 180,000 shares of his Company common stock. The stock option plan is subject to the approval of the Company's shareholders.

In September 1999, the Company entered into a convertible preferred stock purchase agreement with certain investors ("Preferred Agreement") to raise a maximum of $5,000,000. Under the Preferred Agreement, investors purchased an aggregate of 4,824 shares of the Company's Series B convertible preferred stock ("Series B Shares"), with a liquidation preference of $1,000 per share, and related warrants (the "Series B Warrants"). The Series B Shares are convertible into the Company's common stock at a conversion price equal to the lower of the average closing bid price of the Company's common stock for a five-day period prior to the closing date, provided that the Conversion Price shall not be below $2.50 ("Conversion Price"). The holders of the Series B Shares have the right, on a one-time basis, to elect to reset the Conversion Price within one year after the date of the registration statement that registers the shares of the Company's common stock, underlying the Series B Shares and the Series B Warrants, is declared effective by the U.S. Securities and Exchange Commission (the "Effective Date"). The reset Conversion Price is to be based on the average closing bid price of the Company's common stock for a two-day period immediately preceding the receipt by the Company of the holders' notice of exercise of their reset option. The Series B Shares may not be converted by the holder until the earlier of 180 days from the closing date and 20 days after the Effective Date and shall automatically convert on the third anniversary of the Effective Date. However, the automatic conversion date may be extended in certain circumstances. The Series B Shares bear a dividend rate of 5% per annum, which may increase to 10% per annum in the event the closing bid price of the Company's common stock falls below $2.50 for a period of ten consecutive trading days. The dividend rate may then be reinstated at 5% if the closing bid price of the common stock exceeds $2.50 for a period of five consecutive trading days. The Series B warrants are exercisable at prices equivalent to a range between 110% to 140% of the Conversion Price for a period of five years from the closing date; however, the Company may terminate the Series B Warrants upon 20 days' notice if the closing bid price of the common stock exceeds 150% of the purchase price for the preceding 20 days. The Series B Warrants are exercisable into 295,040 shares of common stock pursuant to the terms of the Preferred Agreement. The shares of common stock to be issued upon the conversion of the Series B Shares or upon the exercise of the Series B Warrants have registration rights. The Company has the right to redeem the Series B Shares at any time for an amount equivalent to 120% of the liquidation preference plus accrued and unpaid dividends. 2,000 Series B Shares were issued and outstanding and Series B Warrants to purchase 110,498 shares had been granted as of September 30, 1999.

In September 1999, the Company agreed to acquire convertible preferred stock in Asset Exchange, a development stage company intending to provide banks and other financial institutions with an Internet-based service which allows them to more efficiently trade loan portfolio assets. The purchase price of the convertible preferred stock of Asset Exchange was $420,000. If this preferred stock is converted, the Company would own approximately 20% of Asset Exchange. The Company has the right to convert the preferred stock at any time. The conversion price is subject to adjustment in the event the capital structure of Asset Exchange is modified.

In October 1999, the Company exercised warrants to purchase additional shares of common stock in College411. The additional investment in College411was $75,000 and increased the Company's ownership interest to 29% for a total cost of $420,000.

In October 1999, the Company purchased an approximate 11% interest in Webmodal directly from the Startegicus Principal, a related party, for $250,000 and purchased an additional 1% of Webmodal's common stock for $100,000 from Webmodal. Webmodal is a development stage company intending to develop an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments.

                                     - F25 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 20 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT (Continued)

In October 1999, the Company agreed to issue a total of 676,374 shares of common stock at a price of $1.00 per share in exchange for future consulting services to two entities that are affiliated with a consultant who is to provide future investment banking services to the Company. The services are to be provided over a three-year period, and the Company will recognize consulting fee expense, amounting to the difference between the fair market value and the purchase price, ratably over the three-year period. These entities also invested $1,324,000 in the private placement offering of Series B shares.

In October 1999, the Company issued warrants to purchase 110,077 shares of common stock of Montrose Capital Management, Ltd. in connection with the Series B Preferred Stock private placement offering. The warrants have an exercise price of $5.00 per share and are exercisable for a period of three years from the date of issuance.

In November 1999, the Company purchase an 11% interest in Swapit for $500,000. Swapit is a development stage company intending to develop a consumer-driven electronic barter exchange on the Internet.

In November 1999, the Company entered into a one-year employment agreement with its Executive Vice President. In accordance with the employment agreement, the Executive Vice President is to receive a salary at a specified amount.

On December 3, 1999, Net Value sold substantially all of its assets
(see Note 4).

                                     - F26 -

To the Directors and Officers
ASSET EXCHANGE, INC.
310 SW 4th Avenue
Portland, OR 97204

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Asset Exchange, Inc. (A Development Stage Company) as of September 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

Because we were not engaged to audit the statements of operations, stockholders equity, and cash flows, we did not extend our auditing procedures to enable us to express an opinion on results of operations and cash flows for the period March 12, 1999 (Inception) to September 30, 1999. Accordingly, we express no opinion on them.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Asset Exchange, Inc. (A Development Stage Company) as of September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants

December 6, 1999

                                     - F27 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999


                                     ASSETS

CURRENT ASSETS
     Cash                                                                    $ 175,645
     Stock subscriptions receivable                                            250,000
     Prepaid expenses                                                            2,482
                                                                             ---------
        Total current assets                                                   428,127

PROPERTY AND EQUIPMENT, NET                                                     10,106
DEPOSITS                                                                         1,000
                                                                             ---------


TOTAL ASSETS                                                                 $ 439,233
                                                                             =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                        $  29,347
     Accrued expenses                                                              247
     Loans payable - officers                                                    7,168
                                                                             ---------
        Total current liabilities                                               36,762
                                                                             ---------


COMMITMENTS AND CONTINGENCIES (NOTE D)

STOCKHOLDER'S EQUITY:
     Preferred stock, $.0001 par value; 4,000,000 shares authorized,
        290,323 shares issued and outstanding                                       29
     Common stock, $.0001 par value; 10,000,000 shares authorized,
        1,000,000 shares issued and outstanding                                    100
     Additional paid-in capital                                                450,871
     Deficit accumulated during the development stage                          (48,529)
                                                                             ---------
        Total stockholders' equity                                             402,471
                                                                             ---------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                     $ 439,233
                                                                             =========

    The accompanying notes are an integral part of the financial statements

                                     - F28 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999


REVENUES                                                                      $       0
                                                                              ---------

OPERATING EXPENSES
     Bank charges                                                                    25
     Conferences                                                                    976
     Consulting                                                                   1,757
     Depreciation                                                                   692
     Dues and subscriptions                                                         125
     Interest                                                                       392
     Internet service providers                                                   2,638
     Office                                                                       5,182
     Payroll                                                                     24,000
     Payroll processing fees                                                         77
     Professional fees                                                           27,373
     Rent                                                                         1,695
     Tax and licenses                                                               100
     Tax on salaries                                                              1,836
     Travel and entertainment                                                       370
     Telephone                                                                    1,436
                                                                              ---------
           Total operating expenses                                              68,674
                                                                              ---------


NET LOSS FROM OPERATONS BEFORE EXTRAORDINARY ITEM                               (68,674)
                                                                              ---------

EXTRAORDINARY ITEM - Debt extinguishment (NOTE F)                                20,145

                                                                              ---------
NET LOSS TO COMMON STOCKHOLDERS                                               $ (48,529)
                                                                              =========



     Basic and diluted net loss from operations per common share              $ (0.0989)
     Basic and diltued extraordinary gain per common share                       0.0290
                                                                              ---------
     Basic and diluted net loss per common share                              $ (0.0699)
                                                                              =========

     Basic and diluted weighted average number of common shares outstanding     694,581
                                                                              =========

                                     - F29 -

                              Asset Exchange, Inc.
                         (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)
                               September 30, 1999


                                                                                                           Deficit
                                                                                                          Accumulated
                                                                                           Additional     During the
                                          Preferred Stock             Common Stock          Paid-In       Development
                                        Shares       Amount        Shares       Amount      Capital         Stage         Total
                                     ------------- ------------ ------------- ----------- -------------  ------------- -------------

Balance, March 12, 1999                         -            -             -           -            -              -              -
Common stock issued                             -            -     1,000,000       $ 100         $ 900             -        $ 1,000
Preferred stock issued                    290,323         $ 29             -           -       449,971             -        450,000
Net loss for period                             -            -             -           -             -      $ (48,529)      (48,529)
                                     ------------- ------------ ------------- ----------- -------------  ------------- -------------

     Balance at September 30, 1999        290,323         $ 29     1,000,000       $ 100     $ 450,871      $ (48,529)    $ 402,471
                                     ============= ============ ============= =========== =============  ============= =============


                                     - F30 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                      $ (68,674)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                        692
        Non-cash interest expense on debt extinguishment                                 145
     Changes in assets and liabilities:
        Prepaid expenses                                                              (2,482)
        Deposits                                                                      (1,000)
        Accounts payable                                                              29,347
        Accrued expenses                                                                 247
                                                                                   ---------
           Net cash provided / (used) by operating activities                        (41,725)
                                                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and furniture and fixtures                    (10,798)
                                                                                   ---------
           Net cash provided / (used) by investing activities                        (10,798)
                                                                                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from debt extinguished                                               20,000
        Proceeds from officers loans                                                   7,168
        Proceeds from the issuance of common stock                                     1,000
        Proceeds from the issuance of preferred stock                                200,000
                                                                                   ---------
           Net cash provided / (used) by financing activities                        228,168
                                                                                   ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 175,645

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           0
                                                                                   ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $ 175,645
                                                                                   =========

                                     - F31 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      Asset Exchange, Inc., a Delaware corporation, was incorporated on March 12, 1999. Asset Exchange is a development stage company which, through the Internet, allows financial institutions to buy and sell loan portfolios and other assets among themselves. The Company's website provides matches between buyers and sellers of these loan portfolios. The website allows medium and small sized banks to participate in these markets. The Company anticipates that its customer base will consist of banks, finance companies thrifts, community banks, credit unions, and other financial institutions. The Company intends to generate revenue from commissions on the buying and selling of these instruments on its website.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. The account is insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At September 30, 1999, the Company had an uninsured cash balance of $75,645.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment and software              3 years
                  Furniture and fixtures                       7 years
                  Office equipment                             7 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, stock subscriptions receivable, accounts payable and borrowings, are carried at cost, which approximates fair value.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                     - F32 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      LOSS PER SHARE

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for the period presented. Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of stock options and warrants, are included in the computation of diluted net income (loss) loss per share to the extent such shares are dilutive.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from one source which utilizes a single medium. Lack of website (product) development or customer interest could have a materially adverse effect on the Company.

                                     - F33 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:


      Computer hardware                              8,483
      Computer software                              1,384
      Office equipment                                 382
      Furniture and fixtures                           549
                                                    ------
                                                    10,798
      Less Accumulated Depreciation                   (692)
                                                    ------
                                                    10,106
                                                    ======

      Depreciation expense for the period March 12, 1999 (Inception) through September 30, 1999 was $692.

C.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $10,000.

D.    COMMITMENTS AND CONTINGENCIES

      GOING CONCERN:

      Since March 12, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues from website operations and, at September 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

      LEASES:

      The Company leases two office facilities, both under operating leases.

      One lease has a term of one year, expiring on July 12, 2000. The entire amount for this lease has been paid in full and is being expensed over the term of the lease. The monthly rental expense is $184.

      The other lease has a term of one year, expiring on August 31, 2000. Future minimum annual lease payments, as of September 30, 1999, were as follows:
                              1999     $1,641
                              2000     $3,829

                                     - F34 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


E.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 10,000,000 shares of Common Stock, $0.0001 par value per share, of which 1,000,000 were outstanding as of September 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 1,000,000 shares of common stock at $0.001 per share on May 13, 1999 to various founders for a total cash contribution of $1,000.

      The Company's Articles of Incorporation authorizes the issuance of 4,000,000 shares of "Series A Preferred Stock", $0.0001 par value per share, of which 290,323 shares were outstanding as of September 30, 1999. Holders of each share of "Series A Preferred Stock" are entitled to vote on all matters at stockholder's meetings with the exception of directors. So long as at least 100,000 shares of "Series A Preferred Stock" is outstanding, the holders of a majority of the "Series A Preferred Stock" shall be entitled to elect one member of the Board of Directors. Holders of each share of the "Series A Preferred Stock" shall convert their shares to common stock at the conversion price set forth in the Amended and Restated Articles of Incorporation. The conversion price at September 30, 1999 was $1.55.

      The Company issued 290,323 shares of "Series A Preferred Stock" at $1.55 per share on September 23, 1999. There was $250,000 still due from this private placement on September 30, 1999. This amount was paid in full on October 1, 1999.

F.    EXTRAORDINARY ITEM

      The Company realized an extraordinary gain from debt extinguishment in the amount $20,145 for the period March 12, 1999 (Inception) to September 30, 1999. On August 11, 1999, the Company received $20,000 cash in exchange for an 8% promissory note payable in full on February 11, 2000. A provision in the note called for the closing of the "Series A Preferred Stock Purchase Agreement" (with same party) within thirty days of the note. Failure to close the agreement, would cause the entire note, with unpaid accrued interest, to be forgiven. The "Series A Preferred Stock Purchase Agreement", closed on September 23, 1999, forty-three days after the signed promissory note. Accrued interest amounted to $145 during this period.

G.    EARNINGS (LOSS) PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share for the period March 12, 1999 (Inception) to September 30, 1999:

         Numerator:
                  Numerator for basic and diluted earnings per share - net loss from operation           ($ 68,674)
                  Numerator for basic and diluted earnings per share - extraordinary gain                   20,145
                                                                                                         ---------
                  Numerator for basic and diluted earnings per share - net loss                          ($ 48,529)
                                                                                                         =========
         Denominator:
                  Denominator for basic and diluted earnings per share:
                           Weighted average shares outstanding:                                            694,581
                                                                                                         =========

H.    RELATED PARTY TRANSACTIONS

      The Company had debt outstanding to it's shareholders on September 30, 1999 in the amount of $7,168. The loans accrue interest at the rate of 8% per annum. The loans were subsequently paid back to the shareholders on November 1, 1999.

      The Company paid salaries to the top three majority shareholders in the amount of $24,000 for services for the period March 12, 1999 (Inception) to September 30, 1999.

                                     - F35 -

To the Directors and Officers
COLLEGE411. COM, INC.
1085 Mission Street
San Francisco, CA  94103

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of College411.com, Inc. (A Development Stage Company) as of September 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

Because we were not engaged to audit the statements of operations, stockholders equity, and cash flows, we did not extend our auditing procedures to enable us to express an opinion on results of operations and cash flows for the period April 13, 1999 (Inception) to September 30, 1999. Accordingly, we express no opinion on them.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of College411.com, Inc. (A Development Stage Company) as of September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants

November 30, 1999

                                     - F36 -

                              College411.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999


                                     ASSETS


CURRENT ASSETS
     Cash                                                                $  59,497
     Prepaid expenses                                                        1,000
                                                                         ---------
        Total current assets                                                60,497

PROPERTY AND EQUIPMENT, NET                                                 22,281
DEPOSITS                                                                     9,500
                                                                         ---------


TOTAL ASSETS                                                             $  92,278
                                                                         =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                    $   2,695
     Accrued expenses                                                        5,350
                                                                         ---------
        Total current liabilities                                            8,045
                                                                         ---------


COMMITMENTS AND CONTINGENCIES (NOTE C)

STOCKHOLDER'S EQUITY:
     Common stock, $.001 par value; 15,00,000 shares authorized,
        11,875,000 shares issued and outstanding                            11,875
     Additional paid-in capital                                            172,375
     Deficit accumulated during the development stage                     (100,017)
                                                                         ---------
        Total stockholders' equity                                          84,233
                                                                         ---------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                 $  92,278
                                                                         =========

    The accompanying notes are an integral part of the financial statements.

                                     - F37 -

                              College411.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
              From April 13, 1999 (Inception) to September 30, 1999


REVENUES                                                                      $        300
                                                                              ------------

OPERATING EXPENSES
     Bank charges                                                                       65
     Consulting                                                                     69,572
     Depreciation                                                                    1,969
     Dues and subscriptions                                                             25
     Insurance                                                                         517
     Miscellaneous                                                                     585
     Office                                                                            860
     Payroll                                                                         5,350
     Payroll processing fees                                                         1,500
     Professional fees                                                              15,486
     Software                                                                          311
     Travel and entertainment                                                        1,170
     Telephone                                                                       2,907
                                                                              ------------
           Total operating expenses                                                100,317
                                                                              ------------


NET LOSS TO COMMON STOCKHOLDERS                                               $   (100,017)
                                                                              ============



     Basic and diluted net loss per common share                              $    (0.0100)
                                                                              ============

     Basic and diluted weighted average number of common shares outstanding     10,049,806
                                                                              ============


                                     - F38 -

                              College411.Com, Inc.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
                               September 30, 1999



                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                     Additional      During the
                                                          Common Stock                Paid-In       Development
                                                      Shares          Amount          Capital          Stage            Total
                                                  --------------- ---------------- --------------- ---------------  ---------------

Balance, April 13, 1999                                        -                -               -               -                -
Common stock granted for services                      9,250,000          $ 9,250               -               -          $ 9,250
Common stock issued in private placements              2,625,000            2,625         172,375               -          175,000
Net loss for period                                            -                -               -        (100,017)        (100,017)
                                                  --------------- ---------------- --------------- ---------------  ---------------

     Balance at September 30, 1999                    11,875,000         $ 11,875       $ 172,375      $ (100,017)        $ 84,233
                                                  =============== ================ =============== ===============  ===============


                                     - F39 -

                              College411.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
              From April 13, 1999 (Inception) to September 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                      $(100,017)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                      1,969
        Common stock issued for services                                               9,250
     Changes in assets and liabilities:
        Prepaid expenses                                                              (1,000)
        Deposits                                                                      (9,500)
        Accounts payable                                                               2,695
        Accrued expenses                                                               5,351
                                                                                   ---------
            Net cash provided / (used) by operating activities                       (91,252)
                                                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment                                               (24,251)
                                                                                   ---------
            Net cash provided / (used) by investing activities                       (24,251)
                                                                                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from the issuance of stock                                          175,000
                                                                                   ---------
            Net cash provided / (used) by financing activities                       175,000
                                                                                   ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  59,497

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           0
                                                                                   ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $  59,497
                                                                                   =========


                                     - F40 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      College411.com, Inc., a Delaware corporation, was incorporated on April 13, 1999. College411.com is a development stage company which intends to provide, through the Internet, a wide array of information, products and services that are useful to college students. The Company's website includes: news, research information, academic research, career suggestions, online radio, travel guides, dating tips, movie tickets, textbook finder, online tutoring, chat, procrastination tools, student classifieds, auctions and game resources. The Company intends to generate revenue from its website through six different sources: e-commerce, chargeable services, affiliate programs, targeted advertising, sponsorship fees, and syndication fees from its website.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. At September 30, 1999, the Company had no significant concentrations of credit risk.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment                  3 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

                                     - F41 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      LOSS PER SHARE

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for the period presented. Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of stock options and warrants, are included in the computation of diluted net income (loss) loss per share to the extent such shares are dilutive.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from six sources. All of these sources, both under development and currently offered to generate income, utilize the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

                                     - F42 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


B.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $5,000.

C.    CONTINGENCY - GOING CONCERN

      Since April 13, 1999 (inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating significant revenues from website operations and, at September 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. As discussed in Note H, the Company is in late stage negotiations in closing its next round of financing. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

D.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 15,000,000 shares of Common Stock, $0.001 par value per share, of which 11,875,000 were outstanding as of September 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 9,250,000 shares of common stock at $0.001 per share on April 13, 1999 to its founders for intellectual property contributed to the Company. The total fair market value of the property contributed amounted to $9,250.00.

      The Company issued 3,750,000 shares of common stock at $0.067 per share between June 21, 1999 and October 6, 1999.

E.    STOCK OPTIONS AND WARRANTS

      The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and is typically based on the estimated fair value of the stock at the date of grant. The Company has reserved 2,000,000 shares to be offered through the plan. Options expire at the earlier of two events: (a) ninety days after the employee or consultant terminates their services or (b) ten years after the options vest. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. Since the exercise price is based on estimated fair value, no compensation cost has been recognized.

      While the Company continues to apply APB Opinion No. 25, Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income (loss) as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed by SFAS No. 123. Since the option price is either greater than or equal to the fair value of both the underlying stock and the option, no compensation expense would be recognized under either APB 25 or SFAS 123. Thus, no pro-forma information has been presented.

                                     - F43 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      The following summarizes information about the Company's stock options at September 30, 1999:

      (a)  EMPLOYEE OPTIONS
      During the period ended September 30, 1999 the Company granted options to thirteen employees. A summary of the status of the Company's stock options as of September 30, 1999, and changes during the period is as follows:


                                                                                                 WEIGHTED-AVG
                                                                           SHARES               EXERCISE PRICE
                                                                           ------               --------------
          Outstanding at April 13, 1999                                          0                  $     0.000
          Granted                                                          595,000                  $     0.031
          Exercised                                                              0                  $     0.000
          Forfeited                                                       (171,250)                ($     0.016)
                                                                          ---------                -------------
          Outstanding at September 30, 1999                                423,750                  $     0.036
                                                                          =========                =============

          Options exercisable at September 30, 1999                         72,500                  $     0.010
                                                                          =========                =============

      (b)  NON-EMPLOYEE OPTIONS
      During the period ended September 30, 1999 the Company granted options to certain non-employees. A summary of the status of the Company's stock options as of September 30, 1999, and changes during the period is as follows:

                                                                                                 WEIGHTED-AVG
                                                                          SHARES                 EXERCISE PRICE
                                                                          ------                 --------------
          Outstanding at April 13, 1999                                          0                  $     0.000
          Granted                                                          550,000                  $     0.011
          Exercised                                                              0                  $     0.000
          Forfeited                                                              0                  $     0.000
                                                                           -------                  -----------
          Outstanding at September 30, 1999                                550,000                  $     0.011
                                                                           =======                  ===========

      Options exercisable at September 30, 1999                             56,250                  $     0.010
                                                                           =======                  ===========

      Stock Options during the period ended September 30, 1999 are summarized as follows:

                                                                                                 WEIGHTED-AVG
                                                                         SHARES                 EXERCISE PRICE
                                                                         ------                 --------------
          Outstanding at April 13, 1999                                          0                  $     0.000
          Granted                                                        1,145,000                  $     0.021
          Exercised                                                              0                  $     0.000
          Forfeited                                                      ( 171,250)                ($     0.011)
                                                                         ----------                -------------

          Outstanding at September 30, 1999                                973,750                  $     0.022
                                                                         ==========                =============

      Options exercisable at September 30, 1999                            128,750                  $     0.010
                                                                         ==========                =============


                                     - F44 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


F.    EARNINGS (LOSS) PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share for the period April 13, 1999 (inception) to September 30, 1999:

         Numerator:
                  Numerator for basic and diluted earnings per share - net loss         ($ 100,017)
                                                                                       ============
         Denominator:
                  Denominator for basic and diluted earnings per share:
                           Weighted average shares outstanding:                         10,049,806
                                                                                       ============

G.    RELATED PARTY TRANSACTIONS

      The Company has entered into a one year, non-binding agreement with Epylon.com who has agreed to pay the cost of renting office space for the Company. Stephen George, a member of Net Value Holding's board of directors, is a 15% owner in Epylon.com. Currently, netValue Holdings, Inc. owns 29% of the outstanding common stock of the company. This agreement expires one year from the date of the Common Stock Purchase Agreement between the Company and Net Value Holdings, Inc.
      (July 28, 2000).

      During the period ended September 30, 1999, the Company paid approximately $14,000 for consulting services from two shareholders.

H.    SUBSEQUENT EVENTS (UNAUDITED)

      The company is in late-stage negotiations to close its next round of financing. At the time of this statement, the Company expects to raise an additional $1,100,000 in equity financing during December 1999 to help support expansion.

                                     - F45 -

To the Directors and Officers
SWAPIT. COM, INC.
Five Clock Tower Place, Fourth Floor
Maynard, MA 01754

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of SwapIt.com, Inc. (A Development Stage Company) as of November 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of SwapIt.com, Inc. (A Development Stage Company) as of November 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants

December 7, 1999

                                     - F46 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               November 30, 1999


                                     ASSETS


CURRENT ASSETS
     Cash                                                             $ 454,549
     Prepaid expenses                                                     1,124
                                                                      ---------
        Total current assets                                            455,673

PROPERTY AND EQUIPMENT, NET                                               2,075
DEPOSITS                                                                 21,300
                                                                      ---------


TOTAL ASSETS                                                          $ 479,048
                                                                      =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                 $  30,537
     Accrued payroll liabilities                                         11,505
                                                                      ---------
        Total current liabilities                                        42,042
                                                                      ---------


COMMITMENTS AND CONTINGENCIES (NOTE E)

STOCKHOLDER'S EQUITY:
     Preferred stock, $0.001 par value; 332,500 shares authorized,
        132,941 shares issued and outstanding                                13
     Common stock, $0.001 par value; 1,667,500 shares authorized
        975,000 shares issued and outstanding                               975
     Additional paid-in capital                                         516,112
     Deferred compensation                                               (2,078)
     Deficit accumulated during the development stage                   (78,016)
                                                                      ---------
        Total stockholders' equity                                      437,006
                                                                      ---------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                              $ 479,048
                                                                      =========



       The accompanying notes are an integral part of this balance sheet

                                     - F47 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      SwapIt.com, Inc., a Delaware corporation, was incorporated on October 28, 1999. SwapIt.com, Inc. is a development stage company which intends to create an electronic barter exchange marketplace on the Internet. The Company intends to make available for barter, music CDs, movies, and books, and plans to initially target their website to college students. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, commissions on referrals, and direct sales.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that is insured by the Federal Deposit Insurance Company up to a maximum of $100,000. At November 30, 1999, the Company had an uninsured cash balance of $354,549.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Furniture and fixtures                               7 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

                                     - F48 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


      DEFERRED COMPENSATION

      The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally four years).

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

              Furniture and fixtures                                  $2,100
              Less Accumulated Depreciation                              (25)
                                                                      ------
                                                                      $2,075
                                                                      ======
C.    DEPOSITS

      Deposits at November 30, 1999, consisted of the following:

              Deposit for the URL name "swapit.com", money held in escrow      $10,000
              Rental deposit for lease signed December 4, 1999                  11,300
                                                                               -------
                                                                               $21,300
                                                                               =======

D.    INCOME TAXES

      For Federal income tax purposes, start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $40,000.

                                     - F49 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


E.    COMMITMENTS AND CONTINGENCIES

      GOING CONCERN:

      Since October 28, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital. The Company is still in the process of developing its website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at November 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

      LEASES:

      The Company currently leases its office facility under an operating lease signed on December 2, 1999 (see NOTE H).

      The lease has a term of five years, expiring on December 31, 2004. The monthly rental cost is $12,648. Future minimum annual lease payments for the next five years is as follows:

                              2000              $151,771
                              2001              $151,771
                              2002              $151,771
                              2003              $151,771
                              2004              $151,771

F.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 1,667,500 shares of Common Stock, $0.001 par value per share, of which 975,000 were outstanding as of November 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 855,000 shares of common stock at $0.0175 per share on November 12, 1999 to its founders for an aggregate purchase price of $15,000.

      The Company issued 120,000 shares of common stock at $0.0175 per share on November 12, 1999 to various employees and contractors in exchange for future services. The rights associated with the common stock shares (i.e.
      - voting, dividends, etc.) were subsequently assigned back to the Company. The common stock shares will revert back to each person based on a bi-annual-four-year vesting schedule. Upon termination of services, all unvested shares shall be forfeited to the Company. The fair market value of the stock, on the grant date, was valued at $0.0175 per share. The Company has treated the aggregate amount of $2,100 as deferred compensation (see NOTE A) with respect to the assignment of shares.

                                     - F50 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


      The Company's Articles of Incorporation authorizes the issuance of 332,500 shares of "Series A Preferred Stock", $0.001 par value per share, of which 132,941 shares were outstanding as of November 30, 1999. Holders of each share of "Series A Preferred Stock" are entitled to vote on all matters at stockholder's meetings. Holders of each share of the "Series A Preferred Stock" shall convert their shares to common stock at the earliest of: their own option or upon the first underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933. The conversion price varies as stated in the Amended and Restated Articles of Incorporation. The conversion price at November 30, 1999 was $3.761.

      The Company issued 132,941 shares of "Series A Preferred Stock" at $3.761 per share on November 23, 1999 for a total purchase price of $500,000.

G.    STOCK OPTION PLAN

      The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and in the case of Incentive Stock Options, the amount will not be less than 100% of the fair market value on the date of grant. The Company has reserved 155,000 shares to be offered through the plan. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. As of November 30, 1999, the Company had not yet granted any options to employees or consultants.

H.    SUBSEQUENT EVENTS (UNAUDITED)

      The Company entered into a five year lease agreement for its office space on December 2, 1999 (see NOTE E). The Company paid an additional $13,995 for the deposit on this lease. An additional deposit amount equal to one month's rent, $12,648, is due to the lessor by March 31, 2000.

                                     - F51 -

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

         The following is an itemization of all estimated expenses which we have incurred or expect to incur in connection with the issuance and distribution of the securities which we are registering in this registration statement. All amounts are estimated except for the Securities and Exchange Commission Registration Fee


         Securities and Exchange Commission Registration Fee....     $  4,527.56
         EDGAR and Printing Expenses............................        5,000.00
         Legal Fees and Expenses................................      100,000.00
         Accounting Fees and Expenses...........................       80,000.00
         Blue Sky Fees and Expenses.............................        5,000.00
         Transfer Agent's Fees and Expenses.....................        1,000.00
         Miscellaneous Expenses.................................        4,472.44
                                                                   -------------

                  Total*........................................     $200,000.00
                                                                     ===========

                  *All expenses other than the Securities and Exchange Commission Registration Fee are estimated.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Section 145 of the General Corporate Law of the State of Delaware, Net Value Holdings, Inc. has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Net Value Holding, Inc.'s bylaws (Exhibit 3.1 hereto) also provide for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under Delaware Law.

                  Net Value Holdings, Inc.'s Amended and Restated Certificate of Incorporation (Exhibit 3.2 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Net Value Holdings, Inc. and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Net Value Holdings, Inc., for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                  Net Value Holdings, Inc. intends to obtain in conjunction with the effectiveness of the registration statement, a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES.


                  In September 1998, we issued and sold an aggregate of 2,950,000 shares of our common stock at an offering price of $.20 per share to 15 accredited investors pursuant to Rule 504. This offering generated gross proceeds of $590,000 of which we paid an aggregate of $47,200 in commissions to registered broker-dealers.

                  In September 1998, we issued a promissory note in the principal amount of $900,000 to Founders Equity Group, Inc. pursuant to Section 4(2) of the Securities Act of 1933 in exchange for $900,000. This promissory note matured on March 1, 1999 and on that date we issued four convertible promissory notes in the aggregate principal amount of $900,000 to Founders Equity Group, Inc. and three of its affiliates and paid $50,334 (representing all accrued interest on the original promissory note through February 28, 1999) in exchange for the lender's cancellation of the promissory note and its release of our corporation and our present and future officers and directors from any claims related to payment of principal and accrued interest pursuant to the promissory note. The lenders may convert all or any part of the outstanding principal amount of the convertible promissory notes, plus all accrued interest thereon through the date of conversion, into shares of our common stock at a conversion price of $2.50 per share. We may force the lenders to convert the entire principal amount of the convertible promissory notes, plus all accrued interest thereon, upon our common stock's satisfaction of certain price and volume requirements and the registration of the resale of all shares of our common stock issuable to the lenders upon such mandatory conversion of the convertible promissory note. The lenders are also entitled to piggyback registration rights with respect to all shares issuable upon any conversion of the convertible promissory notes. As additional consideration for the lender's agreement to cancel the original promissory note and accept convertible promissory notes in full satisfaction of our obligations pursuant to the original promissory note, we issued the lender a warrant to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. The lender may exercise each of these warrants at any time prior to February 28, 2002. The lender is not entitled to any registration rights with respect to any shares of our common stock issued upon the exercise of either of these warrants. In July 1999, we issued an aggregate total of 6,138 shares of our common stock to the lenders as payment of accrued interest on the convertible promissory notes for the quarter ended June 30, 1999.

                  In October 1998 we issued 1,000,000 shares of our common stock and 500,000 shares of our preferred stock to Rozel International Holdings Limited pursuant to Rule 506 in exchange for 178,700 shares of Series A Preferred Stock of BrightStreet.

                  In October 1998, November 1998 and December 1998, we issued 2,019,852 shares of our common stock and 2,019,852 shares of our Series A Preferred Stock to 20 accredited investors pursuant to Rule 506 in exchange for 8,079,408 shares of common stock of BrightStreet.

                  In November 1998 and January 1999, we issued convertible debentures in the aggregate principal amount of $1,642,500 pursuant to Rule 506 to ten accredited investors in exchange for $1,642,500 of which we paid $112,000 in commissions to registered broker-dealers. The principal amount of these convertible debentures plus the accrued interest thereon is convertible by the holders at any time and by us upon the completion of our merger with BrightStreet at a conversion price of $2.00 per share. As of December 9, 1999, holders of four convertible debentures issued in this offering have converted their debentures in the principal amount of $290,000 and the accrued interest thereon into 150,924 shares of our common stock.

                  During the period from January 1999 through June 1999, we issued convertible debentures in the aggregate principal amount of $6,215,000 pursuant to Rule 506 to 34 accredited investors in exchange for $6,215,000 of which we paid $410,100 in commissions to registered broker-dealers. The principal amount of these convertible debentures plus the accrued interest thereon is convertible by the holders at any time and by us upon the completion of our merger with BrightStreet at a conversion price of $2.50 per share. As of December 9, 1999, holders of ten convertible debentures issued in this offering have converted their debentures in the principal amount of $3,033,000 plus accrued interest into 1,232,016 shares of our common stock.

                  In April 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 pursuant to Rule 506 to 79 accredited investors in exchange for their cancellation of matured promissory notes which were issued by Net Value, Inc. in October, November and December 1997 and their agreement to release us, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to their Net Value, Inc. promissory notes. Each participant in this offering received a convertible promissory note with a principal amount equal to the principal amount of their Net Value, Inc. promissory note plus all accrued interest thereon as of December 31, 1998. Each noteholder may convert all or any part of the outstanding principal amount of their convertible promissory note, plus all accrued interest thereon through the date of conversion, into shares of our common stock at any time at a conversion rate of $2.00 per share. We may force the noteholders to convert the entire principal amount of their convertible promissory notes, plus all accrued interest thereon at a conversion price of $2.00 per share upon the trading of our common stock at a price per share of at least $5.00 for 20 consecutive trading days and the registration of the resale of all shares of our common stock issuable to the noteholders upon such mandatory conversion of the convertible promissory notes with the Securities and Exchange Commission. We are obligated to issue a warrant to purchase one-half of one share of our common stock for each share of our common stock issued to the noteholders upon any conversion of the convertible promissory notes. These warrants are exercisable for a period of three years from the date of issuance at an exercise price of $6.00 per share. As of December 9, 1999, holders of convertible promissory notes issued in this offering have converted their promissory notes in the principal amount of $2,792,937, plus accrued interest into 1,482,619 shares of our common stock and we issued warrants to purchase 741,315 shares of our common stock to these holders.

                  In July 1999, we issued 601,029 vested shares of our common stock, 6,923,599 unvested shares of our common stock, 184,627 vested shares of our Series A Preferred Stock and 2,126,833 unvested shares of our Series A Preferred Stock to four accredited investors pursuant to Rule 506 in exchange for their tender of all of the issued and outstanding capital stock of Strategicus Partners, Inc.

                  In August 1999, we issued 2,898,788 shares of our common stock to 53 of our stockholders pursuant to Rule 506 in exchange for their tender of 4,831,312 shares of our Series A Preferred Stock and their agreement to release us and our present and future officers and directors from any claims related to these rights and any shares of common stock that were to be issuable upon conversion of these shares of Series A Preferred Stock.

                  In September and October 1999, we issued 74,250 shares of our common stock to six accredited investors pursuant to Section 4(2) of the Securities Act of 1933 in settlement of various debts and other obligations.

                  In September and October 1999, we issued 4,824 shares of our Series B Preferred Stock and warrants to purchase 295,040 shares of our common stock to ten accredited investors pursuant to Rule 506 in exchange for $5,000,000, of which we paid $250,000 and warrants to purchase 110,077 shares of our common stock in commissions to a registered broker-dealer.

                  In October 1999, we issued 676,374 shares of our common stock to an accredited investor pursuant to Section 4(2) of the Securities Act of 1933 in exchange for $676,374.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Item 16.          Exhibits and Financial Statement Schedules

         (a)      Exhibits

Exhibit
Number           Document
-------          --------

2.1* Merger Agreement and Plan of Reorganization dated as of June 21, 1999 among Net Value Holdings, Inc. and Strategicus Partners Inc. and Douglas Spink

2.2*             Amendment No. 1 to Merger Agreement and Plan of Reorganization

2.3*             Amendment No. 2 to Merger Agreement and Plan of Reorganization

2.4* Fairness Opinion of Ferris Baker Watts, dated July 30, 1999, Regarding the Merger Between Net Value Holdings, Inc. and Strategicus Partners Inc.

3.1*             Amended and Restated Certificate of Incorporation

3.2*             Bylaws

4.1              Specimen Certificate for Net Value Holdings, Inc.'s Common
                 Stock

4.2              Form of Convertible Promissory Note of Net Value Holdings, Inc.
                 convertible into shares of common stock at a conversion price of $2.00 per share

4.3              Form of Convertible Promissory Note of Net Value Holdings, Inc.
                 convertible into shares of common stock at a conversion price of $2.50 per share

4.4* Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.5* Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

5.1* Form of Opinion of Klehr Harrison Harvey Branzburg & Ellers as to the legality of the shares of common stock being registered

10.1*            Employment Agreement with Andrew P. Panzo, dated June 1, 1999

10.2* Amended and Restated Employment Agreement with Douglas Spink, dated June 17, 1999

10.3*            Employment Agreement with Lee Hansen, dated September 15, 1999

10.4*            Consulting Agreement with Barry Uphoff, dated June 30, 1999

10.5*            Consulting Agreement with Darr Aley, dated June 30, 1999

10.6*            Consulting Agreement with Stephen George, dated June 21, 1999

10.7* Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc., dated as of May - 28, 1999

10.8* Amendment No. 1 to the Loan Agreement between Strategicus Partners Inc. and Net Value - Holdings, Inc.

10.9* Amendment No. 2 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.10* Promissory Note in the amount of $310,000 issued by Douglas Spink in favor of Strategicus Partners Inc., dated May 28, 1999

10.11* Promissory Note in the amount of $267,000 issued by Darr Aley in favor of Net Value Holdings, Inc., dated June 16, 1999

10.12* Promissory Note issued by Net Value, Inc. in favor of SUNCL, Inc., dated October 1, 1998

10.13* Loan Agreement by and among Net Value, Inc., American Maple Leaf Financial Corporation and the other signatories thereto, dated June 26, 1998

10.14* Promissory Note issued by Net Value, Inc. in favor of American Maple Leaf Financial Corporation, dated June 26, 1998

10.15* Stock Purchase Agreement By and Between AsiaCD, Inc. and Strategicus Partners, Inc., dated July 29, 1999

10.16* Common Stock Purchase Agreement By and Between College 411.com, Inc. and Strategicus Partners, Inc., dated July 28, 1999

10.17* AssetExchange, Inc. Series A Preferred Stock Purchase Agreement, dated September 10, 1999

10.18*           AssetExchange. Inc. Investor Rights Agreement, dated September
                 10, 1999

10.19* Series B Convertible Preferred Stock Purchase Agreement, dated as of September 17, 1999

10.20*           Registration Rights Agreement

10.21*           Form of Warrant

10.22            Employment Agreement with Tom Aley dated November 22, 1999

10.23 Amended and Restated Shareholders' Agreement by and between Merus Partners, Inc., Chris R. Kravas, Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.24 Stock Purchase Agreement between Merus Partners, Inc. and Net Value Holdings, Inc. dated as of October 11, 1999

10.25 Stock Purchase Agreement between Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.26 Series A Convertible Preferred Stock Purchase Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.27 Investor Rights Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.28 Co-Sale Agreement by and among Net Value Holdings, Inc., Swapit.com, Inc. and the principal stockholders of Swapit.com, Inc. dated as of November 23, 1999

10.29 Agreement for Purchase and Sale of Assets by and among Promotions Acquisitions, Inc., BrightStreet.com, Inc. and Net Value Holdings, Inc. dated as of December 3, 1999

10.30 Stockholders Agreement by and among Promotions Acquisitions, Inc. and certain stockholders dated as of December 3, 1999.

10.31             Registration Rights Agreement dated as of December 3, 1999

10.32             Common Stock Purchase Agreement dated as of October 1, 1999

10.33             Consulting Agreement dated as of October 1, 1999

11.1              Statement re: computation of per share earnings

16                Letter from Barry L. Friedman, PC dated November 23, 1999

21.1              Subsidiaries of Net Value Holdings, Inc.

23.1 Consent of L.J. Soldinger Associates regarding Net Value Holdings, Inc. dated December 17, 1999

23.2 Consent of Morgenstern & Associates regarding College 411.com, Inc. dated December 17, 1999

23.3 Consent of Morgenstern & Associates regarding AssetExchange, Inc. dated December 17, 1999

23.4              Consent of Morgenstern & Associates regarding Swapit.com, Inc.
                  dated December 17, 1999

24.1*             Power of Attorney, included on the signature page hereof

27.1              Financial Data Schedule


----------------
*   Previously filed
**  To be filed on Amendment

ITEM 17.          UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

                  (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (A) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                      (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


(c)      The registrant further undertakes that:


                  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 17, 1999.


                                     NET VALUE HOLDINGS, INC.

                             BY:     /s/ Andrew P. Panzo
                                     -------------------------------------------
                                     Andrew P. Panzo
                                     Chairman of the Board of Directors,
                                     Chief Executive Officer and Chief Financial
                                     Officer (Principal Financial and Account
                                     Officer)

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:


SIGNATURE                                   TITLE
---------                                   -----

/s/ Andrew P. Panzo                        Chairman of the Board of Directors,
------------------------                   Chief Executive Officer and Chief
Andrew P. Panzo                            Financial Officer (Principal
                                           Executive, Financial and Accounting
                                           Officer)

/s/ Barry Uphoff *                         Director
------------------------
Barry Uphoff

/s/ Douglas Spink*                         Chief Technology Officer and Director
------------------------
Douglas Spink


/s/ Darr Aley*                             Executive Vice President, Business
------------------------                   Development and Director
Darr Aley


/s/ Stephen George*                        Director
------------------------
Stephen George



* By:   Andrew P. Panzo, as power of attorney